Exhibit 10.1

LEASE
WE ROUTE 34, LLC
(LANDLORD)
AND
ALEXION PHARMACEUTICALS, INC.
(TENANT)
DATED: AS OF NOVEMBER 15, 2012

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission
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TABLE OF CONTENTS
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*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission
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TABLE OF CONTENTS

EXHIBIT

Exhibit 1.2    Land
Exhibit 1.6    Tenant’s Property
Exhibit 2.1    Premises
Exhibit 2.1(a)    Title Documents
Exhibit 2.3    Notice of Commencement
Exhibit 3.2    Work Letter
Exhibit 4.1    Annual Rent Schedule
Exhibit 5.5    Rules and Regulations
Exhibit 11.1    Landlord Services and Building Standards
Exhibit 11.7    Approved PDM Covenants
Exhibit 20.1    Form of Subordination, Non-disturbance and Attornment Agreement
Exhibit 26.1    Hazardous Materials
Exhibit 29.2    Notice of Lease
Exhibit 36.1    Expansion Space

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission
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LEASE
AGREEMENT OF LEASE dated as of the 15th day of November, 2012 (the “Effective Date”, between WE ROUTE 34, LLC, a Delaware limited liability company, with an office at c/o Winstanley Enterprises, LLC, 150 Baker Street Extension, Suite 303, Concord Massachusetts 01742 (“Landlord”), and ALEXION PHARMACEUTICALS, INC., a Delaware corporation with offices at 352 Knotter Drive, Cheshire, Connecticut 06410 (“Tenant”).
W I T N E S S E T H:
Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS
For the purposes of this Lease, unless the context otherwise requires:
1.1    “Governmental Authority” shall mean any federal, state, county, municipal or local government and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the “Property” (as defined below).
1.2    “Land” shall mean the parcel of land situated in the County of New Haven, State of Connecticut and City of New Haven, known as 100 College Street, being more particularly described on Exhibit 1.2 attached hereto.
1.3    “Laws” shall mean all present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county and city governments and all other Governmental Authorities.
1.4    “Lease Year” shall mean twelve (12) consecutive months commencing on and including the Rent Commencement Date through the day immediately preceding the lst anniversary of the Rent Commencement Date and each twelve (12) consecutive month period during the Term thereafter; notwithstanding the foregoing, the last Lease Year shall end on the Expiration Date (as defined below).
1.5    “Property” shall mean the Building, the Land, the Garage and the common areas and facilities appurtenant thereto.
1.6    “Tenant’s Property” shall mean all of Tenant’s personal property and all trade fixtures, furniture, equipment, and other personal property installed at the sole expense of Tenant that is not a Fixture (as defined in Section 9.1), in each case with respect to which Tenant has not been granted any credit or allowance by Landlord, whether any replacement is made at Tenant’s expense or otherwise. Tenant’s Property shall include without limitation, items described on Exhibit 1.6 attached hereto (and including enhancements to and replacements of such items, if any, identified by Tenant in writing to Landlord, upon request, but no more often than once in each year), but shall not include any Fixtures or any lab benches (whether or not demountable).

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.7    “Successor Entity” means an entity acquiring all or substantially all of the stock or assets of Tenant, whether by way of merger, consolidation, acquisition or otherwise.
1.8    “Superior Mortgages” shall have the meaning given in Section 20.1.

ARTICLE 2
DEMISE; PREMISES; TERM
2.1    Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described (“Premises”), consisting of approximately 328,053 rentable square feet on a portion of the ground floor and first floor and all of the fourth through eleventh floors in a building, associated parking garage, and associated subsurface improvements to be constructed at property to be known as 100 College Street, New Haven, Connecticut (the “Building”), as shown on the plan attached hereto as Exhibit 2.1 (the “Premises Plans”), together with the non-exclusive right to use the common areas for their intended purposes, for the term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms, restrictions and reservations hereinafter provided in this Lease and those matters of record set forth on Exhibit 2.1(a), all of which Tenant shall conform to (Landlord represents that none of such matters of record prohibit use of the Premises for the Permitted Use). The common areas of the Property include the portions thereof designated by Landlord for the common use of tenants (including Tenant) and others, such as sidewalks, parking areas, grounds, lobby areas, boiler and mechanical rooms and areas. Landlord shall permit Tenant to have access to the common areas of the Building for installing and maintaining specific services or utilities designated for and/or dedicated to the specific use of Tenant (that is not with respect to shared services or utilities) with Landlord’s prior consent (which consent shall not be unreasonably withheld). Tenant has advised Landlord that it will put a training program in place for persons requiring access to the Premises in a manner comparable to that of Tenant’s program at its existing premises in Cheshire, Connecticut, a written description of which has been provided to Landlord. Landlord covenants and agrees that it will require its employees and property managers to attend such program and it will use reasonable efforts to cause other tenants at the Building moving into the Building after the Rent Commencement Date to have such of their employees as may require access to Tenant’s Premises to attend such training program. Subject to the immediately following sentence, no person shall enter Tenant’s Premises unescorted by an authorized employee of Tenant unless (a) an emergency threatening life or property exists (in which case Landlord shall provide Tenant with notice of such entry as soon as reasonably possible), (b) such entry is by emergency response personnel of a Governmental Authority, or (c) such person has, or is accompanied by a Landlord representative that has, attended such training program, is subject to the confidentiality provision in Article 43 below, and undergone such background check as may be required by Tenant in Tenant’s reasonable discretion. Furthermore, and notwithstanding the foregoing or anything to the contrary herein, Landlord acknowledges that Tenant shall have (x) [*] and (y) up to 6,000 contiguous rentable square feet for pre-clinical studies that will be subject to access only by Landlord’s representatives and emergency response personnel in accordance with this Lease and in no event by third parties such as lenders or prospective tenants.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Tenant shall have the exclusive right to use one (1) loading dock in the basement of the Building in addition to its rights in common with others to use the two (2) common loading docks in the Building and the trash and recycling dumpsters serving Building tenants (provided, however, that no such trash and recycling dumpsters shall be available for use by tenants for the disposal of Hazardous Materials (other than ordinary recycling associated with customary first class office use), the responsibility for which belongs to the respective tenants).
Tenant shall have the exclusive right to use the dedicated freight elevator identified on Exhibit 2.1 as “Premises Freight Elevator”.
2.2    Premises. The Premises are located in the Building, substantially as shown on the Premises Plans, and shall include all fixtures, Alterations and appurtenances which, at the commencement of the Term or at any time during the Term, are attached thereto or installed therein, other than Tenant’s Property. The Premises exclude common areas and facilities of the Building, including without limitation exterior walls, the common stairways and stairwells, the Garage (as defined in Section 11.7) and any pedestrian bridges connecting the Building to other buildings, entranceways and the main lobby, elevators and elevator wells, fan rooms, electric and telephone closets (other than those exclusively serving the Premises, if any), janitor closets, freight elevators other than that Premises Freight Elevator, and common pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building and other common areas and facilities from time to time designated as such by Landlord; provided that, in any event, the designation of such common areas and facilities does not unreasonably affect the Premises, Tenant’s use of the Premises, or access to the Premises. If the Premises include less than the entire rentable area of any floor from time to time, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.
2.3    Term. The Premises are leased for a term (as it may be extended, the “Term”) which shall commence on the date (the “Delivery Date”) that is the earlier to occur of (x) five (5) days after Delivery Condition occurs pursuant to Exhibit 3.2 or (y) the date that Tenant first takes possession of all (or any portion in excess of 15,000 rentable square feet ) of the Premises for the conduct of its business (as opposed to for the construction of the Finish Work or installation of any of Tenant’s furniture, fixtures or equipment, or for the commissioning or validation of Tenant’s equipment), provided, however, that if Tenant elects to take possession of the Premises for the conduct of its business prior to the final determination of rentable square footage of the Premises pursuant to the dispute resolution mechanism provided for in Section 39.1 hereof, then Tenant shall pay any Fixed Rent and Additional Rent due and payable under this Lease during the pendency of such dispute based on Tenant’s architect’s calculation of rentable square footage using the Measurement Standard until such time as the dispute is resolved and, following such resolution, the parties shall reconcile such Fixed Rent and Additional Rent based on the final determination of rentable square footage. It is anticipated that the Delivery Date will occur on or prior to March 31, 2015 (the “Estimated Delivery Date”). The Term shall expire at 11:59 p.m. on the last day of the calendar month in which the twelfth (12th) anniversary of the Rent Commencement Date occurs (“Expiration Date”) unless the Term shall be extended or sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to Laws. The parties will promptly after the Delivery Date execute a notice of commencement in the form attached hereto as Exhibit 2.3. Landlord’s failure to

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

complete the Landlord Work or achieve Delivery Condition on or before the Estimated Delivery Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant’s obligations associated therewith except as expressly provided in Exhibit 3.2.

ARTICLE 3
OCCUPANCY OF THE PREMISES, LANDLORD WORK
AND FINISH WORK
3.1    Representations and Warranties. Except as expressly set forth herein, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Premises or the Property, and no rights easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.
3.2    Landlord Work. Landlord shall, at Landlord’s expense, and pursuant to the provisions of Exhibit 3.2, attached hereto, perform the Landlord Work (as defined therein).
3.3    Finish Work. The Tenant shall complete the Finish Work (as defined in Exhibit 3.2) subject to and in accordance with the provisions of the Work Letter attached hereto as Exhibit 3.2.
ARTICLE 4
RENT
4.1    Rent. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate (which may, if required by Landlord, be by electronic fund transfer pursuant to wire instructions to be provided by Landlord), the following:
(1)    annual fixed rent (“Fixed Rent”) at the rates and in the amounts set forth on Exhibit 4.1. Annual Fixed Rent shall be payable in equal monthly installments (in amounts as set forth on Exhibit 4.1) in advance on the first day of each and every calendar month commencing on the date set forth on Exhibit 4.1 and continuing throughout the remainder of the Term.
(2)    additional rent (“Additional Rent”) consisting of all other sums of money as shall become due and payable by Tenant hereunder.
(3)    If Tenant shall fail to pay within ten (10) days of the date when due any installment of Fixed Rent or any Additional Rent (provided that no such interest shall accrue with respect to Additional Rent, other than Parking Rent, Operating Expenses, and Real Estate Taxes, unless Tenant is first given notice of such late payment), Tenant shall pay interest thereon at the annual rate of interest (the “Default Rate”) equal to the lesser of (i) six (6) percentage points per annum above the so-called prime rate (the “Prime Rate”) as published in the Money Rates section of The Wall Street Journal (the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Journal”) (or if the Journal ceases to be published or to publish such rates, then any successor reasonably designated by Landlord), or (ii) the then prevailing maximum legal rate chargeable to Tenant, from the date when such installation or payment shall have become due to the date of the payment thereof, and such interest shall be deemed Additional Rent.
(4)    There shall be no abatement of, deduction from, counterclaim or setoff against Fixed Rent or Additional Rent except as otherwise specifically provided in this Lease.
(5)    If the Rent Commencement Date is other than the first day of a month, Fixed Rent for the first partial month of the Term shall be apportioned in that percentage which the number of days from the Rent Commencement Date to the end of that month shall bear to the total number of days in the month in which such Rent Commencement Date occurs.

ARTICLE 5
USE
5.1    Use. Tenant shall use and occupy the Premises for executive and general offices and as a research and development facility (the “Permitted Use”) and for no other purpose without first obtaining Landlord’s written consent. Landlord represents that, as of the date hereof, (i) the Building is in an BD-3 zoning district in the City of New Haven and that the Permitted Use is permitted in the BD-3 zoning district and (ii) there are no City of New Haven zoning approvals or permits applicable to the Property that prohibit use of the Property for the Permitted Use, generally. Notwithstanding the foregoing to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant (x) perform work at or above the risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as the parties may agree) if applicable to similar facilities in the City of Haven (provided that nothing in this clause (x) shall be deemed to prohibit work that is below Biosafety Level 3 under the BMBL as it exists on the Effective Date, regardless of subsequent changes in the BMBL), (y) [*], or (z) use the Premises for any of the following purposes: a discount department store, a “dollar store”, a charity thrift shop, a “five and dime” store or other such retailer that regularly markets all or most of its merchandise for sale as discounted merchandise, a commercial establishment of any nature related to “adult” use/entertainment, an establishment related to the sale or use of firearms or weaponry, a dance/music hall, a tattoo parlor, an automotive repair or sales establishment, or a package store.
5.2    Limitations on Use. Tenant shall not use or occupy, suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way, (a) cause, or be likely to cause, physical damage to the Building or any part thereof, (b) constitute a public or private nuisance, (c) discharge objectionable fumes, vapors or odors in a manner as may be

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

detected outside of the Premises and unreasonably offend other occupants in a manner inconsistent with a Class A laboratory and office building, (d) cause substantial or objectionable noise as may be detected outside of the Premises and unreasonably offend other occupants in a manner inconsistent with a Class A laboratory and office building, (e) impair or interfere with any of the Building’s services, including the furnishing of electrical energy, or the proper and economic cleaning, air conditioning or other servicing of the Building or the Premises or impair or interfere with the use of any of the other areas of the Building other than for such brief interruptions of services as may be reasonably necessary for Tenant to perform the Finish Work and permitted future Alterations subject to and in accordance with the terms and conditions of Article 9 below and the terms and conditions of this Lease, or (f) cause Tenant to default in any of its other obligations under this Lease.
5.3    Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and, upon Landlord’s request, submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant’s obligations hereunder.
5.4    Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or Law.
5.5    Rules and Regulations. Tenant shall comply with Landlord’s rules and regulations attached hereto as Exhibit 5.5 and as otherwise promulgated or revised from time to time (the “Rules and Regulations”), provided the same are not inconsistent with or in limitation of the provisions of this Lease and are reasonable, and Tenant shall use reasonable efforts to cause its agents, contractors, customers and business invitees to comply therewith. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord shall not discriminate in its application and enforcement of the Rules and Regulations against Tenant and shall use commercially reasonable efforts to enforce the same in a non-discriminatory manner.

ARTICLE 6
ADDITIONAL RENT
6.1    Operating Expenses. This Lease is intended by the parties hereto to be a so-called net lease throughout the Term and the Fixed Rent shall be received by Landlord net of all costs and expenses for Real Estate Taxes, Operating Expenses and other Additional Rent, and free of cost, charge, offset, diminution or other deduction except as otherwise expressly provided herein. Tenant shall pay to Landlord, in addition to Tenant’s obligations with respect to the payment of Tenant’s Pro Rata Percentage of Real Estate Taxes (as defined below) and Operating Expenses (as defined below), all other costs which are specifically set forth herein, in the same manner as Fixed Rent, upon demand (or as otherwise provided herein) as Additional Rent, together with reasonable attorney’s fees incurred by the Landlord in connection with consents to

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

subleases and assignments of this Lease requested by Tenant, where such consent is required. Tenant shall not raise any counterclaims (other than any compulsory counterclaims) in any action to recover Fixed Rent or Additional Rent hereunder.
As set forth above, commencing on the Delivery Date, Tenant shall pay to Landlord, its Tenant’s Pro Rata Percentage of the aggregate of Operating Expenses (as hereinafter defined) and Real Estate Taxes (as hereinafter defined) incurred by Landlord during each year or portion thereof of the Term. Tenant’s Pro Rata Percentage is set forth on Exhibit 4.1, provided that Tenant’s Pro Rata Percentage may not be adjusted unless (i) Landlord or another tenant constructs an addition to the Building or (ii) Tenant consents in writing to an adjustment being made for any other reason (which consent will not be unreasonably delayed, conditioned or withheld).
“Operating Expenses” shall mean all reasonable expenses paid or incurred by Landlord or on Landlord’s behalf in respect of the proper management, repair, operation and maintenance of the Property, including but not limited to (1) properly allocated salaries, wages and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Property; (2) payroll taxes, workmen’s compensation, uniforms and related expenses for such employees; (3) the cost of all charges for oil, gas, steam, oxygen, compressed air, electricity, any alternate source of energy, heating, ventilation, air conditioning, water, sewers and other utilities furnished to the Property , together with any taxes on such utilities; (4) the cost of painting common areas; (5) the cost of all charges for insurance required to be, or permitted to be, carried by Landlord (with regard to the Property and operations therein) including without limitation rent, casualty, environmental, comprehensive general liability and fidelity insurance with regard to the Property and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), materials and equipment, the rental thereof and sales and other taxes thereon; (7) depreciation of hand tools and other movable equipment regularly used in the repair, operation or maintenance of the Property; (8) the cost of all charges for window and other cleaning and janitorial services for the common areas only, snow and ice removal, and any security services to patrol or monitor the common areas; (9) charges of independent contractors, including, without limitation, the cost of a security firm, in each case provided such are unaffiliated with Landlord (or if affiliated provided such charges are competitive) and all such charges are properly allocated to the Property; (10) repairs and replacements made by Landlord at its expense (provided that if such cost would, under tax basis accounting, be required to be capitalized, then such costs shall be reasonably amortized over the useful life, as determined in accordance with real estate accounting principles, together with interest at four (4%) percent over the Prime Rate per annum (but in no event to exceed eleven (11%) percent, except to the extent Landlord’s actual third party lending rate for such capital expenditure, if any, is in excess of eleven (11%) percent) (provided, however, that repairs required by reason of Landlord’s gross negligence or willful misconduct shall not be included in Operating Expenses); (11) exterior and interior landscaping; (12) alterations and improvements to the Property made by reason of and to the extent required to meet the minimum requirements of Laws or the requirements of insurance bodies to the extent such Laws or insurance requirements come into effect after the Delivery Date; (13) reasonable management fees which shall not exceed the lesser of (i) those customarily charged by third party managers for bio-tech buildings in New Haven County, or (ii) four (4%) percent (except that during any period where Tenant’s Pro Rata Percentage is 100%, it shall be

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

three (3%) percent) of the amount of gross rents (i.e. including Operating Expenses and Real Estate Taxes) payable under leases (including this Lease) in place at the Property, together with reimburseables, provided that if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the lesser of (y) the then prevailing rates for management fees payable to third party managers of other similar buildings located in New Haven County, or (z) four (4%) percent (except that during any period where Tenant’s Pro Rata Percentage is 100%, it shall be three (3%) percent) of the amount of gross rents payable under leases (including this Lease) in place at the Property; (14) the cost of any capital improvements or additions to the Property and of any machinery or equipment installed at the Property which improve the safety, comfort or amenities available to tenants of the Property or which have the effect of reducing the expenses which otherwise would be included in Operating Expenses provided that such costs shall be reasonably amortized over the useful life, as determined in accordance with real estate accounting principles, together with interest at four (4%) percent over the Prime Rate per annum (but in no event to exceed eleven (11%) percent, except to the extent Landlord’s actual third party lending rate for such capital expenditure, if any, is in excess of eleven (11%) percent); (15) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Property; (16) all other charges properly allocable to the repair, operation and maintenance of the Property in accordance with generally accepted accounting principles; (17) the costs and expenses incurred by Landlord to comply with the Parking Demand Management plan for the Property; and (18) amounts due under, or on account of any obligations of Landlord pursuant to, any Title Document. As used herein, the term “Title Documents” means the agreements set forth on Exhibit 2.1(a) and any and all easements, covenants, conditions, and restrictions, park association agreements, and other agreements, encumbrances, and restrictions of record affecting all or part of the Property, as the same may hereafter be created or amended by Landlord, to the extent that such hereafter created Title Documents do not expand the obligations of Tenant in more than a de minimis manner or unreasonably and adversely affect Tenant’s rights hereunder without Tenant’s approval (which approval shall not be unreasonably withheld), but excluding any mortgage placed on the Property by Landlord. Landlord may, in the event the Building is less than 95% leased, adjust expenses for only the following categories or items: snow plowing, landscaping, Property-specific on-site personnel costs and supplies, repairs and maintenance, cleaning, and common area utilities. Landlord will pass through the actual Operating Expenses and shall not mark-up or add-on to Operating Expenses.
Notwithstanding the foregoing, excluded from Operating Expenses shall be the following: (aa) depreciation (except as provided above); (bb) interest on and amortization of debts; (cc) leasehold improvements including redecorating made for tenants of the Property or the Garage; (dd) brokerage commissions, legal fees, advertising expenses and other expenses incurred to procure new tenants of the Property or the Garage or to retain existing tenants; (ee) refinancing costs (including legal, accounting and other professional costs in connection thereof); (ff) Real Estate Taxes; (gg) the cost of any item included in Operating Expenses under clauses (1) - (16) to the extent that such cost (y) is reimbursed by an insurance company or a condemnor or a tenant (except as a reimbursement of Operating Expenses) or any other party or (z) was reimbursable by an insurance company, condemnor, tenant (except as a reimbursement of Operating Expenses), or other party but not reimbursed by reason of Landlord’s default or is otherwise covered pursuant the Landlord Work contractor’s warranty for labor and services or

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

any other warranty obtained by Landlord; (hh) salaries of employees above the grade of building manager or building superintendent; (ii) legal, accounting and professional fees incurred by Landlord in negotiating or enforcing any lease of any other tenant in the Property or the Garage; (jj) the cost of repairs made to the Property or the Garage if the need for such repair is due to the gross negligence or willful misconduct of Landlord; (kk) the cost of performance of Landlord Work; (ll) legal fees incurred in connection with summary proceedings to dispossess any other tenant; (mm) any expenses associated with any special requirements of a particular tenant in connection with the common areas or the maintenance thereof; (nn) auditing fees; (oo) any fines or penalties incurred as a result of a violation by Landlord of any Laws; (pp) costs incurred in the removal, containment, disposal, or repair or cleaning of any area affected by any Hazardous Materials (other than any costs expressly allocated to Tenant as set forth in Article 26 below); (qq) costs incurred in connection with a transfer or disposition of all or any part of the Property; and (rr) legal fees arising out of the construction, operation, use, occupation (including lease and sublease) or maintenance of the Property, and costs associated with the enforcement of the provisions of any agreements, affecting the Property, and claims, disputes, and issues concerning interpretation of documents relating to such agreements, in each case including the costs of settlement, collection and court and arbitration proceedings.
Landlord agrees that prior to incurring any capital expenditures (which would be of such a nature that it would be included in Operating Expenses) that would be in excess of $100,000 in a calendar year, it will give notice to Tenant of the anticipated expenditure (which notice may be delivered in connection with the Operating Expense budget process hereinafter described). Tenant shall have ten (10) days within which to respond to such notice and Tenant’s failure to respond within such ten (10) day period shall be deemed to constitute approval of the expenditure. If Tenant, within such ten (10) day period, notifies Landlord that it objects to such expenditure, it shall specify the reason(s) for such objection. Landlord and Tenant shall, in good faith, attempt to resolve any such objection. If Tenant’s objection is based, in whole or in part, on the cost of the anticipated expenditure, Tenant may put the matter out for bid to reputable contractors or suppliers and present such bids to Landlord in connection with their attempts to resolve the objection. If the cost of the anticipated expenditure is less than $100,000, and despite such good faith efforts, Landlord and Tenant fail to reach agreement, Landlord, in its sole, but reasonable, discretion, may elect to incur such expense and it shall, as appropriate, be included in Operating Expenses. If the cost of the anticipated expenditure is equal to or greater than $100,000, and despite such good faith efforts, Landlord and Tenant fail to reach agreement, Landlord shall not incur the expense unless it is required to (w) repair or maintain the Building to the extent necessary to meet repair and maintenance obligations consistent with a first class building imposed by Landlords’ lenders, other tenants or Legal Requirements (provided that Landlord consults with Tenant prior to incurring any such expense and provides Tenant with a reasonable explanation describing the obligation giving rise to such expenditure, and expressly prohibiting any new capital improvements to the Building for the sole benefit of other tenants in the Building unless such costs are entirely excluded from Operating Expenses hereunder), (x) meet the minimum requirements of Laws (provided that if such Laws were in effect on the Delivery Date, such capital expenditure will not be included in Operating Expenses), (y) meet the requirements of insurance bodies, or (z) protect life or property, and Landlord shall not be deemed to be in breach of the Lease on account of such failure to incur the expense.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

“Real Estate Taxes” shall mean and include: (i) all general and special taxes, assessments, duties and levies, if any, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Property, its operations or the rent provided for hereunder, which are payable (adjusted after protest or litigation, if any) for any part of the Term, including without limitation personal property taxes paid by Landlord with respect to equipment used in connection with the operation of the Building, exclusive of penalties or discounts, business improvement district charges (including special services districts), and any payments in lieu of taxes; and (ii) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expenses to be applicable to the period of the Term subject to such contest and, if an abatement or other reduction in Real Estate Taxes results from such contest, such expense to be capped at the amount by which taxes, charges or assessments are reduced as a result of such contest. Excluded from Real Estate Taxes shall be any capital levy, net income, estate, succession, inheritance, transfer sales and use, and franchise taxes payable by Landlord.
Landlord shall estimate the amount of Operating Expenses and Real Estate Taxes which may be payable hereunder. Said estimates shall be based upon careful and reasonable examination of all available economic data and projections. Landlord shall consult with Tenant before finalizing the Operating Expense budget for each year of the Term and shall periodically bid recurring contracts with an anticipated annual cost in excess of $10,000 (other than the property management contract). Tenant may request that any contract (other than the property management contract) with an anticipated annual cost in excess of $10,000 be bid, provided that Tenant shall not make such request with respect to any particular contract more often than once every two years. The amounts of said estimates shall be divided into equal monthly payments which shall be paid by Tenant in advance, along with Tenant’s regular monthly payment of Fixed Rent. Should the actual amount of Operating Expenses and Real Estates Taxes provided for above be more or less than Landlord’s estimate, then Tenant’s monthly payment as aforesaid shall be adjusted to more nearly reflect the same. Landlord shall use commercially reasonable efforts to manage Operating Expenses efficiently, but Tenant acknowledges that Landlord has an obligation to maintain and operate the Building in a first class manner in accordance with this Lease.
Within thirty (30) days from the date Landlord presents each annual bill to Tenant for payments of Operating Expenses and Real Estate Taxes, Tenant will pay to Landlord in a lump sum that amount by which Tenant’s actual Pro Rata Percentage exceeds the amount of Tenant’s estimated payments theretofore. Should the amount of Tenant’s estimated payments exceed Tenant’s Pro Rata Percentage, then Landlord shall, at Landlord’s option, either credit the amount of the overpayment to the payment of Additional Rent (and, if such credit is in excess of three months’ Additional Rent, Fixed Rent) next coming due or within said thirty (30) day period refund such overpayment to Tenant. A certified bill (from the Building Manager) for Operating Expenses, accompanied by reasonable and satisfactory summary of expenses against the budget, and a real estate tax bill (or copy thereof) submitted by Landlord to Tenant shall be sufficient evidence of the amount of Operating Expenses and Real Estate Taxes with respect to the Property. Upon Tenant’s request, Landlord shall provide Tenant with such additional back-up as is reasonably required with respect to such costs. Tenant’s Pro Rata Percentage of any Operating Expenses and Real Estate Taxes in such payments hereunder shall be adjusted in the first and last

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

years of the Lease to take into consideration the fact that Tenant may only be in possession for a partial year. Notwithstanding anything herein to the contrary, in the event that any Operating Expenses are incurred solely for the benefit of any tenant (including Tenant) in the building, such Operating Expenses shall be allocated entirely to such tenant(s).
Tenant may, within one hundred and twenty (120) days after receiving Landlord’s statement of Operating Expenses, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for the applicable year of the Term. Within a reasonable time after receipt of the Review Notice (which period shall not exceed sixty (60) days), Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. Tenant may inspect the records at the office of Landlord or Landlord’s property manager. If Tenant retains an agent to review Landlord’s records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit provided, however that if such audit should result in a reduction of three percent (3%) or greater in Tenant’s liability for Operating Expenses, then Landlord shall reimburse Tenant for its reasonable out of pocket costs for such audit. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for the applicable year of the Term. Tenant may give an Objection Notice based on its own review or that of an agent. Tenant may object to an individual component of Operating Expenses or Landlord’s calculation on the whole. If Tenant fails to give Landlord an Objection Notice within the sixty (60) day period or fails to provide Landlord with a Review Notice within the one hundred and twenty (120) day period described above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses and shall be barred from raising any claims regarding the Operating Expenses for the applicable year of the Term. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Operating Expenses for the applicable year of the Term are less than reported, Landlord shall provide Tenant at Landlord’s option either a refund of the amount of overpayment or with a credit against the next installment of Additional Rent (and, if such credit is in excess of three months’ Additional Rent, Fixed Rent) in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Operating Expenses for the applicable year of the Term are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Fixed Annual Rent and Additional Rent when due.
Tenant shall pay for all ad valorem taxes on Tenant’s Property and on the value of Alterations relating to the Premises, to the extent that same are (i) separately assessed and taxed and (ii) exceed standard building allowances.
If Landlord shall receive a refund of Real Estate Taxes for any period during the Term, then Landlord shall pay over to Tenant the Pro Rata Percentage of Real Estate Taxes paid by Tenant as set forth above, to the extent Tenant shall have borne any portion of such taxes so

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

refunded, after deducting from any such taxes so refunded the reasonable third party fees and expenses incurred by Landlord in obtaining such refund.
Landlord shall, upon the written request of Tenant, commence a proceeding for abatement of Real Estate Taxes, provided Landlord shall thereafter have the right to settle such proceeding for the benefit of tenants in its reasonable discretion. So long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure periods and Tenant continues to pay its Pro Rata Percentage of Landlord’s estimate of Real Estate Taxes pending a final determination of the amount of Real Estate Taxes, and if Landlord is not contesting the Real Estate Taxes pursuant to the immediately preceding sentence or otherwise, Tenant or its designees shall have the right to contest all such Real Estate Taxes by appropriate legal proceedings, (which, if instituted, Tenant or its designees shall conduct properly and promptly at its own cost and expense, in compliance with applicable Laws, and free of any expense to Landlord, and, if necessary, Landlord will cooperate with Tenant and shall execute all documents necessary to accomplish the foregoing). After deducting from any such taxes so refunded the reasonable third party fees and expenses incurred by Tenant in obtaining such refund, any proceeds of such abatement proceeding shall belong to Landlord, subject to the provisions of the immediately preceding paragraph.
6.2    Payment of Additional Rent. Any Additional Rent payable pursuant to Article 6 shall be collectable by Landlord in the same manner as Fixed Rent and Landlord shall have the same remedies for nonpayment thereof as Landlord has hereunder for non payment of Fixed Rent.

ARTICLE 7
INSURANCE
7.1    Fire and Safety Rules and Regulations. Tenant, at Tenant’s expense, shall comply with all rules, regulations or requirements of the Connecticut Board of Fire Underwriters and the Connecticut Fire Insurance Rating Organization or any similar body applicable to the Premises. Tenant, at Tenant’s expense, shall further comply with any and all reasonable safety recommendations of Landlord’s or Tenant’s insurance companies. Landlord shall comply with all rules, regulations or requirements of the Connecticut Board of Fire Underwriters and the Connecticut Fire Insurance Rating Organization or any similar body applicable to the common areas of the Building. Landlord shall further comply with any and all reasonable safety recommendation of Landlord’s insurance companies with respect to the common areas of the Building. Landlord’s costs and expenses in connection with the foregoing shall be deemed to be part of Operating Expenses payable under the provisions of this Lease.
7.2    Increases in Fire Insurance Rates. If by any reason of any act or omission of the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord located at the Property shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the Tenant. Landlord will include a provision in the leases of other tenants in the Building substantially similar to the provisions of this Section 7.2.
7.3    Tenant’s Insurance. (a) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense and in the following amounts or such greater amounts as Landlord or the holder of the Superior Mortgages may reasonably request, provided that such request may not be made more often than every four (4) years and such amounts or coverages must be comparable to those carried by tenants at similar buildings) for the benefit of and protecting Landlord, its property managers and the holder of the Superior Mortgages (i) ISO Simplified Commercial General Liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises. The limits of liability of such insurance shall be an amount of not less than (i) One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate for Bodily Injury including death; (ii) One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate for Property Damage Liability; and (iii) Fifteen Million and 00/100 Dollars ($15,000,000.00) of excess liability for Bodily Injury including death and Property Damage Liability, naming Landlord and the holder of the Superior Mortgage as additional insureds; and (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of so-called “All Risk” insurance policies, to Tenant’s Property for the full insurable value thereof, protecting Landlord, the holder of the Superior Mortgages, and Tenant as insureds as their respective interests may appear.
(2)    Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly and generally insured against by tenants having similar uses to Tenant’s use, with due regard being given to the type of building, its location, construction, use and occupancy.
(3)    Said insurance is to be written in form and substance reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of Connecticut, which shall be reasonably satisfactory to Landlord and Superior Mortgagee but in all events such insurance company will have a claims paying ability rating of “A” or better by at least two rating agencies (one of which shall be S&P) and/or a general policy rating of “A” or better and a financial class of A or better by A.M. Best Company, Inc.. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so and following ten (10) days’ written notice Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event Tenant agrees to pay the amount thereof, plus interest at the Default Rate, to Landlord on demand and said sums shall be in each instance collectable as Additional Rent on the first day of the month following the date of payment by Landlord. Tenant shall use reasonable efforts to cause the insurance certificates issued to Landlord from time to time to include a provision to the effect that the policies described therein will be not be canceled or terminated except upon thirty (30) days’ prior written notice to Landlord, and in any event Tenant shall give Landlord at least thirty (30) days’ prior written notice to Landlord prior to any such cancellation or termination. On the earlier to occur of the date Tenant enters onto the Premises or the Delivery Date, appropriate certificates or, if requested by Landlord, the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

original or certified duplicate insurance policies shall be deposited with Landlord. Any renewals, replacements, or endorsements thereto shall also be deposited with Landlord prior to the expiration of the policies to make certain that said insurance shall be in full force and effect during the Term. Tenant’s liability insurance shall be primary with respect to matters within the Premises.
7.4    Landlord’s Insurance. The Landlord shall maintain (the cost of which shall be an Operating Expense):
(1)    ISO Simplified Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than (i) One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000) in aggregate for Bodily Injury including death; (ii) One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000) in aggregate for Property Damage Liability; and (iii) Fifteen Million and 00/100 Dollars ($15,000,000.00) of excess liability for Bodily Injury including death and Property Damage Liability. combined single limit for Bodily Injury and Property Damage Liability. Such policies shall name Tenant as additional insured and include Contractual Liability coverage;
(2)    Property insurance on the Building, the Premises and the Common Areas insuring the full replacement value thereof, on a so-called “All Risk” basis and shall include, but not be limited to, fire and extended coverage perils. The property to be insured by the Landlord shall also include all improvements made by Landlord to the Premises;
(3)    If applicable, Boiler and Machinery coverage in an amount that is adequate for the exposure at risk.
(4)    Landlord shall maintain a pollution limited liability policy issued by Zurich Insurance or another issuer reasonably approved by Tenant, substantially in the form that has been previously provided to Tenant, commencing on a period beginning no later than the Start Date and continuing for the duration of the applicable policy period and Tenant shall be identified as an additional insured thereon (such policy being referred to herein as the “Environmental Policy”).
(5)    Landlord may carry such other reasonable insurance coverages in such amounts as Landlord reasonably determines is necessary or as is required by any Mortgagee provided they are commonly carried by similar landlords of similar buildings in the area, and may carry such coverages as are required by the Title Documents. Landlord may use blanket or excess umbrella coverage to satisfy any of the requirements of this Section 7.4. Landlord’s liability insurance shall be primary with respect to all matters occurring in the common areas of the Property.
7.5    Waiver of Subrogation. Each party agrees to include in each of its fire and extended coverage insurance policies (insuring the Building and Landlord’s property therein, in the case of Landlord, and insuring Tenant’s Property and business interest in the Premises, in the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party, provided such waiver shall be obtainable without additional charge, unless the other party shall agree in writing to pay the insurer’s additional charge therefor. The certificate thereof delivered to Landlord shall include reference to the waiver of subrogation referred to above.

ARTICLE 8
COMPLIANCE WITH LAWS
8.1    Future Laws. The Tenant agrees that its obligations to make payment of the Fixed Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.
8.2    Landlord’s Compliance with Laws. Landlord shall comply with all Laws (excluding those relating to Tenant’s specific manner of use of the Premises, including without limitation any Alterations) or appurtenances or any part thereof as enforced by the applicable Governmental Authority. Without limiting the generality of the foregoing, Landlord shall, in performing Landlord Work and in construction and operation of the common areas by Landlord, comply with Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (the “ADAAG”). Except for the Landlord Work to be performed under Article 3 of this Lease and Laws in effect on the Delivery Date, the expenses incurred by Landlord under this Paragraph shall be deemed Operating Expenses under Paragraph 6 of the Lease.
8.3    Tenant’s Compliance with Laws. During the Term the Tenant shall comply, at its own cost and expense, with: all Laws (including, without limitation, the ADAAG) of the Governmental Authorities having jurisdiction, which are applicable to, or by reason of, the Tenant’s particular manner of use of the Premises (including without limitation any Alterations) or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to Tenant’s particular use of the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises or the Property and the fixtures and equipment therein and thereon (provided the Tenant has been given notice of the requirements of such policies).
8.4    Emergency Evacuation Drills. In connection with the operation by Tenant of its business, it is necessary that Tenant conduct emergency evacuation drills. Landlord shall coordinate and cooperate with Tenant in the conduct of such drills, and shall use reasonable efforts to cause any other tenants in the Building to conduct drills in conjunction and cooperatively with each other. Tenant agrees that it shall cooperate with Landlord in connection with the conduct of such drills. Landlord shall, at its sole cost and expense, coordinate emergency evacuation drills as may be required by the local fire marshal, to the extent required

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

by Laws in addition to those undertaken by Tenant. Tenant shall have the right to perform its own emergency evacuation drills within its Premises in its own discretion and without Landlord cooperation at any time.
8.5    Tenant May Contest Application of Laws. Tenant or its designees shall have the right, in good faith, to contest or review the applicability or scope of the application of Laws as they affect the Building (unless Landlord is contesting or reviewing the same), the Premises or the Tenant’s operations therein by appropriate legal proceedings, (which, if instituted, Tenant or its designees shall conduct properly and promptly at its own cost and expense, and free of any expense to Landlord, and, if necessary, Landlord will use commercially reasonable efforts to cooperate with Tenant (at no cost to Landlord), provided that: (i) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with the matters subject to such contest, (ii) Tenant shall promptly cure any violation in the event that it exhausts all available appeals without success, and (iii) Tenant shall certify to Landlord’s reasonable satisfaction that Tenant’s decision to delay such cure shall not result in any actual or threatened bodily injury or property damage. Notwithstanding the foregoing, Tenant shall promptly comply with any and all Laws if at any time the Building or any part thereof shall then be immediately subject to forfeiture, or if Landlord or Tenant shall be subject to any civil or criminal liability or penalty arising out of any non-compliance or claimed non-compliance, or if failure to comply may result in a lien being placed against the Premises.

ARTICLE 9
ALTERATIONS; IMPROVEMENTS
9.1    Alterations. Tenant shall make no changes, improvements, additions, installations or alterations (collectively, “Alterations”, which shall include the Finish Work) in or to the Premises of any nature without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned (provided that Tenant may make interior, non-structural Alterations which do not affect the building systems (including the heating, ventilating and air conditioning systems, plumbing, electrical and mechanical systems) or the roof and which cost less than $100,000.00 without the Landlord’s consent), provided that (i) Tenant delivers plans and specifications to Landlord for such Alterations; (ii) Tenant otherwise complies with the provisions of Section 9.2 below; (iii) Landlord’s engineer and/or architect reviews and approves, which approval shall not be unreasonably withheld, conditioned or delayed, all plans and specifications for and inspects the Alterations that affect the Building systems (including the heating, ventilating and air conditioning systems, plumbing, electrical and mechanical systems) or the roof; (iv) Tenant’s architects and engineers involved in the preparation of the plans provide Landlord with a certification that such plans comply with all applicable Laws and that the Alterations, as constructed, will not overload or overburden Building systems, and (v) the same are conducted in accordance with the terms of Superior Mortgages. Tenant shall provide Landlord notice of Alterations that do not require Landlord approval within thirty (30) days of completion of such Alterations (the “Alteration Notice”). The Finish Work, except for demountable walls, shall remain upon and be surrendered with the Premises. All fixtures, partitions (other than demountable walls) and items of personal property

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

that are permanently affixed to the Premises or the Building systems, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord, such that removal of the same shall cause more than a de minimis amount of damage to the Premises or Building (“Fixtures”) shall remain upon and be surrendered with the Premises. It shall be reasonable for Landlord to condition its consent to any specialty Alteration (other than Finish Work) not customarily found in multi-tenant Class A laboratory and office buildings (such as vaults, raised computer floors, internal stair cases, and the like) (collectively, “Specialty Alterations”) upon the removal of the same prior to the expiration or earlier termination of the Term if Landlord, at the time it consents to any such Specialty Alteration or, in connection with Alterations that do not require Landlord consent, within thirty (30) days of receipt of the Alteration Notice, elects in writing to have such Specialty Alterations removed by Tenant. Landlord agrees that Tenant may remove the Tenant’s Property, including items described on Exhibit 1.6 (and enhancements to and replacements of such items as shall be identified by Tenant to Landlord) at any time prior the expiration or termination of the Lease and Tenant agrees that it shall remove the same no later than the expiration or termination of the Lease. Nothing in this Section shall be construed to prevent Tenant’s removal of Tenant’s Property, but upon removal of any Tenant’s Property from the Premises or upon removal of Specialty Alterations as may be required by Landlord, Tenant shall immediately, and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required by the terms of this Lease to be removed from the Premises at the end of the Term remaining in the Premises after Tenant’s removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Premises by Landlord at Tenant’s expense. Except as expressly set forth in this Section 9.1, Tenant shall have no obligation to remove any Alterations made to the Premises by Tenant at the expiration or earlier termination of the Term. Tenant shall not install any art works in the Premises that are subject to The Visual Artists Rights Act of 1990 (17 U.S.C. § 106A) unless Tenant obtains a written waiver for the benefit of Landlord permitting the Landlord to remove the same at the expiration or earlier termination of the term on terms and conditions reasonably satisfactory to Landlord.
Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant’s contractors and subcontractors to carry such workmen’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Notwithstanding anything in this Lease to the contrary Tenant shall, unless Landlord in the exercise of its sole discretion otherwise permits Tenant to use its contractors, use Landlord’s contractors in connection with any work involving tie-ins to building systems or roof penetrations and, if Tenant does not then hold at least fifty million US dollars ($50,000,000) in cash or cash equivalents, and if the cost of such Alterations exceeds $500,000, Tenant shall also obtain and maintain such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord. As permitted by Law, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers or subordinations of mechanic’s liens upon the Property for all work, labor and services to be performed and all materials to be furnished in

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

connection with such work and certificates of full payment, signed by all contractors, sub contractors materialmen and laborers to become involved in such work. Notwithstanding the foregoing, if any mechanic’s lien is filed against the Premises or the Property for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within twenty (20) days of notice thereof, at Tenant’s expense, by filing the bond required by Law or by paying the claim or by any other means permitted by Laws. Following the completion of any Alterations, Tenant shall provide Landlord with a marked-up set of as-built plans for the applicable Alterations promptly upon receipt from Tenant’s contractor and, if requested by Landlord and at Landlord’s sole cost and expense, a record set of the plans for the applicable Alterations certified by Tenant’s architect or contractor in Autocad format (or such other format reasonably required by Landlord and customarily available in the industry) and shall provide Landlord with an assignment of any warranties and guaranties received by Tenant with respect to such Alterations.
ARTICLE 10
REPAIRS
10.1    Tenant’s Obligations. Tenant shall take care of the Premises and any fixtures, appurtenances, systems, or facilities exclusively serving the same, wherever located in the Building (whether or not part of the Landlord Work or Finish Work) and, at Tenant’s sole cost and expense, shall (i) make all repairs and replacements, as and when needed to preserve the Premises in good working order and condition, whether ordinary or extraordinary, foreseen or unforeseen, except that Tenant shall not be required to make any structural repairs or structural replacements to the Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant, or any of its servants, employees, contractors, agents, visitors, invitees, or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person; and (ii) provide for janitorial and rubbish removal services for the Premises and keep and maintain the Premises, clean and free of debris. Landlord shall provide Tenant access twenty-four hours per day, seven days per week to any fixtures, appurtenances, systems, or facilities serving the Premises but not located in the Premises, subject to the terms of other tenant leases, the Rules and Regulations, and Landlord’s reasonable security measures.
10.2    Landlord’s Obligations. Landlord shall keep and maintain the foundation, footings, roof and roof membrane system, structural columns, floor slabs, curtain and exterior walls, and mechanical and utility systems of the Building that serve all tenants (i.e. other than those exclusively serving the Premises) and the common areas in good working order, condition and repair in a manner consistent with similar first class buildings in the City of New Haven and shall make all repairs, structural and otherwise, interior and exterior, as and when needed, the costs of which shall be included in the Operating Expenses, except for (i) those repairs for which Tenant is responsible pursuant to any other provision, including but not limited to Section 10.1 above, or (ii) repairs to Tenant’s Property provided, however, that Landlord shall have no obligation or liability for repairs in the Premises until receipt of written notice from Tenant specifying the repairs required.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

10.3    Tenant’s Contact Person. Tenant shall, at all times, designate a contact person(s) having availability 24 hours a day, 7 days a week, to (i) provide Landlord with access to the Premises in the event of an emergency; and (ii) respond to alarms.

ARTICLE 11
UTILITIES AND SERVICES
11.1    Landlord Services. Landlord shall furnish the services described on Exhibit 11.1 to the Premises and/or Building, as applicable.
11.2    Electricity. (a)  From and after the Delivery Date, Tenant shall pay for all electricity, gas, water and all other utilities used or consumed by Tenant, as Additional Rent.
(2)    Tenant shall pay for its electrical use based on check-meters installed as part of the Finish Work. Additional Rent for electricity shall be invoiced by Landlord based on Landlord’s readings of check meters serving the Premises or, if not check metered at any time during the Term, based on Tenant’s usage of such utilities which shall be reasonably estimated by Landlord’s Building engineer. Additional Rent for electricity may be estimated monthly by Landlord, based upon the reasonable estimate of Landlord’s engineer, and shall be paid monthly by Tenant as billed with a final accounting based upon actual bills following the conclusion of each Lease Year. The cost of electricity shall be determined with no mark-up on the basis of the rate charged for such load and usage in the service classification in effect from time to time pursuant to which Landlord then purchased electric current for the entire Building. If Landlord charges Tenant for electricity on an estimated basis, then such charges shall be reconciled with the actual costs annually thereafter. Any such estimate may be adjusted, if necessary, from time to time by Landlord, to appropriately reflect the cost of electricity delivered to and consumed at the Premises. In the event that Tenant disputes Landlord’s Building engineer’s estimate of Tenant’s usage, Landlord’s estimates of Landlord’s usage or the cost of electricity charged by Landlord in writing within thirty (30) days following Tenant’s receipt of the same, Tenant and Landlord shall cooperate to resolve such dispute. In the event Landlord and Tenant cannot resolve such dispute within thirty (30) days, such dispute shall be submitted to arbitration. The parties shall direct the Connecticut office of the AAA (or, if none, the nearest AAA office responsible for case management in Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall determine Tenant’s and/or Landlord’s electricity usage and/or applicable charges. The arbitrator’s decision shall be final and binding on the parties.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(3)    Tenant’s use of any utility service or Building system shall not exceed the Building standards set forth on Exhibit 11.1. If Tenant requests permission to consume excess utility services, Landlord may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, additional submeters, air handlers or cooling units), and the additional usage, installation and maintenance costs shall be paid by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other building, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity; provided, however, that Landlord shall maintain compliance with any energy contracts, governmental or quasi-governmental programs governing the same or governmental or quasi-governmental grants affecting the same to which Landlord, or, to the extent Landlord has prior actual knowledge of such contracts or programs, Tenant is a party. In the event that Tenant’s use of any utility service exceeds the Building standards set forth on Exhibit 11.1 and Tenant does not decrease such use within ten (10) days of receipt of notice from Landlord of such excessive use, then Landlord may, at Tenant’s sole cost and expense, undertake any upgrades to the utility service or Building systems servicing the Premises reasonably necessary to address such overburdening and Tenant shall pay, as Additional Rent, the cost of any such excess service or system within thirty (30) days after invoice.
(4)    If either the quantity or character of utility service is changed by the public utility corporation supplying such service to the Building or the Premises or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents.
11.3    Water. (a)  Tenant shall pay for all water consumed or utilized at the Premises. Tenant shall install a water meter or submeter and thereby measure Tenant’s consumption of water for all purposes as part of the Finish Work. Tenant, at Tenant’s sole cost and expense, shall keep any such meter or submeter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter or submeter and sewer charges thereon as Additional Rent, as and when bills are rendered, or, if not check metered at any time during the Term, based on the reasonable estimate of Tenant’s usage of such utilities by Landlord’s Building engineer. Additional Rent for water use may be estimated monthly by Landlord, based upon the reasonable estimate of Landlord’s engineer, and shall be paid monthly by Tenant as billed with a final accounting based upon actual bills following the conclusion of each Lease Year. The cost of water shall be determined without mark-up by Landlord. If Landlord charges Tenant for water on an estimated basis, then such charges shall be reconciled

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

with the actual costs annually thereafter. Any such estimate may be adjusted, if necessary, from time to time by Landlord, to appropriately reflect the cost of water delivered to and consumed at the Premises. In the event that Tenant disputes Landlord’s Building engineer’s estimate of Tenant’s usage, Landlord’s estimates of Landlord’s usage or the water or sewer charges charged by Landlord in writing within thirty (30) days following Tenant’s receipt of the same, Tenant and Landlord shall cooperate to resolve such dispute. In the event Landlord and Tenant cannot resolve such dispute within thirty (30) days, such dispute shall be submitted to arbitration. The parties shall direct the Connecticut office of the AAA (or, if none, the nearest AAA office responsible for case management in Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall determine Tenant’s water usage and water and sewer charges. The arbitrator’s decision shall be final and binding on the parties.
(2)    Tenant agrees that (i) all waste water discharged from the Premises, including from laboratories, shall be free of all Hazardous Materials other than those Tenant is permitted to discharge pursuant to applicable Laws and/or valid permits into the Building’s sanitary sewer system; and (ii) it shall collect all Hazardous Materials into appropriate hazardous waste storage receptacles supplied by Tenant and discard the same in accordance with applicable Laws and shall not dispose of the same through the Building’s plumbing system, unless, and only to the extent, Tenant is permitted to do so by Law and/or valid permits.
11.4    Utilities. Tenant shall pay for any other utility charges that are the responsibility of Tenant hereunder either based on check-meters installed as part of the Finish Work (in which case such charges shall be reconciled in the manner set forth above with respect to electricity) or shall pay such costs directly to the provider therefor based on separate metering installed and maintained by Tenant. Any utility costs payable by Tenant under this paragraph shall be treated as Additional Rent for the purposes of this Lease.
11.5    Landlord Repairs. Landlord reserves the right to stop the service of the air conditioning, elevator, plumbing, electrical, sanitary mechanical or other service or utility systems of the Building when necessary by reason of accident or emergency, or mechanical breakdown, or requirement of Laws or any cause beyond Landlord’s reasonable control or, after notice to Tenant, for repairs, alterations, replacements or improvements, which in the judgment of Landlord, are desirable or necessary. Except in the event of an emergency or systems failure caused by an accident or other cause beyond Landlord’s reasonable control, Landlord shall use commercially reasonable efforts to give Tenant as much prior notice as possible prior to the stoppage and to minimize interference and disruption to Tenant’s business. Any routine repairs, alterations, replacements or improvements that could reasonably be expected to cause system shutdown shall be made outside of normal business hours to the extent practicable.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

11.6    Service Interruptions. The Landlord shall not be required to provide heat, air conditioning, or ventilation to the Premises if any action of the Tenant, or any force majeure event as defined in Section 32.1, makes it impossible for the Landlord reasonably to do so. Further, Landlord shall not be liable for the interruption, curtailment, stoppage or suspension of services and utilities when necessary by reason of accident or emergency or suspension of utility services or when necessary for repairs, alterations, replacements or improvements desirable or necessary in the reasonable judgment of Landlord or for any cause beyond the reasonable control of Landlord. Landlord shall use commercially reasonable efforts to restore services after an interruption shall occur. In the event of any such interruption, curtailment, stoppage or suspension, there shall be no diminution or abatement of rent, additional rent or other charges due from Tenant to Landlord hereunder, Tenant’s obligations hereunder shall not be affected or reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension. Notwithstanding anything to the contrary contained in this Section 11.6, in the event there shall be an interruption, curtailment or a suspension of a building system or a latent defect in the Landlord Work of which Landlord has notice prior to the expiration of the initial term of the Lease (“Service Interruption”) and (i) if such Service Interruption shall continue for more than five (5) consecutive business days (except in the event of an interruption caused by events described in Article 32, in which case it shall be ten (10) consecutive business days); and (ii) such Service Interruption shall materially impair the operation of Tenant’s business in the Premises, rendering all or any material part of the Premises inaccessible or untentantable and, where applicable, Tenant’s generator (if any) has not functioned in a manner that would permit Tenant to continue to operate in all or a material portion of the Premises and (iii) such Service Interruption has not been caused by the public utility servicing or supplying the Building, by an act of Tenant or Tenant’s servants, employees or contractors or anyone claiming by through or under Tenant, by fire or other casualty (the occurrence of which is governed by Article 12), then as Tenant’s sole remedy in connection with such Service Interruption, Tenant shall be entitled to an abatement of Fixed Rent and Additional Rent for Operating Expenses and Real Estate Taxes (based on the square footage of the Premises subject to the Service Interruption) beginning on the sixth or 11th, as applicable, consecutive business day of such Service Interruption and ending on the date such Service Interruption ceases. Where used in this Lease, the term “business day” shall mean Monday through Friday other than state and Federal holidays on which banks in the City of New Haven are not open for business.
11.7    Parking. Tenant shall have the non exclusive right to use its Pro Rata Percentage (which shall be no fewer than 630 spaces, subject to the provisions of Articles 12, 13 and 42) of the 850 parking spaces located in the parking garage at the Building (the “Garage”) and the right together with the other tenants and occupants of the Building and others entitled thereto, and its and their employees, agents, and invitees, to use any driveways appurtenant thereto for the purposes of egress and ingress, parking of vehicles for itself, its customers, and employees in connection with and incidental to the business conducted by Tenant in the Premises. Landlord shall maintain, or cause to be maintained, the Garage in a first-class manner. Tenant’s parking spaces shall be located on the fourth through the ninth floors of the Garage, and shall be reserved for Tenant’s use except as expressly provided in this Section 11.7. Tenant shall pay for parking passes for each of such spaces (whether or not so used) at the following rate (the “Parking Rent”):

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Period	Per Space
Lease Years 1-3	$[*]
Lease Years 4-6	$[*]
Lease Years 7-9	$[*]
Lease Year 10- Expiration Date	$[*]

Parking Rent for the Extension Term is as set forth on Exhibit 4.1, attached.
Such payments shall constitute Additional Rent for purposes of the Lease. Payments under this Section shall be made at the places and times and subject to the conditions specified for payments of Fixed Rent or at such other places and times as Landlord shall specify in writing, which may include paying the applicable amounts to the parking garage operator. To the extent applicable to Tenant’s use of the parking spaces, the provisions of the Lease shall apply, including the Rules and Regulations.
Notwithstanding anything to the contrary herein, Tenant shall have the right to freely sublease (but not assign) its rights to use such parking spaces (other than to other tenants or tenants with whom Landlord is negotiating for premises in the Building prior to such time as the Building is 100% occupied). Tenant shall not be deemed to be in default on account of the sublet or assignment of parking spaces to a prospective tenant with whom Landlord is negotiating for premises in the Building if Tenant is not on notice of such negotiations, but shall promptly terminate the applicable parking space arrangements thereafter upon notice from Landlord. Furthermore, Tenant shall have the option to lease additional parking spaces then available on a month-to-month basis and otherwise on the terms and conditions set forth herein by at least thirty (30) days’ prior written notice to Landlord, subject and subordinate to the rights of other tenants in the Building. In the event that Tenant leases more than its Pro Rata Percentage of parking spaces in the Garage and Landlord requires additional spaces to provide spaces to another tenant in the Building, provided that such tenant shall not be entitled to more than its pro rata percentage of parking spaces in the Garage, Tenant agrees to release such spaces upon sixty (60) days’ prior written notice provided that in no event shall Tenant’s total number of spaces be less than its Pro Rata Percentage at any time. Landlord may employ so-called stacked or valet parking within the Garage (but not to achieve its parking obligations under this Lease), but any use of valet parking cannot take place between the hours of 6:00 a.m. and 10:00 a.m. and must be pursuant to reasonable written protocols agreed upon between Landlord and Tenant). No person using the Garage by, through or under Tenant’s rights hereunder shall be obligated to use valet parking and shall be provided the opportunity to self-park at all times. Landlord may assign all or any of its obligations under this Section 11.7 to a parking garage operator.
Tenant acknowledges that during the first five years following the opening of the Garage for use, Landlord is obligated to provide certain public access to the Garage for use on weekday evenings after 6 p.m. pursuant to the Title Documents and the parties shall cooperate as reasonably required to accommodate such access (including, without limitation, by instituting

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

similar arrangements to those described in clauses (ii) (without regard for the limitation to 50% of Tenant’s spaces on the lower floors), (iii) and (iv) below, where appropriate and applicable). Any use of Tenant’s parking spaces by the public pursuant to the immediately preceding sentence shall be limited to transient use of no greater than 12 hours (and in any event out by 6 a.m.), shall be managed by Landlord in a manner to first allocate such public use to other portions of the Garage not designated for use by Tenant, and shall be prohibited with respect to spaces that are in fact then being used by Tenant (or, for up to 50% of Tenant’s parking, designated by Tenant for after hours utilization in writing to Landlord when such utilization is reasonably likely to occur in Tenant’s judgment). Following such five year period, subject to Landlord’s obtaining Tenant’s prior written approval (which approval shall be in Tenant’s sole discretion), Landlord may continue such use in the Garage for the benefit of the general public by lease (terminable on 30 days notice) or otherwise on a transient basis (any such use, a “Public Parking Arrangement”) so long as (i) the Premises does not consist of the entire Building, (ii) Landlord and Tenant agree on a mutually acceptable operating protocol for such use (which shall provide that in no event shall such use include more than fifty percent (50%) of Tenant’s parking spaces located on the lowest floors of the Garage available to Tenant pursuant to this Section 11.7, and shall require any such parkers to be in after 6 p.m. and out by 6 a.m. or such other times as the parties may reasonably agree), (iii) Landlord pays for the installation and maintenance of any parking control measures necessary to enforce such protocols, which shall include the installation of a retractable parking gate prior to Tenant’s occupancy of the Premises for business use to provide controlled access to the top three floors of Tenant’s initial parking areas, (iv) Landlord pays to Tenant twenty-five percent (25%) of any parking receipts generated from use of Tenant’s parking in excess of Landlord’s reasonable third party costs to operate and manage the same (Landlord agreeing to operate such parking by use of a third party manager such as Pro Park or equivalent), and (v) subject to Tenant’s right to terminate such use upon thirty (30) days’ prior written notice if such use interferes with Tenant’s then-business use of the Garage spaces. If Tenant denies Landlord’s request to have a Public Parking Arrangement after the initial five year period or subsequently terminates a Public Parking Arrangement pursuant to clause (v) of the preceding sentence, then Tenant shall reimburse Landlord for the unamortized reasonable third party costs (amortized on a straight line basis over the then-remaining balance of the term of this Lease with no interest) incurred by Landlord to install any new control measures referenced in the immediately preceding clause (iii), above, including without limitation the retractable parking gate. Landlord and Tenant shall enter into a separate written agreement evidencing any Public Parking Arrangement instituted pursuant to this Section 11.7 prior to Landlord commencing such use. Any public use of the Garage pursuant to this paragraph shall be first satisfied out of the first through third floors of the Garage (i.e. the lowest three floors).
Tenant shall comply with the terms of the Parking Demand Management plan to be entered into by Landlord and shall cooperate with Landlord as reasonably required in fulfilling any reporting obligations therein, provided that such plan does not increase Tenant’s obligations by more than a de minimis amount or unreasonably and adversely affect Tenant’s use of the Premises and/or the Garage without Tenant’s written consent (not to be unreasonably withheld, conditioned or delayed). Tenant agrees that the covenants described on Exhibit 11.7, attached, if contained in the plan, would not violate the terms of the immediately preceding sentence.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

11.8    Additional Landlord Services. Landlord agrees, in a first-class manner, to (a) maintain a central security system and fire alarm system to the Building with twenty-four (24)-hour monitoring capabilities, which security system may be through the installation and maintenance of a card access system (Tenant shall be able to access the Premises and Garage twenty-four (24) hours a day, seven (7) days a week, subject to Landlord’s reasonable security measures, casualty and condemnation); (b) maintain and repair the Garage, the parking areas, driveways, curbs and sidewalks on the Property (other than those portions of the sidewalks and driveways maintained by the City), (c) to keep the surface of the parking area, driveways and sidewalks located on the Property reasonably free from snow, ice, dirt and rubbish and (d) to insure, protect and maintain the common areas located on the Property, whether or not sheltered, including the maintenance of shrubbery and grass areas in and around the Building; (e) maintain a back-up generator to provide power for emergency services to the Building; and (f) at all times designate a contact person(s) having availability twenty-four (24) hours a day seven (7) days a week to respond to Tenant in the event of an emergency. Landlord’s expense in performing such obligations shall be part of the Operating Expenses as provided in Article 6. Tenant shall, at Tenant’s sole election, cost and expense, install, maintain, repair and operate any back-up generator necessary or desirable for the conduct of its operations. Any such generator shall be located outside the Premises in a location mutually acceptable to Tenant and Landlord, each acting reasonably. Tenant shall maintain and operate such generator in good operating condition, in compliance with the provisions of this Lease, in substantial conformance with all manufacturer’s operating manuals and warranties, and in accordance with Laws. The installation of such generator shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the plans and specifications associated with such installation and such generator. Tenant shall pay the reasonable costs and expense of third-party consultants reasonably designated by Landlord in connection with the review and approval of such installation plans. Tenant shall be responsible for obtaining any permits and approvals necessary for the installation and maintenance of such generator at its sole cost and expense.
Tenant shall be solely responsible, at Tenant’s sole cost and expense, to provide any security measures that Tenant requires within, and at the entries to, the Premises including, without limitation, its own contract security force within the Premises. Tenant shall provide Landlord with a written description of its security plan upon reasonable written request from Landlord, outlining Tenant’s security measures to the extent applicable to visitors, guests, and others entitled to access the Premises (Landlord having no obligation to comply with aspects of such security plan of which it has no prior notice). Tenant’s security plan shall include the designation of a person or persons who shall be on the Premises twenty-four (24) hours a day, seven (7) days a week respond to Building emergencies (Landlord acknowledging that such person may be a third-party contractor or designee thereof) or another protocol reasonably agreed upon by Landlord to accommodate access to the Premises in the event of an emergency.
Landlord shall develop jointly with Tenant and subject to Tenant approval, such approval not to be unreasonably withheld, conditioned or delayed, a commercially reasonable security and operations plan including, without limitation, an electronic access system, electronic security system and video surveillance system and establishment of guard coverage in the Garage and common areas of the Building (collectively, the “Security Plan” ) for the exterior perimeter and common areas of the Building and the Garage, which Security Plan shall take into account any

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

rights of others under the Title Documents and any rights of the public, generally. If Tenant or any other tenant of the Building requires security services outside of the Premises that are in excess of security services typically procured for Class A laboratory space in the general Cambridge, Massachusetts area (the parties acknowledging that, as of the date of the Lease, the general Cambridge, Massachusetts area represents the appropriate standard of comparison notwithstanding that the Property is located in Connecticut) or are in excess of security services required by any other tenants in the Building, the costs attributable to such increased services will be allocated entirely to Tenant or such other tenant, as applicable. Landlord shall provide for security to the Property in accordance with the Security Plan. Notwithstanding the fact that Landlord provides security services at the Property at any time during the Term, to the extent permitted by applicable Law, Landlord shall not be deemed to owe Tenant, or any person claiming by, through or under Tenant, any special duty or standard of care as a result of Landlord’s provision of such security services other than the duty or standard of care that would have applied without such services and in no event shall Landlord be responsible for the efficacy of any such security measures provided, however, that at all times Landlord shall be liable for its gross negligence and willful misconduct. Tenant acknowledges that the general public will have the right to use certain open spaces on the Property pursuant to the Title Documents and that the Security Plan shall take such use into account.
11.9    Property Management. Landlord shall operate the Property in a first class manner consistent with Class A laboratory space in the greater Cambridge, Massachusetts area. Landlord agrees that, during the first twelve (12) months following the Rent Commencement Date, it shall not terminate or replace the company providing property/facilities management to the Building unless for cause.
ARTICLE 12
DAMAGE TO OR DESTRUCTION OF THE PREMISES
12.1    Landlord’s Obligation to Repair and Replace. Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. Commencing on the date of such casualty and during the period of such repair, reconstruction and replacement there shall be an equitable abatement of Fixed Rent hereunder from the date of such casualty in proportion to the loss of usable floor area in the Premises.
12.2    Extensive Damage. If (i) the Building is so extensively destroyed by fire or other casualty that an independent general contractor reasonably selected by Landlord estimates that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of 18 months from the Deemed Start Date (as defined below) and if the damage shall materially and adversely interfere with the conduct of Tenant’s business; or (ii) any damage results from causes or risks not required to be insured against by the Landlord hereunder and Landlord does not agree to fund the uninsured cost of restoration; or (iii) any

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

holder of a Superior Mortgage refuses to promptly make such net proceeds available for such repair, reconstruction or replacement; or (iv) a casualty occurs during the last two (2) years of the Term and an independent engineer or architect certifies that the Premises cannot reasonably be expected to be susceptible to repair, reconstruction or replacement within one-half of the then-remaining Term following the Deemed Start Date, then either of the Landlord or Tenant may terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction. Following any fire or casualty damaging the Building, Landlord shall provide Tenant with the estimated restoration period (the “Restoration Estimate”) as determined by the independent general contractor chosen by Landlord. Provided further, that if, despite diligent efforts, the Landlord has been unable to substantially complete the restoration the Premises to their condition prior to such destruction within the longer of 18 months or the period set forth in the Restoration Estimate, plus an additional contingency period equal to 10% of the Restoration Estimate, then (y) Tenant may terminate this Lease by giving Landlord thirty (30) days’ prior written notice, unless Landlord substantially completes the repair and restoration work within said thirty (30) day period or performs a sufficient amount of work so that it appears likely that Landlord will complete restoration within the applicable period, in which event the termination notice shall be null and void; or (z) Landlord may terminate this Lease by written notice to the Tenant. In the event of any such notice of termination, this Lease shall terminate as of, and Fixed Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination. The “Deemed Start Date” shall mean the earlier to occur of the (i) date work on rebuilding or restoration actually commences; or (ii) date which is ninety (90) days after the date of the casualty, provided, however, if arson or another criminal investigation concerning the origins of the casualty is pending, then the Deemed Start Date shall mean the date work actually commences.
12.3    Landlord’s Obligations in Event of Casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant’s Property or any Alterations (except as otherwise expressly provided pursuant to Section 7.4(b) of the Lease), and Landlord shall not be obligated to repair any damage thereto or replace the same, the restoration of which shall be the responsibility of Tenant promptly following Landlord’s completion of its restoration obligations hereunder.

ARTICLE 13
EMINENT DOMAIN
13.1    Condemnation of More than Twenty-Five Percent. If more than twenty-five percent (25%) of the usable floor area of the Premises, or more than thirty-three percent (33%) of the Garage (unless Landlord elects to provide Tenant with alternate parking spaces within one-half mile of the Garage) shall be taken by eminent domain or appropriated by public authority or if the Tenant shall be permanently deprived of all reasonable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, then either of the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

actually surrenders possession, and the Fixed Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.
13.2    Landlord’s Obligations Following Condemnation. If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any holder of any Superior Mortgagee, as promptly as practicable, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys’ fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Fixed Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.
13.3    Condemnation Award. In the event of any such acquisition or condemnation of all or any part of the Building and/or Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right, title and interest in any to any such award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings (but not against Landlord) for any moving expenses or any other expenses, claims or damages to which Tenant may be entitled, provided the award thereof does not diminish the award otherwise payable to Landlord and for the value of any Tenant’s Property which would be removable at the end of the Term pursuant to the provisions of Article 9.
13.4    Temporary Taking. In the event of any taking or condemnation of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

ARTICLE 14
CONDITIONS OF LIMITATION
14.1    Events of Default. This Lease and the Term and estate hereby granted are subject to the limitation that;

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(1)    if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable Law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s Property; or
(2)    if, within sixty (60) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied; or
(3)    if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent (provided that Landlord shall provide Tenant with ten (10) days’ written notice and opportunity to cure Tenant’s failure to pay Rent, other than Fixed Rent, Parking Rent or estimated payments of monthly Operating Expenses and Real Estate Taxes, for which such cure period shall be limited to five (5) business days, and provided that in no event shall Landlord’s obligation to give any notice pursuant to this sentence obligate Landlord to give more than two such notices for payments past due in any 12 month period); or
(4)    if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default; however, if such non performance requires more than thirty (30) days to cure, such period shall be reasonably extended in the case of any such non-performance that cannot be cured by the payment of money where such non-performance can be cured, and Tenant begins promptly within said thirty (30) day period and thereafter diligently completes the cure; or
(5)    if any event shall occur or any contingency shall arise whereby the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant except as is expressly permitted under Article 19 and Tenant shall fail to remedy such event or contingency within ten (10) days after written notice; or
(6)    if more than 66% of the rentable square footage of the Premises shall be unoccupied or unused in Tenant’s business operations such that they are not being repaired or maintained in the condition required by this Lease, actively marketed for sublet or assignment, and such portion of the Premises is not lit during business hours in a manner that creates the appearance of activity for a period of at least 180 consecutive

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

days other than (a) on account of events described in Articles 12 and 13, (b) within the last two years of the then-scheduled Term of the Lease, (c) where Tenant is in the process of designing and constructing Alterations within the applicable portion of the Premises; then in any of said events described in clauses (1)-(6) (each, an “Event of Default”) Landlord may, to the extent permitted by Law, immediately or at any time thereafter, and without notice or demand, terminate this Lease.
14.2    Rent Received Pending Insolvency Proceedings. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (a) and (b) of Section 14.1 shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Section 14.1.
14.3    Bankruptcy. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 10 et. seq.), Landlord’s right to terminate this Lease shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. To the extent permitted or allowed by Law, the Trustee shall not have the right to assume or assign this Lease until the Trustee (a) promptly cures all defaults under this Lease, (b) promptly compensates Landlord for monetary damages incurred as a result of such default, and (c) provides “adequate assurance of future performance” which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (i) in addition to rent payable under the Lease, the Trustee shall establish with Landlord a security deposit equal to three (3) months’ Fixed Rent; (ii) maintain said security deposit in said amount whenever it is drawn upon by Landlord; (iii) Trustee must agree that Tenant’s business shall be conducted in a first-class manner; and (iv) the use of the Premises cannot change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.
ARTICLE 15
RE-ENTRY BY LANDLORD; REMEDIES
15.1    Landlord’s Remedies. If this Lease and the Term shall terminate as provided in Article 14;
(1)    To the extent permitted by Law, Landlord and Landlord’s agents may immediately, or at any time after such default or after the date upon which this Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable legal action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises and in no event shall re entry be deemed an acceptance of surrender of this Lease; and
(2)    Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its reasonable discretion, may determine. Subject to the provisions of the immediately preceding sentence, Landlord shall use commercially reasonable efforts to relet the Premises following the termination of this Lease, but any obligation to relet imposed by Law will be subject to Landlord’s reasonable objectives of developing the Property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. Landlord at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole, but commercially reasonable, discretion, considers advisable or necessary in connection with any such reletting or proposed lease. Tenant shall be liable for the amount of all expenses incurred by Landlord in connection with such repairs, replacements, alterations additions, improvements, decorations and other physical changes made by Landlord and the costs of such reletting, including without limitation, brokerage and reasonable legal expenses.
15.2    Tenant’s Waiver. Subject to applicable Law, Tenant waives any rights to (a) redeem the Premises, (b) re enter or repossess the Premises, or (c) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re entry by Landlord, or after any expiration or termination of this lease and the Term, whether such dispossess, reentry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.
15.3    Landlord’s Rights and Remedies. In the event of any breach (and, as to such threatened breach, if a breach occurred there would be a reasonable likelihood of imminent danger to person or property) or threatened breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.
15.4    Termination of Lease. If this Lease and the Term shall terminate as provided in Article 14, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re enter the Premises as provided in this Article, or by or under any summary proceeding or any other legal action or proceeding then, in any of said events:
(1)    Until Landlord elects lump sum liquidated damages described in paragraph (5) below, Tenant shall pay to Landlord all Fixed Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re entry upon the Premises by Landlord, as the case may be;
(2)    Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due at the time of such termination or re entry, or at Landlord’s option, against any damages payable by Tenant;

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(3)    Tenant shall be liable for and shall pay to Landlord any deficiency between (i) the Fixed Rent or Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re entry) and (ii) the net amount, if any, of rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of Section 15.1(b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease or Landlord’s re entry upon the Premises and in connection with such reletting including but not limited to all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, alteration costs and other expenses for preparing the Premises for such reletting);
(4)    Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;
(5)    Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, an amount equal to the sum of (i) all sums to be paid by Tenant and not then paid at the time of such election, plus (ii) the amount by which the Fixed Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following such election (conclusively presuming the Additional Rent to be the same as was payable for the year immediately preceding such termination or re entry) exceeds then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of ten percent (10%) per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting, provided said reletting is on commercially reasonable terms. In no event shall Landlord recover double damages from Tenant by pursuing alternative recoveries.
(6)    In no event (i) shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of deficiencies or damages pursuant to this Section to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

15.5    Tenant’s Covenants. (1)  If this Lease be terminated as provided in Article 14 or by or under any summary proceeding or any other legal action or proceeding, or if Landlord shall re enter the Premises, Tenant covenants and agrees, notwithstanding anything to the contrary contained in this Lease;
(a)    That the Premises shall be, upon such earlier termination or re entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;
(b)    That Tenant, on or before the occurrence of any event of default, shall have performed every covenant contained in this Lease for the making of any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part hereof; and
(c)    That, for the breach of either Subdivision (a) or (b) of this Subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay the then cost of performing such covenant, plus interest thereon at the Default Rate for the period between the occurrence of any event of default and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such event of default not occurred.
(2)    Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease or the use and occupation of the Premises by Tenant, and the performance of any such covenant shall not be considered to be rent or other payment for the use of said Premises. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.
15.6    Damages. Nothing herein contained shall be construed as limiting or precluding the proceeding by Landlord against the Tenant to obtain any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder on the part of Tenant. Landlord shall have the right to obtain specific performance in any proceeding against Tenant.
ARTICLE 16
CURING TENANT’S DEFAULT; FEES AND EXPENSES
16.1    Landlord Cure of Tenant Default. If Tenant shall default, beyond applicable notice and cure periods, in the observance or performance of any term, covenant, or condition of this Lease on Tenant’s part to be observed or performed, Landlord, without thereby waiving such Event of Default, may perform the same for the account and at the reasonable expense of Tenant, without notice in a case of emergency and in any other case if such Event of Default continues after thirty (30) days from the date of the giving by Landlord to Tenant of notice of intention so to do or such lesser period of notice in the event that a condition might constitute a default under

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

a Superior Mortgage or threaten life or property. If necessary to exercise its rights pursuant to the preceding sentence, Landlord may enter the Premises at any time to cure an Event of Default upon reasonable prior notice (except in a case of emergency), and otherwise subject to the provisions of Section 21.3 of the Lease. Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, as well as bills for any property, material, labor or services provided, furnished or rendered by Landlord to Tenant and any charges for services provided under this Lease, may be sent by Landlord to Tenant monthly or immediately, and Tenant shall reimburse Landlord within thirty (30) days after invoice for all reasonable costs and expenses incurred by Landlord in connection therewith. Tenant’s obligations under this Section shall survive the Expiration Date or sooner termination of the Term. In the event that Tenant disputes Landlord’s right to exercise self-help pursuant to this Section 16.1 or the amount of the charges billed to Tenant on account of the same, Tenant and Landlord shall cooperate to resolve such dispute. In the event Landlord and Tenant cannot resolve such dispute within thirty (30) days, such dispute shall be submitted to arbitration. The parties shall direct the Connecticut office of the AAA (or, if none, the nearest AAA office responsible for case management in Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall render judgment in such dispute. The arbitrator’s decision shall be final and binding on the parties.
16.2    Attorney’s Fees. The prevailing party in any legal or arbitration proceeding arising out of this Lease shall be entitled to all reasonable expenses incurred in an action arising out of this Lease, including reasonable attorney’s fees.
ARTICLE 17
NON-LIABILITY AND INDEMNIFICATION
17.1    Damage to Tenant’s Property. Except as provided in Section 17.3(2) below, neither Landlord nor any agent or employee of Landlord, shall be liable to Tenant, its employees, agents, contractors, invitees and licensees, and Tenant shall save Landlord and Landlord’s agents harmless of and from all loss, cost, liability, claim, damage and expense including reasonable counsel fees, penalties and fines incurred in connection with or arising from any injury to Tenant or for any damage to, or loss (by theft or otherwise) of any of Tenant’s Property, irrespective of the cause of such injury, damage or loss (including the acts of negligence of Tenant), but excluding Landlord’s and Landlord’s agents and employees, breach of this Lease beyond applicable notice and cure periods, negligence or willful misconduct. Any Building employees to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agents with respect to such property and neither Landlord nor Landlord’s agents shall be liable for any loss of or damage to any such property by theft or otherwise.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

17.2    Injury to Person or Property. Except as provided in Section 17.3(2), neither Landlord, nor any agent or employee of Landlord, shall be liable for (a) any injury or damage to any person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, dust, water or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing system, or from the roof, street or subsurface or any other place or by dampness, or from any other cause whatsoever, or (b) any such damage caused by other occupants or persons in the Building or by construction of any private, public or quasi public work
17.3    Indemnification. (a)  Tenant agrees to indemnify and save Landlord and Landlord’s agents and employees harmless of and from all losses, costs, liabilities, claims, damages and expenses including reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (iii) any negligent or willful acts or omissions of Tenant or its assignees or subtenants, or the contractors, agents, servants, employees, visitors or licensees of any of them, in or about the Premises or the Building either prior to, during, or after the expiration of, the Term including any personal injury or property damage resulting from negligent acts or omissions in the making or performing of any Alterations. If any action or proceeding shall be brought against Landlord or Landlord’s agents or employees based upon any such claim and if Tenant, upon notice from Landlord, shall cause such action or proceeding to be defended at Tenant’s expense by counsel reasonably satisfactory to Landlord without any disclaimer of liability by Tenant in connection with such claim, Tenant shall not be required to indemnify Landlord and Landlord’s agents or employees for counsel fees in connection with such action or proceeding. The provisions of this Section 17.3 (1) shall survive the expiration or termination of this Lease.
(3)    Landlord agrees to indemnify and save Tenant and Tenant’s agents and employees harmless of and from all losses, cost, liabilities, claims, damages and expenses including reasonable counsel fees, penalties and fines incurred in connection with or arising from (i) any default by Landlord in the observance of performance of any of the terms, covenants or conditions of this Lease on Landlord’s part to observed or performed; or (ii) any negligent or willful acts or omissions of Landlord or the contractors, agents, servants, employees, visitors or licensees of Landlord in or about the Building either prior to, during or after the expiration of the Term including any personal injury or property damage arising from the negligent acts or omissions in the making or performing of any improvements by Landlord including Landlord Work. If any action or proceeding shall be brought against Tenant or Tenant’s agents or employees based upon such claim and if Landlord, upon notice from Tenant, shall cause such action or proceeding to be defended at Landlord’s expense by counsel reasonably satisfactory to Tenant but without any disclaimer of liability by Landlord in connection with such claim, Landlord shall not be required to indemnify Tenant or Tenant’s agents or employees for counsel fees in connection with the proceeding or action. The provisions of this Section 17.3(2) shall survive the expiration or termination of this Lease.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE 18
SURRENDER
18.1    Surrender. On the last day of the Term or upon any earlier termination of this Lease, or upon any re entry by Landlord upon the Premises, Tenant shall, at its own expense, quit and surrender the Premises to Landlord, together with all improvements which have been made upon the Premises, in broom clean, good order, condition and repair except (i) for ordinary wear and tear; and (ii) for damage by fire or other insured casualty that is the responsibility of Landlord to repair or restore. In accordance with and subject to the provisions of Article 9 above, Tenant shall remove from the Premises and the Building (x) Tenant’s Property, (y) such Specialty Alterations as Tenant may be required to remove pursuant to Article 9, and (z) the personal property and personal effects of all persons claiming through or under Tenant and shall, in each instance, pay the cost of repairing all damage to the Premises and the Building occasioned by such removal.
18.2    Abandonment. Any Tenant’s Property or other personal property which shall remain in the Premises after the Expiration Date or the date of sooner termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit at Tenant’s cost and expense.
18.3    Initial Holdover Period. Tenant shall have the one-time right to holdover in its Premises for a period extending beyond the scheduled expiration of the Term upon at least six months’ prior notice (the “Holdover Notice”) to Landlord, which permitted holdover period shall not exceed twelve (12) months (as specified in the Holdover Notice, such period being referred to herein as the “Holdover Period”), and which tenancy shall be on the same terms and conditions of the existing Lease but with the rent payable for the first month being at a rental rate equal to one hundred and ten percent (110%) of the rental rate payable in the last month of the Term. For months two through twelve (2-12) of such Holdover Period, as applicable, the rental rate shall be one hundred and fifty percent (150%) of the rental rate payable in the last month of the Term; in addition, Tenant shall be responsible for any and all damages suffered by Landlord for such holding over after such initial twelve (12) month period, including without limitation, any loss of any tenancy or any damages paid to any tenant on account of failure to deliver the space when and as required to be delivered by Landlord together with Landlord’s other costs including reasonable legal fees and litigation expenses of enforcing the Lease.
18.4    Subsequent Holdover Period. If the Premises are not surrendered at the expiration or earlier termination of the Term (as it may be extended pursuant to this Lease, including without limitation for the Holdover Period), Tenant shall (i) pay for the use and occupancy of the Premises at a rate equal to two times the rate of Fixed Rent in effect immediately prior to the expiration of the Term, on a daily basis, for each day until the date of surrender of the Premises; and (ii) indemnify Landlord against any and all damages, costs, expenses, loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any loss of any tenancy or any damages paid to any tenant on account of failure to deliver the space when and as required to be delivered by Landlord together

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

with Landlord’s other costs including reasonable legal fees and litigation expenses of enforcing the Lease.
18.5    No Right to Additional Holdover. Except as expressly set forth in Section 18.3, above, Tenant shall have no right to hold over after expiration of the Term. Except as expressly set forth in Section 18.3, any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance; otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (except that the provisions of Articles 33, 36, 40 and 42 shall not apply). Nothing in this Article 18 shall be deemed to be a waiver of any of Landlord’s rights or remedies under this Lease, at law or otherwise except as expressly set forth herein.
18.6    Survival. Tenant’s obligation under this Article shall survive the Expiration Date or sooner termination of this Lease.
ARTICLE 19
ASSIGNMENT, MORTGAGING AND SUBLETTING
19.1    Mortgage, Pledge, Encumbrance, Assignment and Sublet of Premises.
(1)    Except as expressly set forth below, neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant’s legal representatives or successors in interest by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or for any purpose other than as permitted by this Lease, without the prior consent of Landlord in each case except as expressly otherwise provided in this Article. Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any assignment of this Lease made after the fifth anniversary of the Effective Date or a sublet or granting of a license of the Premises made after the fifth anniversary of the Effective Date and Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or sublet prior to such date. In the event that Tenant shall desire to assign this Lease or to sublease all or any portion of the Premises prior to the fifth anniversary of the Effective Date, then Tenant shall submit in writing to Landlord the name of the assignee or subtenant, the nature of its business and the terms and conditions of the proposed assignment or subletting prior to the effective date of such assignment or sublease. In the event that Tenant assigns this Lease, then Tenant’s assignee must assume in writing Tenant’s obligations from and after the effective date of an assignment in an instrument that is reasonably approved by Landlord. For purposes of this Lease, any change of control of Tenant (other than by sale or issuance of stock on a nationally recognized stock exchange), whether direct or indirect, shall be deemed an assignment of this Lease. “Control” shall mean the ownership, directly or indirectly, of more than 50% of the beneficial interests in Tenant or the power to control and manage the affairs of the Tenant either directly or by election of directors and/or officers.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Notwithstanding the foregoing to the contrary, the following transactions (any of them, a “Permitted Transfer”) shall not require the consent of Landlord prior to the fifth anniversary of the Effective Date provided that Landlord shall receive prior notice thereof plus reasonable evidence upon closing that the transaction is in fact one of the following (and provided further that the proposed transfer complies with all other provisions of this Lease, including, without limitation, this Article 19, does not alter Landlord’s rights under this Lease, and does not impose any additional obligation on Landlord): any sublet or assignment to an entity acquiring all or substantially all of the stock or assets of Tenant, whether by way of merger, consolidation, acquisition or otherwise, so long as the resulting tenant under the Lease is either (i) a publicly traded company on a nationally recognized stock exchange with either (A) a market capitalization of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C)  at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied or (ii) a non publicly traded company with either (A) a tangible net worth of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C) at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied.
(2)    Any assignment of this Lease, or of the interest of Tenant hereunder, or sublease as aforesaid, without full compliance with any and all requirements set forth in this Lease shall be a breach of this Lease and a default hereunder and shall, at Landlord’s option, render any such purported assignment or subletting null and void and of no force or effect.
19.2    Tenant’s Obligations. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Premises or any part hereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment subletting, occupancy or collection shall be deemed a waiver of any of the provision of this Article, or the acceptance of the assignee, subtenant or occupant as tenant, or a release by Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent of Landlord to an assignment, mortgaging or subletting pursuant to any provision of this Lease, where required, shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting. Tenant agrees to pay to Landlord reasonable counsel fees incurred by Landlord in connection with any proposed assignment of Tenant’s interest in this Lease or any proposed subletting of the Premises or any part thereof to the extent Landlord’s consent is required hereunder. Neither any assignment of Tenant’s interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Article, nor any application of any such rent as provided in this Article, shall under any circumstances, relieve or release Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, except that Tenant shall be released from its obligations under this

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Lease from and after the date of an assignment of this Lease in accordance with this Article 19 if the assignee is (x) Yale University or (y) an unaffiliated publicly traded business entity on a nationally recognized stock exchange with a market capitalization equal to the lesser of (i) seventeen billion five hundred million US dollars ($17,500,000,000) or (ii) the then-market capitalization or tangible net worth of Tenant, as the case may be, but in any event no less than one billion US dollars ($1,000,000,000) or (z) an unaffiliated non publicly traded business entity with a tangible net worth equal to the lesser of (i) seventeen billion five hundred million US dollars ($17,500,000,000) or (ii) the then-market capitalization or tangible net worth of Tenant, as the case may be, but in any event no less than one billion US dollars ($1,000,000,000).
19.3    Other Building Tenants. Notwithstanding anything to the contrary herein, in no event shall Tenant assign this Lease or sublet all or any portion of the Premises to any other tenant in the Building or any entity directly or indirectly controlled by, controlling, or under the common control with, any other tenant in the Building, unless there is no comparable space then available to be offered for lease by Landlord in the Building; or any party then negotiating with Landlord (as evidenced by a then-effective lease term sheet or proposal prepared by any party to the proposed transaction or its agents) to lease other space at the Building, unless there is no comparable space then available to be offered for lease by Landlord at the Building.
19.4    Sublets. (a)  In case of a subletting approved by Landlord or otherwise permitted hereunder, within ten (10) days of the effective date of such sublease, a duly executed and acknowledged original of the sublease shall be delivered to Landlord, the same to provide that (i) such sublease is and shall be subject and subordinate to this Lease and any then present or future modifications thereof (including without limitation any restrictions on the use of the Premises); and (ii) in the event of termination, re entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (A) be liable for any previous acts or omissions of Tenant, as sublessor under such sublease; (B) be subject to any offsets against Landlord or (C) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing (where required) or otherwise of which Landlord had not received notice in compliance herewith, or by any previous prepayments of more than one month’s rent.
(2)    In the case of any approved assignment or subletting or an assignment or subletting otherwise permitted hereunder, Tenant, as assignor or as sublessor, as the case may be, shall remain liable for the performance or observance of all of the terms and provisions on Tenant’s part to be performed or observed under this Lease except as expressly set forth in Section 19.2, above.
ARTICLE 20
SUBORDINATION AND ATTORNMENT
20.1    Subordination and Non-Disturbance. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respect to (a) all future ground leases, overriding leases and underlying leases and/or grants of term of the Property and/or the Building

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

or the portion thereof in which the Premises are located in whole or in part, (b) all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Property and/or the Building (collectively, the “Superior Mortgages”) whether or not the Superior Mortgages shall also cover other lands and/or buildings and (c) each and every advance made or hereafter to be made under the Superior Mortgages and to all renewals, modifications, replacements substitutions and extensions of the Superior Mortgages and spreaders and consolidations of the Superior Mortgages, provided, however that the Mortgagee (defined below) agrees in writing that for so long as Tenant is not in default of its obligations set forth in this Lease beyond any applicable notice and cure period, the Mortgagee will not, in foreclosing against, or taking possession of the Premises or otherwise exercising its right under the Superior Mortgage, disturb the Tenant’s right of possession under this Lease. In confirmation of such subordination, Tenant shall within ten (10) days after receipt of a request for the same, provided the provisions of the foregoing sentence are complied with to Tenant’s benefit, execute and deliver at its own cost and expense any instrument, in recordable form if required, and reasonably satisfactory to Tenant, that Landlord or the Mortgagee or any of their respective successors in interest may reasonably request to evidence such subordination. Tenant acknowledges and agrees that a Subordination, Non-Disturbance and Attornment Agreement substantially in the form attached as Exhibit 20.1 (the “SNDA”) meets the requirements of this Section 20.1 and Article 20.
20.2    No Superior Mortgage. Landlord represents and warrants that, as of the date hereof, there is no Superior Mortgage encumbering all or any portion of the Property from whom Tenant has not received a Subordination, Non-Disturbance and Attornment Agreement as required pursuant to Section 20.1.
20.3    Attornment. Subject to the provisions of Section 20.1 being complied with to Tenant’s benefit, if, at any time prior to the expiration of the Term, the Mortgagee shall become the owner of the Property as a result of foreclosure of its mortgage or conveyance of the Property, or become a mortgagee in possession of the Property or the Building, Tenant agrees, at the election and upon demand of any owner of the Property or the Building, or of the holder of any Superior Mortgage (including a leasehold mortgagee) in possession of the Property or the Building, to attorn from time to time to any such owner, holder or lessee upon the then executory terms and conditions of this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Premises. Such successor in interest to Landlord (“Successor”) shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under the Lease, or (ii) any amendment, modification or termination of this Lease made or entered into after the date of execution of the Superior Mortgage without the consent of the Mortgagee or Successor whose name is disclosed to Tenant (except that any Successor agrees to be bound by and subject to any termination of the Lease after the date hereof as a result of Tenant exercising Tenant’s termination rights under Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter on the terms and conditions contained therein), or (iii) any offsets which may be asserted by the Tenant against payments of rent as a result of any default by or claims against Landlord hereunder arising prior to the date such Successor takes possession of the Premises (except that any Successor agrees to be bound by and subject to any abatement or offset against rent after the date hereof as a result of Tenant exercising Tenant’s rights under

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Sections 11.6, 12.1, 13.2, 35.1, 36.1, and 37.2 of the Lease and Section 13 of the Work Letter on the terms and conditions contained therein), or (iv) other than repair and maintenance obligations arising from and after the date of such succession and the obligations contained in the third paragraph of Section 5 of the SNDA, any obligation by Landlord as lessor hereunder to perform any work or grant any concession without the mortgagee’s express assumption of such obligation to perform work or grant such concession. The foregoing provisions of this Section shall inure to the benefit of any such owner, holder or lessee, shall be self operative upon any such demand, and no further instrument shall be required to give effect to said provisions, although Tenant shall execute such an instrument upon the request of the Mortgagee, provided the provisions of Section 20.1 are complied with to Tenant’s benefit.
20.4    Collateral Assignment of Lease. Tenant acknowledges that Landlord may assign the Lease and the rents thereunder to Mortgagee as additional collateral for the loan secured by the Superior Mortgage. Tenant agrees that if Mortgagee, pursuant to the assignment, and whether or not it becomes a mortgagee in possession, shall give written notice to Tenant that Mortgagee has elected to require Tenant to pay to Mortgagee the rent and other charges payable by Tenant under the Lease, Tenant shall, until Mortgagee shall have canceled such election, thereafter pay to Mortgagee all rent and other sums payable under the Lease and such payments to Mortgagee shall be treated as payments made under the Lease. Tenant hereby covenants and agrees that Tenant shall not subordinate the Lease to any lien or encumbrance (other than the Superior Mortgage) without Mortgagee’s prior written consent.
20.5    Notice to Mortgagee. Provided that the Tenant has been provided with notice of the name and address of any holder of a Superior Mortgage (a “Mortgagee”), no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to exercise any remedy which may arise under law or this Lease by reason of any such default, unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with notice of such default, and an opportunity to cure the same within a period of time that shall be not less than the period afforded to the Landlord to cure the default under the provisions of this Lease (the “Basic Notice and Opportunity to Cure”), and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within such period and Mortgagee has commenced and is diligently pursuing such cure, plus (ii) an unlimited period (not to exceed 240 days) during any litigation or enforcement action or proceeding, including a foreclosure, bankruptcy, reorganization, possessory action or a combination thereof. It is specifically agreed that Tenant shall not require Mortgagee to cure any bankruptcy, insolvency or reorganization default on the part of landlord or any breach by landlord of any representation or warranty. Notwithstanding anything to the contrary contained herein, nothing in this Section 20.3 shall require Tenant to provide any such Mortgagee with any notice or longer opportunity to cure other than the Basic Notice and Opportunity to Cure with respect to (a) Tenant’s express rights to terminate the Lease pursuant to Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter or (b) to receive an abatement or offset against rent pursuant to Sections 11.6, 12.1, 13.2, 35.1, 36.1, and 37.2 of the Lease and Section 13 of the Work Letter on the terms and conditions contained therein and nothing in this Section 20.3 shall prohibit Tenant from exercising such express rights.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

20.6    Subordination of Superior Mortgage. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.
20.7    Insurance Proceeds. Landlord shall endeavor to have each Mortgagee provide in connection with the application of insurance proceeds received by such Mortgagee, that, so long as (i) Landlord is not in default of its obligations under the Superior Mortgage and all financial covenants and other reasonable covenants required by such Mortgagee have been and are anticipated to continue to be satisfied; (ii) Tenant is not in default of its obligations under this Lease beyond any applicable notice and/or cure periods; and (iii) Tenant will not exercise any right it may have under Section 12.2 of this Lease by virtue of the occurrence of such casualty to terminate the Lease such Mortgagee will disburse such proceeds, in accordance with requirements set forth in the Superior Mortgage (or other loan documents) for the repair and restoration of the Building.

ARTICLE 21
ACCESS; CHANGE IN FACILITIES
21.1    Changes to the Building. Landlord reserves the right, at any time without incurring any liability to Tenant therefor, to make such changes and additions in or to the Building and the fixtures and equipment of the Building, as well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators, stairs, toilets and other public parts of the Building as it may deem necessary or desirable, provided any such change or addition does not (x) unreasonably and adversely affect Tenant’s access to the Premises; (y) materially or unreasonably interfere with the use of the Premises or the conduct of business therein; nor (z) reduce the usable area of the Premises in excess of one percent (1%) of the total rentable area thereof so long as such reduction shall not unreasonably and adversely affect the Tenant’s current use (with an appropriate adjustment in Fixed Rent due to such reduction in the area of the Premises). Landlord further reserves the right to grant easements and other rights, in addition to those described on Exhibit 2.1(a), with respect to the Property (provided such grants do not adversely affect Tenant’s rights under this Lease in more than a de minimis manner) and Tenant shall comply with the same.
21.2    Installations in the Premises. Subject to the provisions of Section 41.1, Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not reduce the usable space in the Premises or unreasonably interfere with Tenant’s use and occupancy of the Premises, or damage the appearance thereof.
21.3    Landlord’s Entry. Landlord or Landlord’s agents shall have the right to enter the Premises at all times for any of the purposes specified in this Article and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right or

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

remedy reserved to Landlord in this Lease; (b) to exhibit the Premises to a prospective purchaser, mortgagee, ground lessor of the Building, or others having a reasonable basis to inspect the same, and, during the last 12 months of the lease term (unless Tenant has exercised its right to extend the Term pursuant to Section 33.1 of the Lease) to exhibit the Premises to prospective tenants; (c) make such repairs, alterations, improvements or additions or to perform such maintenance as Landlord may deem necessary or desirable; and (d) to take all materials into and upon the Premises that may be required in connection with any such repairs, alterations improvements, additions or maintenance. Notwithstanding the foregoing, except in emergencies, all entries by Landlord under this Section shall be, after notice to Tenant, at reasonable times and shall be conducted in accordance with Tenant’s customary rules and regulations concerning access to the Premises including, but not limited to labs, research and administrative offices located therein and so as not to unduly or unreasonably, interfere with Tenant’s use and occupancy of the Premises. Any person entering the Premises pursuant to this Section 21.3 shall be subject to the provisions of Section 2.1, above.
21.4    Constructive Eviction. The exercise of any right reserved to Landlord in this Article in compliance with the terms and conditions of this Lease shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as specifically provided herein), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents, or upon the holder of a Superior Mortgage.

ARTICLE 22
INABILITY TO PERFORM
22.1    Inability to Perform. The obligations of Tenant to pay rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord, due to the occurrence of an event described in Article 32 hereof is (a) unable to fulfill any of its obligations under this Lease or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied, or (c) unable to make or delayed in making any repairs, replacements, additions, alterations or decorations or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise commercially reasonable diligence to effect performance when and as soon as possible. Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that the terms and conditions of this Section 22.1 shall not apply to the terms and conditions contained in Exhibit 3.2.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE 23
REDEMPTION, COUNTERCLAIM
AND JURY TRIAL
23.1    Redemption, Counterclaim and Jury Trial.
(a) If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action.
(b) TENANT AND LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE, OR ANY OF ITS PROVISIONS, OR TENANT’S POSSESSION OF THE PREMISES.

ARTICLE 24
WAIVERS
24.1    Waivers. The failure of either Landlord or Tenant to insist in any one or more instances upon the strict performance of any one or more of the arguments, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.
24.2    Surrender of Keys and Acceptance of Rent. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:
(1)    No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.
(2)    The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.
(3)    No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent shall be deemed to be other than a payment on

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 25
QUIET ENJOYMENT
25.1    Quiet Enjoyment. If, and so long as Tenant pays the Fixed Rent and Additional Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed prior to the expiration of any applicable notice and cure period, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hinderance or molestation by Landlord, subject to the terms, covenants, and conditions of this Lease and the Superior Mortgages (provided, with regard to the Superior Mortgages, Tenant shall have the benefit of the right of non-disturbances granted herein and of any non-disturbance agreement delivered to Tenant by any holder of a Superior Mortgage).
ARTICLE 26
ENVIRONMENTAL COMPLIANCE
26.1    Tenant’s Environmental Obligations. Tenant hereby covenants to Landlord that Tenant shall (a) (i) comply with all Environmental Laws (defined below) applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials (as defined below) as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, sublessees, assignees, successors and assigns at the Property (together with Tenant, the “Tenant Parties”) and, without limiting the generality of the foregoing, obtain and comply with any and all required permits for the use, discharge, storage, and transport of Hazardous Materials, and prior to the expiration or termination of this Lease, complete the closure of any Hazardous Materials storage area in the Premises (any such area, a “Hazardous Waste Storage Area”) in accordance with all applicable Laws; (ii) promptly remove any Hazardous Materials caused, stored, Released (as defined below) or generated by the Tenant Parties from the Premises in accordance with all applicable Environmental Laws and orders of Governmental Authorities having jurisdiction; (iii) pay or cause to be paid all costs associated with such removal of such Hazardous Materials caused, stored, Released or generated by Tenant or the Tenant Parties including any remediation and restoration of the Premises; and (iv) indemnify, defend and hold harmless Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials caused or generated by the Tenant Parties from or through the Premises into or onto or under other portions of the Building or the Property or other properties; (b) keep the Property free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials in or on the Premises caused or generated by Tenant or the Tenant Parties; (c) not install or permit to be installed or to exist in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment, the installation, presence, use or existence of which would be

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

in or cause a violation of any applicable Law; (d) not cause or permit to exist, as a result of an intentional or unintentional act or omission on part of Tenant, any Tenant Parties or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting (other than from one containment area to another), pouring, discharging, emptying or dumping of any Hazardous Materials that is not permitted or authorized by an applicable Law (collectively hereafter, “Release” or “Releasing”) onto the Premises or the Property; (e) identify on Exhibit 26.1 all Hazardous Materials currently used by Tenant and shall notify Landlord of any changes or addition to the Hazardous Materials so used; (f) give all notifications and prepare all reports required by Environmental Laws or any other Laws with respect to Hazardous Materials caused or generated by the Tenant Parties existing on, Released from the Premises (and shall give copies of all such notifications and reports to Landlord); (g) promptly notify Landlord in writing of any Release known to Tenant in or on the Premises; (h) if Landlord has a reasonable basis of belief that Tenant, or the Tenant Parties permitted a Release to occur, pay for periodic environmental monitoring by Landlord as well as subsurface testing paid as Additional Rent; and (i) promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any Governmental Authority, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or Release of any Hazardous Material caused or generated by the Tenant Parties onto the Premises. In addition to the foregoing, Tenant shall be responsible for and bear all costs in connection with the treatment and discharge of its Hazardous Materials (including without limitation laboratory waste and waste water) disposal. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible or liable for any Hazardous Materials located at, in, or around the Premises which was (i) Released or generated prior to the Delivery Date (unless Released or generated by Tenant or anyone claiming by, through or under Tenant); or (ii) was Released or generated by Landlord or another party other than Tenant or any Tenant Parties. If any act or omission of Tenant or any Tenant Parties cause Tenant’s business operations at the Premises or the Property, or the Premises or Property (or any portion thereof, to become an "establishment" (as defined in the Connecticut Transfer Act, C.G.S. § 22a‑134 et seq. (the “CTA”)), then, in connection with any “transfer” (as defined in the CTA) of the Tenant’s business operations at Premises, or the Premises or the Property (or any portion thereof), Tenant, at its sole cost and expense, shall comply with the CTA, but only to the commercial standard required by the Remediation Standard Regulations (“RSRs”) in Sections 22a-133k-1 through 22a-133k-3 of the Regulations of Connecticut State Agencies (“RCSA”) (provided that compliance with such standard does not unreasonably interfere with the use of the Building for the Permitted Use or the use of the Premises by any other tenant in a manner consistent with first class office and laboratory buildings) and only to the extent the remediation of any part of the Premises or Property is due to Tenant’s acts or omissions in a manner consistent with first class office and laboratory projects and any other applicable Laws related thereto, including without limitation, the payment of all fees associated with any filings under the CTA, and Tenant agrees to be the “certifying party” with respect to all forms filed with the applicable regulatory authorities.  Upon the termination or earlier expiration of the Lease, or at such earlier time, if any, that Tenant assigns this Lease, Tenant, its assignee, or both, shall at their sole cost and expense and utilizing the services of a Licensed Environmental Professional (“LEP”, as defined in CGS Sec. 22a-133y), conduct an investigation of the Premises and Property consistent with the Site Characterization Guidance Document of the Connecticut Department of Energy and

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Environmental Protection applicable at that time and if that investigation discloses a Release that has not been investigated, remediated or monitored in compliance with the RSRs, then , Tenant, its assignee, or both, shall either (a) immediately perform such investigation, remediation and monitoring as required to render the Premises or Property compliance with the RSRs in a manner reasonably approved by Landlord; or (b) escrow all funds reasonably determined by Landlord to perform such investigation, remediation and monitoring.
Tenant’s obligation to close the Hazardous Waste Storage Area, at Tenant’s sole cost and expense, shall survive termination of the Lease. Tenant agrees that, in connection therewith, and as security for Tenant’s obligation to close any Hazardous Waste Storage Area then, on Landlord’s request made no earlier than one year prior to the Expiration Date and no later than ten (10) business days after the Expiration Date, (or if the Lease is sooner terminated, on the termination date), Tenant shall deposit with Landlord a reasonable sum, not to exceed $200,000, which Landlord shall be entitled to continue to hold as security for the proper and lawful closure of the Hazardous Waste Storage Area (the “Closure Obligation”). In lieu of cash, Tenant may provide Landlord with an unconditional, irrevocable, assignable letter of credit, (the “Letter of Credit”) for all or a portion of such amount. In the event Tenant furnishes the Letter of Credit, the Letter of Credit shall be on the following terms and conditions: (i) issued by a commercial bank reasonably acceptable to Landlord, which bank must have an office in New Haven, Connecticut; (ii) having a term which shall have an expiration date not sooner than the date which is two (2) years from the Expiration Date (as such date may be extended by virtue of Tenant exercising its right to extend the Term) or sooner termination date, however, if the Letter of Credit has an earlier expiration date, it shall contain a so‑called “evergreen clause”; (iii) available for negotiation by draft(s) at sight accompanied by a statement signed by Landlord stating that the amount of the draw represents funds due to Landlord (or its successors and assigns) due to the failure of Tenant to perform its Closure Obligation or (iv) be otherwise on terms and conditions reasonably satisfactory to Landlord. It is agreed that in the event Tenant fails to perform its Closure Obligation, Landlord may draw upon the Letter of Credit to the extent required to perform the same. In the event that Tenant shall fully and faithfully perform its Closure Obligation (as shall be evidenced by a sign-off or other definitive communication from applicable Governmental Authorities), the Letter of Credit and/or funds on deposit with Landlord shall be returned to Tenant. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or any funds on deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Prior to the expiration of this Lease (or within sixty (60) days after any earlier termination), Tenant shall clean and otherwise decommission (where applicable pursuant to applicable Laws) all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing out of and/or serving the Premises, and all exhaust or other ductwork in and/or serving the Premises, in each case which has carried or Released or been exposed to any Hazardous Materials, and shall otherwise clean the Premises so as to permit the report hereinafter called for to be issued. Prior to the expiration of this Lease (or within sixty (60) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by an LEP that is designated by

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the LEP’s inspection of the Premises and shall show:
(1)    that the Hazardous Materials described in the first sentence of the immediately preceding paragraph, to the extent, if any, existing prior to such cleaning or decommissioning (where applicable pursuant to applicable Laws), have been removed in accordance with acceptable limits generally accepted in the industry and applicable Environmental Laws (including without limitation the requirements of the Nuclear Regulatory Commission); and
(2)    that the Premises, may be reused by a subsequent tenant without said subsequent tenant incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without any party having the requirement to provide notice in connection with such Hazardous Materials; and
(3)    that the Premises may be reoccupied for office or laboratory use, as applicable, demolished or renovated without the need to incur special costs or to undertake special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without the need to incur regulatory requirements or to provide notice in connection with Hazardous Materials.
Further, for purposes of clauses (2) and (3), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials (and in no event shall “special costs” or “special procedures” mean costs or procedures incurred in the removal of any materials, property or equipment that (i) contain Hazardous Materials as a component material, or which component materials are inherently hazardous (i.e., copper piping/wiring), and (ii) are ordinarily and customarily used in connection with first class office use, such as the component parts of light bulbs, joint compounds, ordinary building materials and the like). The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.
If Tenant fails to perform its obligations to clean or decommission (where applicable pursuant to applicable Laws) and provide the report required under this Section 26.1 prior to the expiration or earlier termination of the Term, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall reimburse Landlord within 10 days following demand for all reasonable costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 26.1 shall survive the expiration or earlier termination of this Lease.
26.2    Environmental Laws. The term “Environmental Law” means all statutes, laws, rules, regulations, codes, ordinances, authorizations and orders of federal, state and local public authorities pertaining to any Hazardous Materials or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any Hazardous Materials, including, without limitation, the Toxic Substances Control Act, 15 U.S.C. § 2601, et

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

seq.; the Clean Water Act, 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq.; the Solid Waste Disposal Act, 42 U.S.C § 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986); paragraph (a) of Section 22a‑449 of the Connecticut General Statutes; Section 22a‑115 of the Connecticut General Statutes; the Occupational Safety and Health Act, 20 U.S.C. Section 651 et seq., and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States; as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Hazardous Materials, including but not limited to those relating to lead paint, radon gas, asbestos, storage and disposal of oil, biological, chemical, radioactive and hazardous wastes, substances and materials, and underground and above-ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.
26.3    Hazardous Materials. “Hazardous Materials” means, but shall not be limited to, any hazardous substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials that are regulated by any Environmental Law.
26.4    Indemnity in Favor of Landlord. Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Materials caused or generated by Tenant or any of the Tenant Parties from the Premises or as a result of or in connection with activities prohibited under, or breaches by Tenant of, this Article 26. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

forth in this Paragraph 26.4. The provisions of this Section shall survive termination of this Lease.
26.5    Existing Conditions; Indemnity in Favor of Tenant. Tenant acknowledges that it has received and reviewed that certain Phase I/II Environmental Site Assessment dated March 2010 and prepared by Fuss & O’Neill regarding the condition of the Property and that, upon the Delivery Date, subject to the provisions of this paragraph, Tenant shall accept the Property in the condition existing as of the date of this Lease with respect to the presence of Hazardous Materials. Notwithstanding the foregoing, Landlord shall and hereby does agrees to defend, indemnify and hold harmless Tenant, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Materials caused or generated, or Released, by Landlord, its employees, agents, contractors, and subcontractors at the Property. Landlord shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all such claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences subject to this Paragraph 26.5. The provisions of this Section shall survive termination of this Lease.

ARTICLE 27
BROKERAGE
27.1    Brokerage. Each of Landlord and Tenant represents that in the negotiation of this Lease it dealt with no real estate broker or salesman other than O, R & L Commercial, LLC for Tenant (the “Broker”). Each party shall indemnify and hold harmless the other party from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation and/or Tenant’s failure to pay the fees or commissions due to the Broker, including court costs and attorneys’ fees. The foregoing indemnity shall also cover all fees, costs and expenses, including attorneys’ fees, which the claiming party incurs to defend against any such claim (which the indemnifying party shall pay upon demand). Landlord shall have no liability for brokerage commissions arising out of a sublease by Tenant and Tenant shall and does hereby indemnify Landlord and hold harmless from any and all liability for brokerage commissions arising out of any such sublease. Tenant shall pay any fees or commissions due to the Broker pursuant to a separate agreement. The provisions of this Article 27 shall survive the expiration or termination of this Lease.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE 28
NOTICES
28.1    Notices. All notices, demands or communications given under this Lease shall be sent to the addresses set forth above (except that from and after the Rent Commencement Date, Tenant’s notice address shall be 100 College Street, New Haven, Connecticut 06511), with a copy to Wiggin and Dana LLP, 450 Lexington Avenue, 38th Floor, New York, New York 10017-3913, Attention: Andrew J. Pal or at such other addresses as the parties may designate by written notice and shall be hand delivered or sent by private next business day courier service or by prepaid registered or certified mail, return receipt requested, and shall be deemed given on the date delivered or, if refused, the date of such refusal. Notices under this Lease may be given by counsel for the respective parties.

ARTICLE 29
ESTOPPEL CERTIFICATE, NOTICE OF LEASE, FINANCIALS
29.1    Estoppel Certificates. At any time and from time to time within ten (10) days’ prior of delivery of written notice by Landlord or Tenant to the other, Landlord or Tenant, as applicable, shall execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and Additional Rent have been paid in advance, if any, stating whether, to the best of Tenant’s knowledge, there are any offsets to the Tenant’s obligation to pay rent thereunder and describing them, if any, stating whether or not to the best knowledge of party providing the certificate that Landlord is in default in performance of any term, covenant or condition contained in this Lease, and if so, specifying each such default of which the party may have knowledge, and stating such other information with respect this Lease as may be reasonably requested, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective subtenant or assignee of the Premises or purchaser of the Property and the Building or any part thereof or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any lessor or prospective lessor thereof, or by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgagee thereof.
29.2    Notice of Lease. Simultaneously with the execution of this Lease, Landlord and Tenant shall promptly execute, acknowledge and deliver a Notice of Lease sufficient for recording in the form of Exhibit 29.2, attached, which Tenant may record in the applicable land records at its sole cost and expense. Such Notice of Lease shall not state the Fixed Rent. Such Notice of Lease shall not in any circumstances be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease. Neither party shall record this Lease or a copy of the same in the land records.
29.3    Financial Statements. Unless and to the extent Tenant or such assignee is a publicly traded entity on a nationally recognized stock exchange, Tenant, and each and every assignee of Tenant, shall deliver to Landlord, within 10 days following Landlord’s written

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

request in connection with a sale or potential sale, financing or recapitalization of the Property, following an Event of Default, or in the event of an assignment of this Lease or sublet of more than 33% of the Premises requiring Landlord’s written consent pursuant to Article 19, a copy of such entity’s most recent audited year end and unaudited quarterly financial statements prepared in accordance with generally accepted accounting principles, or, if such entity is then subject to consolidated financial reports with a parent entity, unaudited year end and quarterly financial statements for such entity’s most recent year end and quarter certified in each case by the entity’s chief financial officer or other authorized officer having familiarity with such entity’s financial condition as being true, accurate and complete in all material respects. Upon written request by Tenant or such assignee, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant or such assignee.

ARTICLE 30
PARTIES BOUND
30.1    Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to except that no violation of the provisions of Article 19 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 14.
30.2    Landlord’s Sale of the Building. The obligations of Landlord under this Lease shall no longer be binding upon Landlord named herein after the sale, assignment or transfer by Landlord named herein (or upon any subsequent landlord) of its interest in the Building as owner or lessee and the deemed assumption of this Lease by the grantee, assignee or transferee of such interest, and in the event of such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of Landlord’s entire interest in the Building shall be deemed a transfer for the purposes of this Section, provided the transferee assumes the obligations of the Landlord hereunder.
30.3    Limitations of Liability. In connection with the provisions of this Lease and the obligations and covenants of Landlord herein set forth, Tenant shall look solely to the estate and property of such Landlord in the Property (and, to the extent applicable, the Letter of Credit as defined in the Work Letter), which estate and property shall be deemed to include rents, sales proceeds, casualty proceeds and condemnation proceeds received by Landlord, for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other Judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies. In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, agent or similar party be liable for the performance of or by Landlord or Tenant under this Lease or any

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

amendment, modification or agreement with respect to this Lease. Whenever in this Lease it says "results from" or "caused by" or words to similar effect, it shall be hereby deemed to mean proximately "resulting from" or proximately "caused by" or words to similar effect.

ARTICLE 31
ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS;
GOVERNING LAW; SEPARABILITY; TIME IS OF THE ESSENCE
31.1    Entire Agreement. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, except by a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.
31.2    No Other Representations. Tenant expressly acknowledges that neither Landlord nor Landlord’s agents has made or is making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.
31.3    Governing Law. This Lease shall be governed in all respects by the laws of the State of Connecticut.
31.4    Separability. Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement and the breach of any such covenant or agreement by Landlord or Tenant shall not discharge or relieve the other from its obligation to perform every covenant and agreement of this Lease to be performed by it. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby.
31.5    Time is of the Essence. The parties agree that with respect to payments to be made and obligations to be performed under this Lease, time is of the essence.

ARTICLE 32
FORCE MAJEURE
32.1    Force Majeure. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder (other than the terms and conditions of Exhibit 3.2 which shall be governed by the terms and conditions contained therein), when prevented from so doing by cause or causes beyond Landlord’s or Tenant’s, as the case may be, reasonable control which shall include, without limitation, all strikes, lockouts, or labor disputes, civil commotion, war, war like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material or services (including without limitation utility services), or Acts of God provided:

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Nothing contained in this Article 32 or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;
Neither Landlord nor the Tenant shall be entitled to rely upon this Article 32 unless it shall advise the other in writing of the existence of any force majeure event preventing the performance of any obligation of the Landlord or the Tenant, as the case may be, within five (5) days after the commencement of the force majeure; and
Landlord and Tenant shall each use commercially reasonable efforts to alleviate or curtail any force majeure occurrence.

ARTICLE 33
EXTENSION OPTION
33.1    Extension Option. If this Lease shall be in full force and effect and if the Tenant shall not be in default (beyond any applicable notice and grace period) of any of the terms, conditions, covenants and provisions hereof, at the time of exercise of the option and as of the commencement of the Extension Term, Tenant shall have the one-time right to extend the Term for one (1) additional term of (x) seven (7) years, if Tenant does not timely exercise the Expansion Option pursuant to Section 36.1, below or (y) ten (10) years beyond the Expansion Extension Term (defined below), if Tenant does timely exercise the Expansion Option, provided that it gives Landlord written notice at least twelve (12) months prior to expiration of then-current term (the “Extension Notice”) of its exercise of such extended term option, time being of the essence (the applicable seven (7) or ten (10) year extension term being referred to herein as the “Extension Term”). The Fixed Rent and Parking Rent during such Extension Term shall be paid at the times and in the manner provided in the Lease for payment of Fixed Rent and Parking Rent, but in the amounts set forth on Exhibit 4.1. Tenant’s occupancy during such Extension Term shall otherwise be governed by all of the other terms, conditions, covenants and provisions of this Lease, including, with respect to payment of Additional Rent, and, except as expressly otherwise provided in this Article, as this Lease shall have hereafter been amended, if at all. Time is of the essence with respect to the matters set forth in this Section 33.1.

ARTICLE 34
SIGNAGE; NAMING RIGHTS
34.1    Signage and Naming Rights. Landlord shall not name the Building other than for a street address. Tenant shall have the exclusive right, subject to Landlord’s reasonable approval, to assign a customary alternative name to the Building, consistent with Class A laboratory and office buildings in the general City of Cambridge area, that does not identify any person or business entity (e.g. Tenant may elect to name the Building “The Life Sciences Center” or similar name). Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install and maintain exterior signage on the Building (a) indicating the street address and/or name of the Building (as identified pursuant to the immediately preceding sentence) or (b) identifying

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Tenant by use of Tenant’s corporate name and logo, in each case above the floor located on the street level of the Building (including the screening around the mechanical mezzanine level of the Building) at its sole cost and expense, subject to applicable Laws. Subject to compliance with all applicable Laws, Tenant in its sole discretion, shall have the right to determine the size and location of such signage. The provisions of this paragraph are personal to Tenant and its permitted successors and assignees, but shall not inure to the benefit of any subtenants or licensees of Tenant. Landlord shall have the right to place exterior signage on the ground floor level of the Building for the benefit of any retail tenants in the Building and for no more than one non-retail tenant from time to time provided that such signage complies with Laws and reasonable signage guidelines that are prepared by Landlord and reasonably approved by Tenant, and provided that, if Landlord places exterior signage on the ground floor level for any non-retail tenant, Landlord shall also place Tenant’s exterior signage on the ground floor level of the Building, consistent in size and type with the non-retail tenant’s ground floor signage. Tenant shall be solely responsible for the installation and maintenance of its signage, including obtaining and maintaining any permits and approvals required in connection therewith. Upon the expiration or earlier termination of the Term, Tenant shall remove any signage installed pursuant to this Section 34.1 at its sole cost and expense and repair any damage caused by such removal. Except as expressly set forth in this paragraph and subject to compliance with all applicable Legal Requirements, no curtains, blinds, shades, screens or signs shall be attached to, hung in, or used in connection with any exterior window or door of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
ARTICLE 35
LANDLORD DEFAULT
35.1    Landlord Default. Tenant shall give notice of Landlord’s failure to perform any of its obligations under this Lease to Landlord, and to any Mortgagee whose name and address have been given to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such Mortgagee) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non performance requires more than thirty (30) days to cure, such period shall be reasonably extended in the case of any such non-performance that cannot be cured by the payment of money where such non-performance can be cured, and Landlord begins promptly within said thirty (30) day period and thereafter diligently completes the cure. In no event shall either party under this Lease be liable for indirect or consequential damages except as expressly set forth herein or to the extent covered by insurance maintained by the party against whom such liability is claimed.
If Landlord is in default in the performance of any of its obligations under this Lease, beyond applicable notice and cure periods, then, as Tenant’s sole remedy (except as set forth below), Tenant shall have the right to remedy such default on Landlord’s behalf (provided that Tenant uses reasonable efforts to avoid violating or rendering void any warranties maintained by Landlord), in which event Landlord shall reimburse Tenant within thirty (30) days after invoice for all reasonable costs and expenses incurred by Tenant in connection therewith. If (i) Landlord disputes Tenant’s right to have undertaken any such remedy or the amount of reimbursement claimed by Tenant, (ii) Tenant obtains a final, unappealable judgment against Landlord for failure to reimburse Tenant for such costs, and (iii) Landlord fails to pay such costs to Tenant

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

within thirty (30) days following notice from Tenant of such judgment, then Tenant shall have the right to recover the same by an abatement of Fixed Rent, provided that such abatement (and the accrual of any interest on such amounts) shall cease at such time as and to the extent that payment is tendered to Tenant. Notwithstanding the foregoing, if the amount of the abatement is more than ten percent (10%) of the aggregate amount of Fixed Rent due in any month, then the amount abated in any one month shall not exceed ten percent (10%) of the Fixed Rent and the excess amount of the abatement shall be carried forward with interest at the Default Rate provided that at the time of termination of the Lease, Landlord shall pay all accrued amounts due and owing to Tenant pursuant to this section.
Tenant’s self-help rights under this Section 35.1 shall be exercised by Tenant only (i) with respect to conditions actually existing within the Premises (and not affecting the structural components of the Building or systems serving other tenants of the Building) and (ii) after Tenant has provided Landlord with notice of Tenant’s intention to exercise such right, and Landlord has failed to commence action to remedy the condition complained of within ten (10) days after its receipt of such notice (or if Landlord commences to do the act required within such period but fails to proceed diligently thereafter). Tenant’s remedies under this Section 35.1 are personal to Tenant and may not be exercised by any subtenants or assignees (other than a Successor Entity) against Landlord. Tenant shall indemnify, save harmless and defend Landlord and its members, managers, officers, mortgagees, agents, employees, independent contractors, invitees and other persons acting under them from and against all liability, claim or cost (including reasonable attorneys’ fees) arising in whole or in part out of any negligent act or omission or willful misconduct in connection with Tenant’s exercise of its remedies pursuant to this Section 35.1.
Tenant shall have the right to pursue such other remedies as may be available at equity, such as specific performance or injunctive relief, in addition to the specific remedies set forth in this Lease, where applicable, in the event of a Landlord default beyond applicable notice and cure periods.

ARTICLE 36
EXPANSION
36.1    Expansion Option. So long as Tenant (or Successor Entity that is the tenant hereunder) is either (i) a publicly traded company on a nationally recognized stock exchange with either (A) a market capitalization of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C)  at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied, or (ii) a non publicly traded company with either (A) a tangible net worth of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C) at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied, provided that Tenant is not in default (beyond applicable notice or cure period(s)) of its obligations under this

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Lease at the time Tenant makes such election or at the time that the Expansion Space (as defined below) is added to the Lease, Tenant shall have the one-time right to expand the Premises (the “Expansion Option”) to include the remaining rentable area of the Building consisting of approximately 95,816 rentable square feet of area as shown on the attached Exhibit 36.1 (the “Expansion Space”) effective on the tenth (10th) anniversary of the Rent Commencement Date (the “Expansion Delivery Date”) by providing prior written notice to Landlord at least 18 months prior to the Expansion Delivery Date. The expansion rights set forth above are personal to Tenant and any Successor Entity and shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (i) the expiration or termination of the Lease by Landlord or pursuant to Law; (ii) the termination or surrender of Tenant’s right of possession to the Premises; (iii) the assignment of this Lease by Tenant to an entity other than a Successor Entity; (iv) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Premises, which sublease(s) have expiration dates within six (6) months of the termination date or expiration date of this Lease; (v) the failure of Tenant to timely and/or properly exercise the option set forth above.
If Tenant timely exercises the Expansion Option under this Section (i) the Term shall be automatically extended for ten (10) years from the Expansion Delivery Date (the “Expansion Extension Term”); (ii) Landlord shall deliver the Expansion Space to Tenant on the Expansion Delivery Date in the same condition in which Tenant is required to surrender its premises to Landlord pursuant to this Lease, including but not limited to Articles 18 and 26 hereof (other than the obligation to remove any Specialty Alterations, provided that Landlord shall use commercially reasonable efforts to require the removal of any such Specialty Alterations); and (iii) upon Landlord’s delivery of the Expansion Space to Tenant, the Expansion Space shall be leased by Tenant on all of the terms of the Lease in effect with respect to the remainder of the Premises except that the Fixed Rent for the Expansion Space shall be as set forth on Exhibit 4.1, attached, Tenant’s parking allocation and Parking Rent shall be increased accordingly, and the Tenant’s Pro Rata Percentage shall be increased to reflect the addition of the Expansion Space to the Premises. At the request of either party, Landlord and Tenant shall promptly execute and deliver an agreement confirming such expansion of the Premises and the estimated date the Premises are to be expanded pursuant to this paragraph with a provision for establishing the effective date of such expansion based on actual delivery. Landlord’s failure to deliver, or delay in delivering, all or any part of the Expansion Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease; provided, however, that (A) if Landlord fails to deliver possession of the Expansion Space in the condition required by this Section 36.1 within two hundred forty (240) days after the Expansion Delivery Date, Tenant in its sole discretion, shall have the right upon written notice to Landlord, to withdraw its exercise of the Expansion Option and upon such withdrawal, all obligations of the parties under this Section 36.1 shall cease, and (B) if Landlord fails to deliver possession of the Expansion Space in the condition required by this Section 36.1 within 30 days following the Expansion Delivery Date and Tenant does not elect to withdraw its Expansion Option, Landlord shall provide Tenant with (I)  one (1) day of Fixed Rent abatement for Expansion Space for the 31st through 90th day of such late delivery, and (II) two (2) days of Fixed Rent abatement for the Expansion Space for each day thereafter that the Landlord fails to deliver the Expansion Space as required by this Section 36.1. If the prior tenant holds over in the Expansion Space beyond the

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

term of its lease, then Landlord shall, no later than 30 days following the Expansion Delivery Date, commence and diligently pursue eviction proceedings against such tenant.

ARTICLE 37
RIGHT OF FIRST OFFER
37.1    Right of First Offer. In the event that at any time following the 2nd anniversary of the Effective Date and during the Term, any leasable space in the Building (the “ROFO Space”) is or is to become available for rental and Landlord wishes to lease such space to any person other than the then current occupant(s) thereof (if any), and, in the further event, that Tenant or Successor Entity that is the tenant hereunder is either (i)  a publicly traded company on a nationally recognized stock exchange with either (A) a market capitalization of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C) at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied, or (ii) a non publicly traded company with either (A) a tangible net worth of at least one billion US dollars ($1,000,000,000), (B) at least two hundred fifty million US dollars ($250,000,000) of annual revenue for the immediately prior four quarters, or (C) at least one hundred million US dollars ($100,000,000) in cash or cash equivalents, each determined in accordance with generally accepted accounting principles, consistently applied and is not then in default (beyond any applicable grace or notice period) of its obligations to Landlord under this Lease, Landlord shall, before entering into a Lease for all or any portion of such space, make a written offer to lease the same to Tenant (“Landlord’s RFO Offer”). If within ten (10) business days after receipt of Landlord’s RFO Offer, Tenant agrees in writing to lease the applicable ROFO Space, the applicable ROFO Space shall, subject to the following paragraph below and without further action by the parties, be leased by Tenant on all of the terms of the Lease in effect with respect to the remainder of the Premises except that the Fixed Rent for the ROFO Space shall be as set forth on Exhibit 4.2, attached. At the request of either party, Landlord and Tenant shall promptly execute and deliver an agreement confirming such expansion of the Premises and the estimated date the Premises are to be expanded pursuant to this paragraph with a provision for establishing the effective date of such expansion based on actual delivery. Landlord’s failure to deliver, or delay in delivering, all or any part of the ROFO Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease except as expressly provided herein. If such notice of acceptance by Tenant is not so given, the Landlord shall be free to lease such space to a third party at an effective rent (which shall include Fixed Rent, Additional Rent and other monetary considerations amortized over the term of such lease) and (where applicable) Parking Rent not substantially more favorable to said third party (i.e., Landlord shall not offer an effective rent that is less than ninety percent (90%) of the effective rent offered to Tenant or a Parking Rent that is less than eighty percent (80%) of the Parking Rent offered to Tenant) than that set forth in the Landlord’s RFO Offer; if Landlord desires to enter into a lease with a third party at an effective rent or Parking Rent that is substantially more favorable to said third party in accordance with this sentence, then Landlord shall first re-offer to lease the ROFO Space to Tenant on the terms set forth herein. This Right of First Offer is

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

personal to the named Tenant and any Successor Entity and shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (i) the expiration or termination of this Lease by Landlord or pursuant to Law; (ii) the termination or surrender of Tenant’s right to possession of the Premises; (iii) the assignment of this Lease by Tenant (to other than a Successor Entity); (iv) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Premises, which sublease(s) have expiration dates within six (6) months of the Termination Date or Expiration Date of this Lease; or (v) the failure of Tenant to timely and properly exercise its rights under this provision. In no event shall the rights under this Section 37.1 apply to any space in the Building offered to lease for use as a building amenity, such as a cafeteria or fitness center, or a management office, or that is located on the ground floor and is required to be leased for so‑called “Activated Uses” pursuant to the terms and conditions of the Title Documents. Time is of the essence with respect to the provisions of this Article 37.
37.2    Delivery of ROFO Space. Landlord’s failure to deliver, or delay in delivering, all or any part of the ROFO Space in the condition described in Landlord’s RFO Offer, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease; provided, however, that (A) if Landlord fails to deliver possession of the ROFO Space in the condition described in Landlord’s RFO Offer within two hundred forty (240) days after the delivery date set forth in the Landlord’s RFO Offer (the “ROFO Delivery Date”), then Tenant, in its sole discretion, shall have the right upon written notice to Landlord to withdraw its agreement to lease the ROFO Space, and (B) if Landlord fails to deliver possession of the ROFO Space in the condition described in Landlord’s RFO Offer within 30 days after the ROFO Delivery Date and Tenant does not elect to withdraw its agreement to lease the ROFO Space, Landlord shall provide Tenant with (I)  one (1) day of Fixed Rent abatement for the applicable ROFO Space for the 31st through 90th day of such late delivery, and (II) two (2) days of Fixed Rent abatement for the applicable ROFO Space for each day thereafter that the Landlord fails to deliver the applicable ROFO Space as required by this Article 37. If the prior tenant holds over in applicable ROFO Space beyond the term of its lease, then Landlord shall, no later than 30 days following the ROFO Delivery Date, commence and diligently pursue eviction proceedings against such tenant.

ARTICLE 38
TENANT’S CONTRACTORS AND SERVICE PROVIDERS
38.1    Tenant’s Contractors and Service Providers. Tenant may, in the exercise of its commercially reasonable judgment, enter into contracts with service providers. For example, Tenant may enter into contracts with a caterer to service a cafeteria located within the Premises, a security firm and/or a janitorial firm to provide services to the Premises. Tenant shall, from time to time, give notice to Landlord of the name and address of the contractors or the service providers and such other information as Landlord may reasonably request. Landlord and Tenant agree that in the event Landlord elects to retain a security firm to provide security to the common areas of the Building, that Landlord and Tenant shall cooperate and coordinate in the delivery of security services to the common areas of the Building and to the Premises.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ARTICLE 39
MEASUREMENT STANDARD
39.1    The parties agree that the rentable area figures set forth in this Lease are conclusive except as expressly provided in this Section 39.1. Landlord and Tenant agree that it is the intent of the parties for Landlord to complete the design of the Building in a manner providing for approximately 325,000-328,053 rentable square feet of Premises and approximately 428,600 rentable square feet of Building as measured pursuant to the Measurement Standard (as defined below). Following the completion of the construction documents for the Landlord Work, Landlord’s architect shall calculate the rentable area of the Premises and Building in accordance with Office Buildings: Standard Methods for Measurement as published by the Secretariat, Building Owners and Managers Association International (“BOMA”) (ANSI/BOMA Z65.1-2010, Method B), as modified by the inclusion of any floor area serving laboratory exhaust or elevator shafts that are 100% dedicated to Tenant’s use (collectively, the “Measurement Standard”), and certify the rentable square footage of the Premises and Building to Landlord and Tenant. Tenant shall have the right to review such certification and, so long as the Premises is not greater than 328,053 rentable square feet or less than 325,000 rentable square feet pursuant to such measurement, the parties shall enter into an amendment to this Lease confirming the rentable square footage of the Premises and the Building (subject to the following provisions of this Section 39.1) as well as proportional changes in the Fixed Rent due and any other charges due under this Lease based upon the rentable square footages of the Premises and the Building, and a proportionate adjustment in any other rights of Tenant apportioned based on the rentable square footages of the Premises and the Building hereunder. If the Premises are less than 325,000 rentable square feet or more than 328,053 rentable square feet based on such measurement, then Landlord shall make such changes to the construction documents that are required so as to bring the Premises within such parameters and Tenant will cooperate in connection with the same. Within thirty (30) days following the substantial completion of the Landlord Work, Landlord shall direct its architect to calculate the rentable square footages of the Premises and the Building pursuant to the Measurement Standard and certify the same to Tenant. If such measurement of the Premises is between 325,000 and 328,053 rentable square feet, inclusive, then Landlord and Tenant shall enter into an amendment to this Lease confirming the final rentable square footages of the Premises and the Building, as modified, as well as proportional changes in the Fixed Rent due and any other charges due under the Lease based upon the rentable square footages of the Premises and the Building, and a proportionate adjustment in any other rights of Tenant apportioned based on the rentable square footages of the Premises and the Building hereunder. Notwithstanding the foregoing, if Tenant disputes such final measurement of the Premises and the Building within fifteen (15) business days following delivery of such certification to Tenant, then the parties shall submit such dispute for resolution pursuant to Section 14 of the Work Letter. In no event shall (x) Landlord be obligated to design the Premises to be less than 325,000 rentable square feet or the Building to be less than 428,600 rentable square feet, or (y) Landlord be obligated to approve any proposed Tenant plans or revisions thereto pursuant to the process described in the Work Letter that would result in the Premises being less than 325,000 rentable square feet or the Building being less than 428,600 rentable square feet, and (z) Tenant be obligated to pay Fixed Rent and any other charge due under the Lease based upon a rentable

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

square footage of the Premises being in excess of 328,053 rentable square feet (other than in connection with an expansion of the Premises).
In the event that a future adjustment is required due to the expansion or reduction of the (a) Premises in accordance with this Lease (other than pursuant to Articles 36 and 37) or (b) the Building, then Landlord shall provide Tenant with a certification of such measurement by the Landlord’s architect in accordance with the Measurement Standard. If Tenant disputes the results within ten (10) business days following the receipt of such certification, then Landlord, Landlord’s architect, if any, Tenant, and Tenant’s architect shall meet and resolve the dispute within such ten (10) business day period. If the parties are unable to resolve such dispute within such ten (10) business days, either of the parties may elect to submit such dispute to arbitration by directing the Connecticut office of the AAA (or, if none, the nearest AAA office with case management for Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within five (5) days of appointment, the arbitrator shall render a decision and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties.

ARTICLE 40
OTHER TENANT RIGHTS AND BUILDING LEASING
40.1    Other Tenant Rights and Building Leasing. If during the term of this Lease, Landlord desires to enter into a lease with a new tenant to the Building that requires additional, new shaft space (i.e. shaft space not shown on the Landlord Work Plans) that would be located within the Premises, such shaft area shall require the approval of Tenant. Subject to the provisions of the immediately preceding sentence, Landlord shall not require the approval of the Tenant to enter into a lease with a new tenant to the Building so long as that tenant is: (i) Yale University or any affiliate thereof; (ii) a tenant occupying its premises primarily for laboratory purposes with a minimum lease of 20,000 rentable square feet, or that is publicly traded or has known and reputable institutional or venture capital investors as reasonably evidenced by Landlord (provided however that in no event shall any laboratory tenant be permitted in the Building that (x) performs work at or above a risk category at or above Biosafety Level 3 as established by DHHS and as further described in the BMBL or such nationally recognized new or replacement standards as may be reasonably selected by Landlord if applicable to similar facilities in the City of New Haven (provided that nothing in this clause (x) shall be deemed to prohibit work that is below Biosafety Level 3 under the BMBL as it exists on the date such tenant enters into its lease, regardless of subsequent changes in the BMBL), or (y) [*], in each case without the consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed); or (iii) any tenant occupying its premises primarily for office purposes or retail purposes (other than retail tenants primarily engaged in food service that are so-called “fast-

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

food” tenants, or national retail food service franchise tenants, or retail food service tenants inconsistent with the first class nature of the Building, for which Tenant shall have the right of approval (not to be unreasonably withheld, conditioned or delayed; provided that it shall be reasonable for Tenant to deny its consent if such food service tenants are primarily engaged in selling prepared foods that are not consistent with a healthy, balanced diet in accordance with US Department of Agriculture standards as then exist)). Landlord shall include language in other tenant leases in the Building containing the restrictions set forth in clauses (i), (ii) and (iii) above should the tenants under such leases seek to sublease or assign all or any portion of their leased premises. Except where expressly set forth above, any approval sought by Landlord under this Section 40.1 shall be granted or withheld in the sole discretion of Tenant. Tenant shall respond to any request by Landlord for approval under this Section 40.1 within five (5) days following Landlord’s request for the same. If Tenant fails to review and approve, or disapprove by written notice in sufficient detail for Landlord to be able to reply within such five (5) days, the matters submitted for approval by Landlord hereunder (accompanied by a cover letter with a statement, in bold and prominent print and referencing this Section 40.1 stating that failure to respond may result in deemed approval), and Tenant shall fail to reply within an additional five (5) day period following delivery of a second, subsequent written notice from Tenant, then Tenant shall be deemed to have approved the matters submitted to Tenant for approval. The provisions of this Section 40.1 are personal to Tenant and any Successor Entity and shall automatically terminate and become null, void and of no force and effect upon the earlier to occur of (i) the expiration or termination of the Lease by Landlord or pursuant to Law; (ii) the termination or surrender of Tenant’s right of possession to the Premises; (iii) the assignment of this Lease by Tenant to an entity other than a Successor Entity; (iv) the sublease by Tenant of more than fifty percent (50%) of the rentable area of the Premises.
In the event of any dispute with respect to the matters set forth in this Section 40.1, either of the parties may elect to submit such dispute to arbitration by directing the Connecticut office of the AAA (or, if none, the nearest AAA office with case management for Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within five (5) days of appointment, the arbitrator shall render a decision and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties.

ARTICLE 41
ROOFTOP RIGHTS
41.1    Rooftop Rights. Landlord grants Tenant the appurtenant, non exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge, but otherwise subject to the terms and conditions of this Lease, to use a

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

contiguous portion of the roof of the Building approved by Landlord (the “Rooftop Installation Areas”) to operate, maintain, repair and replace telecommunications, electrical, alternative energy generation (including but not limited to solar panels, fuel cells, wind turbines, and co-generation facilities), and mechanical equipment for Tenant’s own use, such as a satellite dish, microwave dish, and the like or HVAC equipment, appurtenant to the uses permitted under Section 5.1 of the Lease (“Rooftop Equipment”). The exact location and layout of the Rooftop Installation Areas shall be approved by Landlord and Tenant in their reasonable discretion and the square footage of the Rooftop Installation Areas shall be equal to Tenant’s Pro Rata Percentage of total rooftop areas made available to tenants in the Building for similar purposes (unless Tenant desires to use a smaller area).
Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 9. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 9. Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building. Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building during the Term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocating Tenant’s Roof Equipment. Landlord shall use commercially reasonable efforts to complete any such re-roofing as soon as is practicable. Tenant shall have access to the rooftop for the purposes of exercising its rights and obligations under this Article 41 twenty-four (24) hours per day and seven (7) days per week, subject to Landlord’s reasonable security measures.
Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Article 41 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect. Tenant, at its sole cost and expense, shall cause a qualified employee or contractor to inspect the Rooftop Installation Areas at least quarterly and as often as recommended by the manufacturer of any Rooftop Equipment and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. Tenant shall pay Landlord following a written request therefor, with the next payment of Fixed Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Areas and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be screened or otherwise designed so that it is not visible from the ground level of the Property.
Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and Landlord’s agents and employees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents or contractors) arising out of the installation, use, operation, or removal of

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Article 41. Landlord agrees it shall include in each lease with each tenant in the Building that has access to the roof substantially the same terms and conditions imposed on rooftop installations as apply to Tenant pursuant to this Section 41.1 and that Landlord shall use commercially reasonable efforts to enforce such terms and conditions against the other tenants in the Building. Excepting the responsibility to enforce the conditions described in the preceding sentence, Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive for one (1) year following the expiration or earlier termination of this Lease.
Landlord may have granted and may hereafter grant roof rights to other parties, and Landlord shall use commercially reasonable efforts to cause such other parties to minimize interference with Rooftop Equipment and shall not permit installations on the rooftop by other tenants or occupants except for equipment of the nature of the Rooftop Equipment. Tenant shall conduct, and Landlord shall conduct or require such other tenants to conduct, wind studies at any time that such equipment is installed on the roof, or any changes are made to the roof, by Tenant or any other tenant, as applicable, that may impact the Building’s exhaust patterns and ensure that any such equipment or other changes to the roof minimize impacts on such exhaust patterns. If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenants’ business, in each case in excess of that permissible under Laws, including F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage) (each of (i) through (iv) above being a “Rooftop Interference”), Tenant shall within two (2) business days of notice of a claim of Rooftop Interference cooperate with Landlord or any other tenant or third party making such claim to determine the source of the Rooftop Interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage). In the event Tenant disputes Landlord’s allegation that Tenant is causing or has caused a Rooftop Interference in writing delivered within five(5) business days of receiving Landlord’s notice claiming such Rooftop Interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.
The parties shall direct the Connecticut office of the AAA (or, if there is none, the nearest AAA office with case management in Connecticut) to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare an event of default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision at Tenant’s expense.
Based on Landlord’s good faith determination that such relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. Landlord agrees to pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment. Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty (60) day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

ARTICLE 42
PREMISES CONTRACTION
42.1    Early Termination Right. Tenant shall have the one time right (the “Early Termination Right”) to terminate the Lease with respect to one full floor (whether used as laboratory or office space) of the Premises (but not less or more than one full floor of the Building) (the “Terminated Floor”) and the applicable pro rata share of Tenant’s parking spaces effective on the date (the “Early Termination Date”) that is immediately following the eighth (8th) anniversary of the Rent Commencement Date, provided that: (i) Tenant is not in default beyond any applicable grace or notice and cure period under the Lease at the time of exercise of its Early Termination Right, nor at any time thereafter up to and including the Early Termination Date; and (ii) Tenant gives prior written notice on or before the seventh (7th) anniversary of the Rent Commencement Date to Landlord (the “Termination Notice”) of its election to terminate on the Early Termination Date, time being of the essence; and provided, further, that Tenant pays Landlord, at the time of delivery of the Termination Notice, a fee (and not as a penalty) an amount equal to the sum of (x) six (6) months Fixed Rent with respect to the Terminated Floor, calculated at the rate per rentable square foot for the Terminated Floor as of the Termination Date, (y) six (6) months of Operating Expenses and Real Estate Taxes with respect to the Terminated Floor at the rate payable as of the day immediately preceding the Early Termination

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Notice, and (z) six (6) months Parking Rent with respect to the Terminated Floor described in Section 11.7 of this Lease, at the rate payable effective as of the day immediately preceding the Early Termination Date. Effective as of the Early Termination Date, Tenant’s Pro Rata Percentage shall be equitably adjusted; provided, however, that if, as of the date Tenant provides the Termination Notice, the square footage of Tenant’s Rooftop Installation Areas exceeds the area to which Tenant would otherwise be entitled taking into consideration such contraction, Tenant shall not be required to decrease or adjust the Rooftop Installation Areas until sixty (60) days after written notice from Landlord that another tenant or tenants require use of such areas to achieve their proportionate share of rooftop space at which time Landlord and Tenant shall cooperate to identify a mutually acceptable alternative location for the affected Rooftop Equipment (which, if permitted pursuant to Legal Requirements, may include the construction of additional Rooftop Equipment areas above the then-existing areas (i.e. by use of dunnage or otherwise), provided that any such additional vertical arrangements do not cause interference with other then-existing rooftop equipment.

ARTICLE 43
CONFIDENTIALITY
43.1    Confidentiality. Tenant and Landlord each agrees to keep the material terms and conditions (including, without limitation, rental rates) of this Lease confidential, except that such information may be disclosed to Tenant’s and Landlord’s respective and potential investors, advisors, consultants, attorneys, agents and lenders, whom Tenant and Landlord, as applicable, shall cause to keep such information confidential, and except as required by Laws. In addition, (a) Landlord agrees, on behalf of itself and its agents and employees, to keep confidential any information regarding Tenant’s use, business or operations obtained in the course of Landlord’s negotiation of this Lease or in Landlord’s performance of its rights and obligations pursuant to this Lease and (b) Tenant agrees, on behalf of itself and its agents and employees, to keep confidential any information regarding Landlord or the Property obtained in the course of Tenant’s negotiation of this Lease or in Tenant’s performance of its rights and obligations pursuant to this Lease. Notwithstanding the foregoing, either party may disclose the terms and conditions of this Lease or information otherwise required to be kept confidential hereunder in connection with any legal proceeding brought under this Agreement. In no event shall information that is available to the general public or from sources other than the parties (provided that the supplying party is not violating any confidentiality obligation hereunder) be subject to the provisions of this Article 43.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

Witness: ____________________ ____________________ Witness: ____________________ ____________________
LANDLORD:
WE ROUTE 34, LLC
By: Winstanley Enterprises LLC, its Manager
By: /s/ Carter J. Winstanley
Its: Carter J. Winstanley, Manager
TENANT:
ALEXION PHARMACEUTICALS, INC.
By: /s/ Vikas Sinha
Its Executive Vice President and Chief Financial Officer

STATE OF Massachusetts)
) ss.
COUNTY OF Middlesex)

On this the 15 day of November, 2012, before me, the undersigned officer, personally appeared Carter J. Winstanley who acknowledged himself to be the Manager of Winstanley Ent. LLC, a Delaware LLC, and that he as such, being authorized so to do, executed the foregoing instrument as his free act and deed for the purposes therein contained by signing his name in his capacity as Manager of Winstanley Enterprises LLC the manager of WE Route 34, LLC.
In witness whereof I hereunto set my hand.

/s/ Pamela D’ Ambrosio
Notary Public
My commission expires: April 16, 2015

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

STATE OF Connecticut)
) ss.
COUNTY OF New Haven)

On this the 15 day of November, 2012, before me, the undersigned officer, personally appeared Vikas Sinha who acknowledged himself to be the Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc., a Delaware corporation, and that he as such, being authorized so to do, executed the foregoing instrument as his free act and deed for the purposes therein contained by signing his name in his capacity as Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc..
In witness whereof I hereunto set my hand.

/s/ Jasmine Crespo
Notary Public
My commission expires: October 31, 2016

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT 1.2
LAND

All that certain piece or parcel of land situated in the City of New Haven, County of New Haven and State of Connecticut, bounded as follows:

Northeasterly:    by the Southwesterly highway line of North Frontage Road;

Southeasterly:    by the Northwesterly easement line of College Street Extension, a distance of 230 feet, more or less, as shown on a map entitled “TOWN OF NEW HAVEN MAP SHOWING LAND TO BE GRANTED TO THE CITY OF NEW HAVEN BY THE STATE OF CONNECTICUT OAK STREET CONNECTOR” Town No. 92, Project No. 93, Serial No. 174B, Sheet 1 of 3, certified substantially correct February 6, 1962;

Southwesterly:    by the Northeasterly highway line of South Frontage Road; and

Northwesterly:    by the Southeasterly line of the “Air Rights Parking Garage” located at 60 York Street, a distance of 230 feet, more or less, said line being the Southeasterly line of Parcel 7 described in the deed from the State of Connecticut Department of Transportation to the Department of Economic and Community Development dated October 8, 2003 and recorded February 17, 2004 in Volume 6701 at Page 20 of the New Haven Land Records.

Tenant acknowledges that, as of the date of the Lease, Landlord’s sole interest in the foregoing land is pursuant to Landlord’s rights as developer under that certain Development and Land Disposition Agreement by and among the City of New Haven, the New Haven Parking Authority and WE Route 34, LLC dated September 1, 2012 (the “DLDA”). The foregoing property description is subject to revision based upon the results of a land survey to be made in connection with the transfer of the property from the City to the Landlord. Upon completion of the survey, the parties shall, if necessary, update Exhibit 1.2 to the Lease accordingly.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission
.    E. 1.2-1

EXHIBIT 1.6
TENANT’S PROPERTY
Equipment that may be removed

Access control system
Air dryers
Autoclaves
Cold Boxes
Computer servers / data center hardware
Demountable walls
Electrical power conditioners
Fuel Cells
Glasswashers
Micro Turbines
Modular walls
pH adjustment systems
Phone system
Process back-up Generators and automatic transfer switches
Process boilers and stills
Process chillers and condensing units
Process pressure reducing stations
RODI pure water skid
Security System
Server room Liberts
Tow Motor and charger

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.1.6-1

UPS's
Vacuum pumps
Video surveillance system
Washing Machines
Water for Injections systems (WFI)
Wind Turbines
Workstations

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.1.6-2

EXHIBIT 2.1
PREMISES

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.2.1-1

EXHIBIT 2.1(a)
TITLE DOCUMENTS

1.
The applicable conditions and requirements of State Traffic Commission Certificate No. 311-A recorded September 21, 2006 in Volume 7723 at Page 11 of the New Haven Land Records, to which is attached Traffic Investigation Report No. 092-0605-01 which was recorded September 1, 2006 in Volume 7703 at Page 216 of said Land Records; Notice of a one-year extension for Certificate No. 311-A, dated August 29, 2008 and recorded September 10, 2008 in Volume 8276 at Page 175 of said Land Records, as it is to be modified or replaced in connection with the Landlord Work.

2.
Total applicable conditions and requirements of State Traffic Commission Certificate Nos. 631 and 311, also recorded September 1, 2006 in Volume 7703 at Page 216 of the New Haven Land Records, referenced in aforesaid Traffic Investigation Report No. 092-0605-01 as it is to be modified or replaced in connection with the Landlord Work.

3.	Development and Land Disposition Agreement by and among the City of New Haven, the New Haven Parking Authority and WE Route 34, LLC dated September 1, 2012 (the “DLDA”).

4.
Reservations in a deed from the City of New Haven to WE Route 34, LLC, including temporary and permanent easements for a drainage pipe and access to and maintenance and repair of said drainage pipe to be hereafter created pursuant to the terms of the DLDA.

5.
Permanent easement in favor of the City of New Haven and the New Haven Parking Authority for the maintenance, repair and replacement of the Air Rights Garage and for the footings and foundations of the Air Rights Garage, as defined in the DLDA, to be hereafter created pursuant to the terms of the DLDA.

6.
Permanent easement in favor of the City of New Haven for the operation, maintenance, repair and replacement of the Tunnels and Driveways, as defined in the DLDA, to be hereafter created pursuant to the terms of the DLDA.

7.
Permanent easement in favor of the City of New Haven for repair and replacement of public improvements situated on the land to be hereafter created, to be hereafter created pursuant to the terms of the DLDA.

8.	Temporary nonexclusive easement in favor of the City of New Haven for the construction of the westerly side of College Street fill structure to be hereafter created pursuant to the terms of the DLDA.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.2.1(a)-1

9.
Temporary slope easements along MLK Boulevard and South Frontage Road in favor of the City of New Haven for the purpose of supporting the embankments bordering such roads to be hereafter created pursuant to the terms of DLDA.

10.	Temporary construction easements along MLK Boulevard and South Frontage Road in favor of the City of New Haven for the purpose of widening such roads to be hereafter created.

11.	Environmental Land Use Restriction in favor of the Connecticut Department of Energy and Environmental Protection to be hereafter created.

12.	Terms and provisions of a Site Plan Review and Planned Development Action and Special Permit by the City of New Haven City Plan Commission to be hereafter created.

13.
Terms and provision of such rights and easements as may be agreed to by and between the City of New Haven, the New Haven Parking Authority and WE Route 34, LLC pursuant to the Development and Land Disposition Agreement.

14.	Rights of the City of New Haven and the public in and to that portion of the land dedicated as a public street, which public street passes under the building improvements situated on the land.

15.	Rights of others in and to any utilities located within the parcel to the extent serving other property.

16.	Rights of utility providers to be hereafter created in and to any utility easements located within the parcel and serving the property.

17.
Matters shown on that certain draft survey entitled “Compilation Plan, Town of New Haven, Map Showing Land Released to ______________ by the State of Connecticut Department of Transportation” dated August 2012 and prepared by Thomas A. Harley, P.E.

Any encumbrance to be created in the future pursuant to this Exhibit 2.1(a) shall not expand the obligations of Tenant in more than a de minimis manner or unreasonably and adversely affect Tenant’s rights under the Lease without Tenant’s approval (which approval shall not be unreasonably withheld).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.2.1(a)-2

EXHIBIT 2.3
FORM OF CONFIRMATION OF
COMMENCEMENT DATE
Reference is made to the Lease for a portion of the building known as 100 College Street, New Haven, Connecticut dated ________________between WE Route 34, LLC, as landlord, and Alexion Pharmaceuticals Inc., as tenant (the “Lease”). The terms listed below are used as defined in the Lease.
Landlord and Tenant confirm the following:
Delivery Date: ___________________
Rent Commencement Date:
Expiration Date: ________________

LANDLORD:

WE ROUTE 34, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

ALEXION PHARMACEUTICALS INC., a Delaware corporation

By:
Name:
Title:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.2.3-1

EXHIBIT 3.2
WORK LETTER
(1)Definitions
All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Work Letter is attached as Exhibit 3.2. This Work Letter is expressly subject to the provisions of the Lease and supplements the Lease. The provisions herein should be read consistently with the Lease, provided, however, in the event of any inconsistency between this Work Letter and the Lease, the terms and conditions of the Lease shall, in all instances, and for all purposes, control.
“Delay” means a Tenant Delay or a Landlord Delay, each as defined in Section 11, below.
“Construction Force Majeure” means extraordinary and unforeseeable acts of nature (e.g. tornado, hurricane, flood, earthquake, or unusually severe storm designated as a 50-year or greater storm by the National Climate Data Center, but not including lesser storms), fire or other casualty, war, riot or terrorism, and other extraordinary and unforeseeable causes beyond the responsible party’s reasonable control (provided same is not the result of the negligence or fault of such party and cannot, by the exercise of commercially reasonable due diligence, be overcome or avoided by the party claiming Construction Force Majeure), but does not include items such as materials delay (other than general unavailability of materials and replacement materials in the nature of a shortage generally affecting similar projects in the eastern United States, rather than based on increased price), governmental delay relating to inspections (and results of inspections) of the Property or in granting permits or approvals, labor disturbances, strikes or disputes specific to the Property and/or the demolition or construction of improvements thereon or any labor disturbances, strikes or disputes if and to the extent the same are limited to employees, agents, contractors, vendors, suppliers, and/or subcontractors of the party claiming that Construction Force Majeure has occurred, errors or omissions in design, mechanical or equipment failure, economic hardship or the inability to pay all obligations when due, provided that the party claiming Construction Force Majeure shall notify the other party in writing of a Construction Force Majeure delay within two (2) business days of gaining actual knowledge of the Construction Force Majeure event.
“Landlord’s Architect” means Elkus/Manfredi Architects LTD.
“Landlord’s MEP Engineer” means AHA Consulting Engineers, Inc.
“Landlord’s Structural Engineer” means McNamara/Salvia, Inc.
“Landlord Work” means the design, construction, and delivery of the base building shell and core, base building mechanical systems and site work contemplated by the Landlord Work Plans, as modified in accordance with this Exhibit 3.2, in Delivery Condition (as defined below).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.3.2-1

“Qualified Arbitrator” means an attorney licensed to practice in Connecticut with at least twenty (20) years of experience in disputes involving the design and construction of substantially comparable first class projects located in Connecticut that has not worked for either party or its affiliates at any time and that is not disqualified from being retained by the parties in the arbitration engagement due to the application of the rules of professional conduct applicable to attorneys in the State of Connecticut.
“Tenant’s Architect” means Elkus/Manfredi Architects LTD., Centerbrook Architects and Planners, LLP, The S/L/A/M Collaborative, Inc., or another architect reasonably approved by Landlord.
(2)    Engagement of Architect and Engineers; and Tenant’s and Landlord’s Representative
(a)    Landlord has engaged Landlord’s Architect for the Landlord Work. Landlord’s Architect has retained Landlord’s MEP Engineer as the electrical, fire protection, and mechanical engineer and Landlord’s Structural Engineer as the structural engineer in connection with the design of the Landlord Work. Landlord shall not (x) amend its contract with Landlord’s Architect to alter any of the provisions governing use of the instruments of service, granting rights to Tenant, or governing the expiration of owner claims or rights against Landlord’s Architect, or otherwise amend the contract with Landlord’s Architect in a manner having a material adverse effect on Tenant or the Premises, without Tenant’s prior written approval in its sole discretion, (y) waive any one or more of its rights under the contract with Landlord’s Architect in a manner having a material adverse effect on Tenant or the Premises, without Tenant’s prior written approval in its sole discretion, and/or (z) fail to enforce its rights under the contract with Landlord’s Architect in a manner having a material adverse effect on Tenant or the Premises, without Tenant’s prior written approval in its sole discretion.
(b)    Tenant has retained or will retain Tenant’s Architect for the Finish Work. Tenant’s Architect has retained or will retain Landlord’s MEP Engineer or another mechanical, electrical and plumbing engineer reasonably approved by Landlord and, if necessary due to the nature of the Finish Work (as defined below), will retain Landlord’s Structural Engineer in connection with the design of the Finish Work. Even though such architect and engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work and for the adequacy and completeness of the plans and specifications submitted to Landlord by Tenant. Tenant’s Architect and engineers will comply with the provisions of this Exhibit 3.2 and of Article 9 of the Lease.
(c)    Tenant shall furnish a copy of its proposed architect’s contract with Tenant’s Architect to Landlord prior to its execution for Landlord’s review and approval, which shall not be unreasonably withheld, conditioned, or delayed. In either case, economic, confidential, and/or proprietary terms that Tenant may reasonably believe are appropriately confidential may be redacted. Tenant’s agreement with Tenant’s Architect

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-2

shall require Tenant’s Architect to incorporate Landlord’s MEP Engineer (or such other mechanical, electrical and plumbing engineer as is reasonably approved by Landlord) and Landlord’s Structural Engineer into its team and to work closely with such parties so as to ensure coordination of the complete design package. If Landlord should elect to replace Landlord’s Architect or Landlord’s MEP Engineer, or Tenant should elect to replace Tenant’s Architect or Landlord’s MEP Engineer (if Tenant has also retained Landlord’s MEP Engineer) and engage a replacement architect or engineer to fulfill the responsibilities contemplated to be undertaken by the respective architect or engineer on behalf of such party (the parties hereby agreeing that such a replacement of an architect or engineer will not be implemented except pursuant to the terms of the relevant service contracts), the identity of the replacement and the contract for such replacement design professional shall be subject to the other party’s approval, which shall not be unreasonably withheld or delayed (and will not be withheld to the extent consistent in all material respects with the prior contract). Neither party shall replace Landlord’s Structural Engineer without first consulting with the other, and then only in the event the parties agree that it is necessary to do so (such approval not to be unreasonably withheld, conditioned or delayed), it being the intent that the parties rely on coordinated structural engineering.
(d)    Daniel Caron (phone no. 203-271-8230) is Tenant’s Authorized Representative and shall have full power and authority to act on behalf of Tenant on any matters relating to Finish Work or Landlord Work. Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 3.2. Carter Winstanley (phone no. 978-287-5000) is Landlord’s Authorized Representative and shall have full power and authority to act on behalf of Landlord on any matters relating to Finish Work or Landlord Work. Any written correspondence with Landlord’s Authorized Representative shall be copied to Winstanley Construction Management, 300 George Street, New Haven, Connecticut 06511. Landlord may name a replacement Landlord’s Authorized Representative from time to time by written notice to Tenant making reference to this Exhibit 3.2.
(3)    Landlord Work Plans and Specifications
(a)    Landlord’s Architect has prepared, and Tenant has approved, the schematic plans and specifications listed on Attachment 1 to this Exhibit 3.2 (collectively, and as they may be further developed into construction documents and/or revised pursuant to this Work Letter, the “Landlord Work Plans”). Any changes in the Landlord Work Plans, as measured against the last iteration approved by Tenant, are subject to the provisions of Section 8, below. The Landlord Work and Landlord Work Plans must be consistent with first-class design standards for general offices and laboratories, Tenant acknowledging that the plans and specifications listed on Attachment 1 do not violate such qualification (taking into account that the same may only be schematic level plans). The Landlord Work shall be further described in design development documents and subsequent final construction documents, which subsequent design phases shall be consistent with Attachment 1. Landlord shall provide Tenant with copies of the design

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-3

development and construction documents for Tenant’s review and comment prior to finalization by Landlord. Tenant shall review and approve such plans within five (5) business days following the delivery of such plans to Tenant. If Tenant fails to review and approve, or disapprove by written notice in sufficient detail for Landlord to be able to reply within such five (5) business days, such plans properly submitted for approval by Landlord hereunder (accompanied by a cover letter with a statement, in bold and prominent print and referencing this Section 3(a) stating that failure to respond may result in deemed approval), and Tenant shall fail to reply in like manner within an additional five (5) business day period following delivery of a second, subsequent written notice from Landlord, then Tenant shall be deemed to have approved such plans. Nothing in the preceding two sentences shall be deemed to provide Tenant with a right to disapprove such design development or construction documents to the extent that they are consistent in all material respects with Attachment 1 or any previously Tenant-approved iteration of the plans for Landlord Work or reasonably inferable therefrom. Landlord covenants that, upon completion of the Landlord Work, the Building and the common facilities serving the Building shall be in compliance with all Laws, including without limitation the Americans with Disabilities Act, except to the extent, if any, such non-compliance results from the design, construction, or use of Finish Work or Premises. All approvals and inspections of Tenant with respect to the Landlord Work Plans and Landlord Work, including without limitation the approval of Attachment 1 (which is approved as of the date of this Lease), shall be for Tenant’s benefit only, may not be relied on by Landlord, and shall not affect Landlord’s responsibility for the same, provided, however, to the extent the Tenant obtains actual knowledge of any material concerns regarding coordination, compatibility, feasibility or constructability as the same relate to the Landlord Work, Tenant shall use commercially reasonable efforts to promptly notify Landlord. Without limiting any of Tenant’s other rights, Tenant shall have the right to review the Landlord Work Plans from time to time and Landlord shall provide Tenant with a marked-up set of as-built plans for the Landlord Work promptly upon completion of the Landlord Work and, if requested by Tenant and at Tenant’s sole cost and expense, a record set of the plans for the Landlord Work prepared and certified by Landlord’s Architect (or another design professional reasonably acceptable to Tenant) thereafter (Tenant acknowledging that it shall not use such plans, which are instruments of service, except as expressly permitted in the agreement between Landlord and Landlord’s Architect, and Tenant agrees to indemnify, defend and hold harmless Landlord for any losses, claims, damages, or liabilities incurred by Landlord on account of Tenant’s use of such plans in a manner held to be prohibited by the terms of the agreement between Landlord and Landlord’s Architect, as amended and approved by Tenant as of the date the Lease is executed).
(4)    Finish Work Plans and Specifications
(a)    Tenant shall cause to be prepared, at Tenant’s expense, complete, coordinated, constructible construction drawings and specifications (“Construction Documents”) that shall meet the requirements set forth on Attachment 3 to this Exhibit 3.2 for the initial improvements to the entire Premises necessary to make the Premises

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-4

ready for Tenant’s occupancy (the “Finish Work”). Notwithstanding the foregoing or anything to the contrary in this Lease, the Tenant need not initially design or construct the Finish Work for a portion of the Premises located on one floor (not to exceed one full floor of the Premises) intended for future laboratory expansion and a portion of the Premises located on up to two floors (but not to exceed two full floors) to initially be left in the semi-finished state described on Attachment 7 for future office expansion. The Construction Documents shall be reasonably consistent with the space concept attached as Attachment 2 to this Exhibit 3.2 (the “Space Concept”) and any interim plans and specifications previously approved by Landlord, as further set forth below. For purposes of this Work Letter, the Space Concept, any interim plans and specifications submitted to and approved by Landlord, and the Construction Documents are sometimes referred to herein as “Tenant Plans”. Tenant Plans shall be submitted by Tenant for Landlord’s review and approval at each stage of the design (i.e., schematic, design development, and Construction Documents) and in any event, subject to Landlord Delay and Construction Force Majeure, in compliance with a mutually agreeable schedule to be established by Landlord and Tenant following the execution of Tenant’s contract with Tenant’s Architect. Landlord’s approval of Tenant Plans shall signify only consent to the Finish Work shown and shall not result in any responsibility of Landlord concerning compliance of the Finish Work with Laws, or coordination or compatibility with any component or system of the Building or the feasibility of constructing the Finish Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant, provided, however, to the extent the Landlord obtains actual knowledge of any material concerns regarding coordination, compatibility, feasibility or constructability as the same relate to the Landlord Work, Landlord shall use commercially reasonable efforts to promptly notify Tenant.
Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within five (5) business days following delivery of any Tenant Plans to Landlord by Tenant, including without limitation the Construction Documents. Tenant’s schematic design documents and any subsequently submitted Tenant Plans and specifications must show Finish Work consistent with first class general offices and laboratories. If Landlord fails to review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply within such five (5) business days, Tenant Plans properly submitted for approval by Tenant hereunder (accompanied by a cover letter with a statement, in bold and prominent print and referencing this Section 4(a) stating that failure to respond may result in deemed approval), and Landlord shall fail to reply within an additional five (5) business day period following delivery of a second, subsequent written notice from Tenant, then Landlord shall be deemed to have approved such Tenant Plans. All approvals, inspections, and requirements of Landlord with respect to the Tenant Plans and Finish Work shall be for Landlord’s benefit only, may not be relied on by Tenant, and shall not affect Tenant’s responsibility for the same.
Landlord has no obligation to approve any Finish Work not reasonably consistent with the Space Concept or not shown on other Tenant Plans previously approved by Landlord or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such proposed Finish Work (i) would cause a delay in the achievement of the Start Date (as defined below), any of the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-5

Milestones (as defined below), or Delivery Condition by the Estimated Delivery Date, unless Tenant agrees in writing that such work constitutes an Agreed Tenant Delay and Landlord and Tenant agree in writing to the amount of such Agreed Tenant Delay (Landlord having no obligation to agree to any such delays to the extent such delays exceed seventy-five (75) days in the aggregate); (ii) would materially increase the cost of operating the Building or increase the cost of performing any other work in the Building by more than a de minimis amount, unless in each case Tenant agrees to pay such costs, (iii) is incompatible with, or adversely affects (other than in an immaterial manner not causing Landlord to breach its obligations to any third party), the design, function, quality, equipment, structural integrity, or systems of the Building, or otherwise cannot reasonably be coordinated with the Landlord Work, (iv) is materially inconsistent with first class office and laboratory space, (v) requires a change in the Landlord Work (except as expressly permitted pursuant to Section 8(b), below), (vi) causes the Landlord Work to violate any Laws, Title Documents, permits or approvals, or any provision of this Lease (each a “Legal Requirement”, and collectively the “Legal Requirements”) or (vii) otherwise does not comply with the provisions of this Lease (including, without limitation, Article 9). By its execution of the Lease, and its submission of any Tenant Plans and Finish Work Change Orders, Tenant will be deemed to have approved of, and, as between Landlord and Tenant only, shall be legally responsible for, such Tenant Plans and Finish Work Change Orders.
(5)    Engagement of Contractors
(a)    Landlord shall retain John Moriarty & Associates, or another general contractor or construction manager reasonably approved by Tenant, as its general contractor or construction manager to construct the Landlord Work (“Landlord’s Contractor”) and shall enter into a construction contract with Landlord’s Contractor, which contract shall, among other things: (i) obligate Landlord’s Contractor to obtain payment and performance bonds for the Landlord Work which cover, without limitation, all of Landlord’s Contractor’s corrective work and warranty obligations for a period of three years following final payment under the Landlord’s Contract with Landlord’s Contractor and include a multiple obligee rider naming Tenant and its successors and assigns, Landlord and Landlord’s lender as obligee; (ii) include Tenant and its officers, directors, employees, and agents (the “Named Tenant Parties”) within the scope of Landlord’s Contractor’s indemnification obligations; (iii) include the Named Tenant Parties as non-contributory additional insureds on each of Landlord’s Contractor’s liability insurance policies (Tenant agreeing to cause its insurers to waive subrogation rights in favor of Landlord’s Contractor); and (iv) include an obligation on the part of Landlord’s Contractor to cause its insurers to waive subrogation rights in favor of the Named Tenant Parties (at Landlord’s sole cost, if any). In addition to the provisions described above, Landlord agrees that, unless Tenant shall otherwise agree, (1) it will include within its construction contract with Landlord’s Contractor language providing, in substance, that the Landlord Contractor will be responsible for preserving labor harmony and for managing and resolving all labor disputes resulting from the performance of the Landlord Work, and, to the extent any labor union disputes result from the use of any non-union trade on the project retained by Landlord’s Contractor or any subcontractor or other person acting under either of them, Landlord’s Contractor shall be responsible for responding to all union demands and actions in accordance with applicable laws and for managing the resolution of any such dispute, and (2) it will enforce the provisions described in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-6

clause (1) of this Section 5(a). Landlord shall not amend its construction contract with Landlord’s Contractor to alter any of the provisions referred to or described in this paragraph, or otherwise (w) accept any lien bond from Landlord’s Contractor unless Tenant agrees that the lien bond is sufficient to indemnify Tenant and its leasehold estate hereunder, such agreement not to be unreasonably withheld, conditioned or delayed, (x) amend the contract with Landlord’s Contractor, (y) waive any one or more of its rights under the contract with Landlord’s Contractor, and/or (z) fail to enforce its rights under the contract with Landlord’s Contractor, in any case in a manner having a material adverse effect on Tenant or the Premises, without Tenant’s prior written approval in its sole discretion, provided, however, Landlord shall not be deemed to have breached its obligations under this Section 5(a) based solely on the fact that it has made a good faith Landlord Non-Coverage Determination (as defined below) pursuant to the terms of Section 12(b) below.
(b)    Tenant shall retain a general contractor or construction manager (“Tenant’s Contractor”) to construct the Finish Work that is reasonably approved by Landlord for such purpose. Tenant shall cause its construction contract with Tenant’s Contractor to, among other things: (i) include Landlord and its officers, directors, employees, and agents (the “Named Landlord Parties”) within the scope of Tenant’s Contractor’s indemnification obligations; (ii) include the Named Landlord Parties as non-contributory additional insureds on each of Tenant’s Contractor’s liability insurance policies; and (iii) include an obligation on the part of Tenant’s Contractor to cause its insurers to waive subrogation rights in favor of the Named Landlord Parties (with Landlord causing its insurers to waive subrogation rights in favor of Tenant’s Contractor). Tenant shall not amend its construction contract with Tenant’s Contractor to alter any of the provisions referred to or described in this paragraph, or otherwise amend the contract with Tenant’s Contractor in a manner having a material adverse effect on Landlord or the Premises, without Landlord’s prior written approval in its sole discretion. The contractors listed on Attachment 6 are hereby approved by Landlord.
(6)    Construction of the Landlord Work
Landlord shall be solely responsible for and shall perform Landlord Work in a good and workmanlike manner, using new materials (provided, however, that Landlord may use recycled or reused materials to the extent required to meet the highest achievable LEED rating) of first quality, and in accordance with Laws. The Landlord Work shall be at Landlord’s sole cost and expense except as expressly set forth in this Exhibit 3.2 and shall be performed in accordance with the Landlord Work Plans. Tenant shall not be responsible for any aspects of the design or construction of Landlord Work.
Without limiting any of Tenant’s other rights, during the construction of the Landlord Work, Landlord shall provide Tenant with copies of all plans and specifications including all changes thereto (whether by electronic means or otherwise) and shall allow Tenant generally to review the progress of Landlord Work. Such reviews shall be scheduled so as not to unreasonably interfere with the conduct of Landlord Work. Tenant shall have the right, subject to reasonable protocols established by Landlord, to have representatives of Tenant attend certain project meetings relating to the Landlord Work (which meetings shall be held at reasonable

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-7

intervals, taking into consideration the status of design and construction, and shall be scheduled and managed by Landlord pursuant to a project protocol to be reasonably agreed upon in writing by Landlord and Tenant prior to the Start Date). Landlord shall notify Tenant’s Representative in advance of the time and location of such project meetings. At least monthly, Tenant shall receive updates on the construction schedule, progress of the completed work based on input from Landlord’s Architect regarding the percentage of work completed (which Landlord update shall not include a percentage of completion exceeding the percentage complete having then already been certified by Landlord’s Architect to Landlord in connection with Landlord’s Contractor requisition process), and the then-estimated Delivery Date. Landlord shall make representatives of its project team, including without limitation representatives of Landlord, Landlord’s Architect, all other design professionals then working on the project to the extent the scope of their services affects the Premises, and Landlord’s Contractor, available for consultation with Tenant at least weekly following the Start Date and as reasonably required prior to such date (project meetings including Tenant and such personnel being deemed to satisfy the provisions of this sentence as to any one meeting).
Landlord acknowledges and agrees that Tenant may engage a third party commissioning agent. Landlord shall provide reasonable access to such agent to inspect the Landlord Work, including mechanical systems, and to perform tests during the construction of Landlord Work in accordance with the Access Schedule (as defined below).
A preliminary construction schedule for the completion of the Landlord Work is attached hereto as Attachment 4 (the “Construction Schedule”). The Construction Schedule may be revised from time to time by Landlord, with prior written notice to Tenant, as necessary for Landlord to complete the Landlord Work in accordance with this Lease or to reflect actual construction progress, provided that no such revisions shall be deemed to modify any of the terms and conditions of this Work Letter, including without limitation Section 13 below, nor shall Landlord voluntarily amend its construction contract with Landlord’s Contractor and/or any elements of the construction schedule thereunder to extend the substantial completion date set forth on the Construction Schedule as of the date of this Lease.
Landlord shall meet with Tenant and review the Construction Schedule on or about the first day of the eighth month, and again on or about the first day of the seventeenth month, of the Construction Schedule following the Start Date and, if either or both of the parties determine that Landlord’s Contractor has fallen behind the then-applicable Construction Schedule on either such occasion such that the Landlord Work is then projected to be substantially complete and Delivery Condition achieved by a number of days beyond the then remaining originally scheduled number of days for substantial completion (other than due to Tenant Delay or Construction Force Majeure) that is greater than 15% of the then remaining days originally scheduled for substantial completion in the Construction Schedule, then Landlord shall, within five (5) business days, cause Landlord’s Contractor to provide a corrective schedule to Landlord and Tenant showing to the agreement of the parties hereto how Landlord’s Contractor will achieve substantial completion by the originally scheduled date for substantial completion. If any such corrective schedule does not show to the agreement of both parties hereto that Landlord’s Contractor will substantially complete the Landlord Work and enable Landlord to achieve

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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Delivery Condition by a date that is no later than the originally scheduled date for substantial completion plus a number of days equal to 10% of the then remaining originally scheduled number of days for substantial completion (other than due to Tenant Delay or Construction Force Majeure), then, upon Tenant’s written notice or otherwise as elected by Landlord, Landlord shall enforce the terms of its contract with Landlord’s Contractor obligating Landlord’s Contractor to accelerate the construction of the Landlord Work at no cost or expense to Tenant until such time as the parties hereto agree that Landlord’s Contractor is materially back on the Construction Schedule (based on the originally scheduled date for substantial completion). On or about the date that is 90 days following the receipt of each of the corrective schedules, if any, generated pursuant to the immediately preceding sentences, and irrespective of whether any such corrective schedule triggered Tenant’s right to require Landlord to enforce the terms of its contract with Landlord’s Contractor obligating Landlord’s Contractor to accelerate the Landlord Work, Landlord and Tenant shall meet and review the then current progress of the Landlord Work and if both parties hereto do not agree such progress is materially in compliance with the applicable corrective schedule previously provided to Landlord and Tenant, then, upon Tenant’s written notice or otherwise as elected by Landlord, Landlord shall enforce the terms of its contract with Landlord’s Contractor obligating Landlord’s Contractor to accelerate the construction of the Landlord Work at no cost or expense to Tenant until such time as the parties hereto reasonably agree that Landlord’s Contractor is materially back on the corrective schedule. Notwithstanding anything to the contrary herein and in addition to Tenant’s other rights and remedies under the Lease and this Work Letter, in the event Delivery Condition has not been achieved by the Estimated Delivery Date, subject to extension for Construction Force Majeure and Tenant Delay, Tenant shall have the right to require Landlord to enforce the terms of its contract with Landlord’s Contractor obligating Landlord’s Contractor to accelerate the construction of the Landlord Work at no cost or expense to Tenant until substantial completion has been achieved. For the purposes of this and the next succeeding paragraph, when the phrases “originally scheduled date for substantial completion,” “then remaining originally scheduled number of days for substantial completion,” and/or similar phrases are used, it is the intention of the parties that same be a reference to and performance and schedule compliance measured against the date for substantial completion of the Landlord Work shown on the Construction Schedule attached hereto as Attachment 4 as of the date the Lease is executed.
For illustrative purposes only, the parties have agreed to include the following example setting forth how they intend the terms of the immediately preceding paragraph to apply to a hypothetical fact pattern. If the meeting and schedule review conducted on the first day of the eighth month following the Start Date results in the determination by either of the parties hereto that Landlord’s Contractor has fallen behind the then-applicable Construction Schedule such that, subject to Tenant Delay and Construction Force Majeure, the Landlord Work is then projected to be substantially complete and Delivery Condition achieved not sooner than 518 days (450 x 1.15 = 517.5) from the date of such meeting and review (assuming there are 450 then remaining days originally scheduled for substantial completion in the Construction Schedule, seven months or 210 days having already elapsed), then Landlord shall be obligated to, within five (5) business days, cause Landlord’s Contractor to provide a corrective schedule to Landlord and Tenant showing to both Landlord and Tenant’s reasonable satisfaction how Landlord’s Contractor will achieve substantial completion and enable Landlord to achieve Delivery Condition by the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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originally scheduled date for substantial completion. If such corrective schedule, assuming it is delivered to Landlord and Tenant on the day immediately following the foregoing meeting and review, does not show to both Landlord and Tenant’s reasonable satisfaction that Landlord’s Contractor will substantially complete the Landlord Work and enable Landlord to achieve Delivery Condition in 494 or fewer days (449 x 1.10 = 493.9) from the date such corrective schedule was provided to Landlord and Tenant (other than due to Tenant Delay or Construction Force Majeure), then, upon Tenant’s written notice or otherwise as elected by Landlord, Landlord shall enforce the terms of its contract with Landlord’s Contractor obligating Landlord’s Contractor to accelerate the construction of the Landlord Work at no cost or expense to Tenant until such time as the parties hereto reasonably agree that Landlord’s Contractor is materially back on the corrective schedule.
(7)    Construction of the Finish Work
(a)    Following the Delivery Date (or earlier in the event that early access is provided in accordance with Section 7(e) below), Tenant may, at Tenant’s sole risk and expense, enter the Premises for the purpose of undertaking the Finish Work and installing Tenant’s decorations, movable furnishings, and business fixtures and equipment. Tenant shall cause the Finish Work to be constructed at Tenant’s sole cost and expense in accordance with, and subject to, the provisions of Article 9 of the Lease and this Work Letter. Landlord shall not be responsible for any aspects of the design or construction of Finish Work. Landlord shall not charge any supervisory or management fees with respect to the Finish Work. Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection with the review and approval of Tenant’s plans for the Finish Work within thirty (30) days’ following any invoice therefor. Landlord shall use all commercially-reasonable efforts to provide an estimate of such costs before incurring the costs of such review and approval.
(b)    Tenant shall cause the construction of the Finish Work to occur in a good and workmanlike manner and in accordance with applicable Legal Requirements and substantially in accordance with the Construction Documents, and using new materials (provided, however, that Tenant may use recycled or reused materials to the extent required to meet the highest achievable LEED rating) of first quality.
(c)    Tenant agrees that, unless Landlord shall otherwise agree, (1) it will include within its construction contract with Tenant’s Contractor language providing, in substance, that Tenant’s Contractor will be responsible for preserving labor harmony and for managing and resolving all labor disputes resulting from the performance of the Finish Work, and, to the extent any labor union disputes result from the use of any non-union trade on the project retained by Tenant’s Contractor or any subcontractor or other person acting under either of them, Tenant’s Contractor shall be responsible for responding to all union demands and actions in accordance with applicable laws and for managing the resolution of any such dispute and (2) it will enforce the provisions described in clause (1) of this Section 7(c).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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(d)    Subject to Construction Force Majeure and Landlord Delay, Tenant shall complete the Finish Work (other than such portions of the Finish Work that Tenant elects not to design and/or construct pursuant to the terms of Section 4(a) of this Work Letter) and obtain a final or temporary certificate of occupancy for the Premises (to the extent available on account of the status and condition of any Landlord Work) no later than twelve (12) months following the actual Delivery Date and without regard to any deemed acceleration of the Delivery Condition pursuant to Section 11(c) herein (and, if a temporary Certificate of Occupancy, Tenant shall diligently prosecute the relevant Finish Work necessary to obtain a permanent Certificate of Occupancy as soon as practicable thereafter). Without limiting the foregoing, in the event Tenant fails to perform its obligations under this Section 7(d), notwithstanding anything to the contrary in this Lease, Landlord’s sole and exclusive remedy at law (but not equity, Landlord having the right to pursue any and all equitable remedies) shall be to exercise its self-help remedy pursuant to the terms of Section 16.1 of the Lease.
(e)    The provisions of this Section 7(e) shall apply only during the period prior to the Delivery Date. Prior to the Delivery Date, Tenant may enter the Premises to undertake its Finish Work on a schedule to be mutually agreed upon with Landlord (the “Access Schedule”), which Access Schedule shall accommodate the completion of the Landlord Work and achievement of the various Milestones for the Landlord Work in accordance with this Work Letter and will also permit Tenant to complete certain Finish Work such as installation of conduit, cabling, piping, and ductwork in an efficient manner, without delaying the Landlord Work. Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all Tenant’s obligations under this Lease except the obligations to pay Fixed Rent, Parking Rent, Operating Expenses and Taxes and other obligations the performance of which would be clearly incompatible with the construction of the Finish Work and the installation of decorations, movable furnishings, and business fixtures and equipment pursuant hereto. Tenant shall obligate any independent contractor of Tenant (or any employee or agent of Tenant) performing any Finish Work in the Premises prior to the Delivery Date to comply with such obligations. Tenant and any Tenant contractor, including Tenant’s Contractor, shall use reasonable efforts not to interfere in any way with construction of, and shall not damage the Landlord Work or the common areas or other parts of the Property.
Any requirements of any such Tenant contractor for services from Landlord or Landlord’s Contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s Contractor. Should the Finish Work of any Tenant contractor depend on the installed field conditions of any item of Landlord Work, such Tenant contractor shall ascertain such field conditions after installation of such item of Landlord Work. Neither Landlord nor Landlord’s Contractor shall be required or obliged to alter the method, time or manner for performing Landlord Work or work elsewhere in the Building (other than to a de minimis extent), on account of the Finish Work of any such Tenant contractor (the timing of Tenant’s entry pursuant to the Access Schedule being deemed to be in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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compliance herewith). Tenant shall cause each Tenant contractor performing Finish Work on the Premises to substantially clean up regularly and remove its debris from the Premises and Building in all material respects. Subject to the foregoing and the other terms of the Lease, each of Landlord and Tenant shall cause its contractors to use commercially reasonable efforts to cooperate in the coordination of Tenant’s work under this Section 7 (Landlord having no obligation to incur any additional costs or delays in connection with such cooperation).
(8)    Changes in the Work
(a)    Landlord may modify the design (as shown on the Landlord Work Plans or any iteration thereof) of the Landlord Work from time to time (subject to the provisions of the immediately following paragraph) if required to comply with Legal Requirements or interpretations of Legal Requirements by municipal authorities having jurisdiction over the Landlord Work. Any other changes to the design or construction (other than changes to the construction specifically contemplated by the Landlord Work Plans, as amended in accordance with this Work Letter) of the Landlord Work, other than minor changes in the nature of field adjustments that do not require the approval of Landlord as owner under its construction contract, shall require the consent of Tenant, which consent may be granted or denied in Tenant’s sole discretion (provided that Tenant shall describe its basis for any objection to such request for consent with reasonable detail and upon request by Landlord shall provide Landlord with such other information as is reasonably required to assess the impacts of such proposed change on the Premises or Tenant’s business operations). Tenant shall review and approve of any changes proposed by Landlord within five (5) business days following the delivery of such proposed changes to Tenant. If Tenant fails to review and approve, or disapprove by written notice in sufficient detail for Landlord to be able to reply within such five (5) business days, such changes properly submitted for approval by Landlord hereunder (accompanied by a cover letter with a statement, in bold and prominent print and referencing this Section 8(a) stating that failure to respond may result in deemed approval), and Tenant shall fail to reply within an additional five (5) business day period following delivery of a second, subsequent written notice from Tenant, then Tenant shall be deemed to have approved such changes.
(b)    Tenant may, prior to the date that Landlord completes the independent architectural review process under the Development Agreement (as defined on Exhibit 2.1(a)), from time to time request reasonable changes (any such change, a “Tenant Requested Change”) in the Landlord Work to accommodate Tenant’s space design or system requirements, subject to the following and the provisions of the immediately following paragraph:
In the event that Tenant proposes any changes to the Landlord Work pursuant to the foregoing, Landlord shall, within fifteen (15) days of such request, provide Tenant with: (x) Landlord’s architectural and engineering lump sum or hourly not to exceed design proposals (such proposals to be prepared by Landlord’s design professionals at

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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Tenant’s expense on a time and materials basis); (y)  lump sum or cost of the work with a guaranteed maximum price construction pricing (provided, however, estimated construction pricing setting forth the reasonable out of pocket additional, estimated costs to be incurred by Landlord to implement the change in Landlord Work as a result of such Tenant Requested Change shall satisfy the requirements of this clause (y) under circumstances where, by virtue of the nature of the Tenant Requested Change, lump sum or cost of the work with a guaranteed maximum price construction pricing cannot reasonably be provided until after the design work set forth in the relevant design proposal as described in clause (x) of this Section 8(b) is completed (in any such case, an “Estimated Construction Pricing Proposal”)); and (z) the estimated amount of delay the Tenant Requested Change will cause Landlord in achieving a June 1, 2013 Start Date (as such date may be adjusted pursuant to the express terms of this Work Letter), any one or more of the Milestones, and/or the Estimated Delivery Date, and the reason(s), together with documentation from Landlord’s Contractor and/or Architect substantiating said reason(s), where reasonably necessary, for such delay (such estimate forming the basis for any Agreed Tenant Delay to be agreed upon by the parties), together with any other costs that Landlord reasonably anticipates it will incur (including without limitation direct and indirect costs resulting from the effects of such changes on other tenants in the Building), all stated on a not-to-exceed basis, as a result of such Tenant Requested Change (“Landlord’s Change Notice”). In connection with the development and preparation of each Landlord’s Change Notice, if and as applicable, Landlord shall use all commercially reasonable efforts, at no out-of-pocket cost to Landlord, to obtain estimates of the amount of delay described in clause (z) above in a manner that is intended to minimize such delays, which may require that the applicable proposal(s) suggest alternate methods and/or pricing (provided that Landlord is not obligated to change the sequencing or methods of its construction in order to accommodate such change, or to incur any costs on account of such changes unless and except to the extent of any Agreed Tenant Delay).
Any and all costs and expenses associated with a given Tenant Requested Change, with the sole exception of out-of-pocket construction costs actually incurred by Landlord after approval by Tenant and in connection with a Tenant Requested Change where the associated Landlord’s Change Notice contained an Estimated Construction Pricing Proposal, to the extent that Landlord desires to be reimbursed for the same by Tenant, shall be expressly specified in the relevant Landlord’s Change Notice and Landlord shall have no right to be reimbursed by or to charge Tenant for any costs or expenses not so specified and each of the same shall be deemed irrevocably waived. Similarly, any and all delays and schedule impacts associated with a given Tenant Requested Change, to the extent the Landlord desires that the same be treated as Tenant Delays, shall be expressly specified in the Landlord’s Change Notice and Landlord shall have no right to claim Tenant Delay for any delays or schedule impacts not so specified and all such claims shall be deemed irrevocably waived, the parties acknowledging that the relevant Agreed Tenant Delay, if any, serves to memorialize any such Tenant Delays without the right to further review. Without limiting the generality of the foregoing, other than with respect to out-of-pocket construction costs actually incurred by Landlord after approval by

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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Tenant and in connection with a Tenant Requested Change where the associated Landlord’s Change Notice contained an Estimated Construction Pricing Proposal, Landlord shall not be permitted to reserve in any Landlord’s Change Notice the right to add costs, expenses, delays, or schedule impacts, with respect to the Tenant Requested Change giving rise to such Landlord’s Change Notice.
Tenant shall, within five (5) business days of receiving Landlord’s Change Notice, either withdraw Tenant’s request for such change or authorize Landlord to proceed with the preparation of revised plans for the Landlord Work reflecting such change, if and as applicable, and the final lump sum or guaranteed maximum price change order for the construction of the work shown on such plans, in each case at Tenant’s expense and upon the terms and conditions described in the applicable Landlord’s Change Notice. Tenant’s failure to timely reply to Landlord’s Change Notice shall be deemed to be a withdrawal of Tenant’s request for such change. Landlord acknowledges that Tenant Requested Changes may include (but are not limited to) modifications to the security system included within the Landlord Work. At Tenant’s request, Landlord shall promptly provide Tenant with such other information regarding Landlord’s Change Notices (and the facts, circumstances, and determinations that form the basis of the same) as Tenant may reasonably request to assess the impacts thereof.
Landlord shall make such reasonable changes described in a Tenant Requested Change provided that: (i) Tenant pays for costs specified by Landlord in Landlord’s Change Notice (and such additional costs as Tenant may in its sole discretion approve in writing in advance of their incurrence); (ii) the change is consistent with the governmental approvals and permits authorizing the performance of the Landlord Work and all Legal Requirements; (iii) the change is consistent with first class laboratory and office space construction and does not have a material adverse effect on the value of the Building or Property; (iv) Tenant authorizes Landlord to make such change pursuant to the immediately preceding paragraph; (v) if such change, as demonstrated by Landlord pursuant to the information provided with Landlord’s Change Notice, causes a delay to the achievement of the Start Date, any Milestone, or Delivery Condition by the Estimated Delivery Date, Tenant agrees in writing that such delay constitutes a Tenant Delay and Landlord and Tenant agree in writing to the amount of any such Tenant Delay (any such Tenant Delay, an “Agreed Tenant Delay”) (Landlord having no obligation to agree to any such delays to the extent such delays exceed seventy-five (75) days in the aggregate); and (vi) such change does not adversely affect the Building systems or structural elements of the Building in more than an immaterial manner or the completion and occupancy of any portion of the Building other than the Premises. If Tenant timely notifies Landlord that Tenant authorizes Landlord to make such change and satisfies the other requirements set forth in this paragraph but Tenant does not agree with Landlord’s pricing proposals for the design and construction work as set forth in Landlord’s Change Notice, then Tenant may, by notice to Landlord set forth in Tenant’s notice authorizing Landlord to proceed with such change pursuant to clause (iv), above, elect to have the design and construction work performed on a time and materials basis in accordance with the designer’s fully-loaded hourly rate schedules attached to Landlord’s design services

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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agreements and/or the construction change directive provisions in Landlord’s construction contract. Landlord’s design costs which are reimbursable under the terms of this Section 8(b) shall be remitted by Tenant to Landlord within thirty (30) days following invoice as such design work progresses. Any costs due to Landlord’s Contractor on account of Tenant Requested Changes and any other costs incurred by Landlord as a result of such Tenant Requested Changes, in each case to the extent described in a Landlord’s Change Notice, shall be payable by Tenant within thirty (30) days after invoice by Landlord as such work progresses, together with a copy of Landlord’s Contractor’s requisition, bills and/or invoices and other reasonable back-up materials to which it applies. Notwithstanding the foregoing or anything to the contrary herein, in no event shall Tenant have any obligation under this Work Letter to pay any amounts with respect to that portion of services or work for a Tenant Requested Change that is not yet properly complete.
Landlord acknowledges that Tenant has requested, and Landlord has approved for all purposes under this Work Letter, the addition of the Premises Freight Elevator as an initial Tenant Requested Change and that there is no Agreed Tenant Delay on account of such change. The total cost of the work to implement the Tenant Requested Change for the Premises Freight Elevator is $455,095, consisting of $284,190.15 for the materials and $170,904.85 for all other costs, including labor, to be incurred in connection with the design and construction of the Premises Freight Elevator. Tenant acknowledges that it has authorized the Landlord to proceed with the design and construction of the Premises Freight Elevator, such costs to be payable by Tenant within thirty (30) days after invoice by Landlord as such work progresses, together with a copy of Landlord’s Contractor’s requisition, bills and/or invoices and other reasonable back-up materials to which it applies, as further set forth in the immediately preceding paragraph.
(c)    Subject to the provisions of Section 4 of this Work Letter, Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Finish Work Change Order”), request Landlord’s approval of a change in the Finish Work shown on the Tenant Plans previously approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be granted or denied within five (5) business days after delivery of such Finish Work Change Order to Landlord. Tenant Plans shall not be modified in any respect, other than minor changes in the nature of field adjustments that do not require the approval of Tenant as owner under its construction contract, except with Landlord’s and Tenant’s prior written approval; which approval shall not be unreasonably withheld, conditioned or delayed, and all modifications to Tenant Plans, other than minor changes in the nature of field adjustments that do not require the approval of Tenant as owner under its construction contract, shall be made only by Finish Work Change Order submitted in timely fashion to Landlord and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay the cost to design and construct any Finish Work Change Order.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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(9)    Cooperation. Each party shall use reasonable efforts to cause its contractors, subcontractors of every tier, material suppliers, and/or consultants to cooperate so as to complete the Landlord Work and Finish Work in an expeditious manner, provided that nothing in this Section 9 shall require the Landlord to incur any additional expense or delay in construction of the Landlord Work or, following the Delivery Date, Tenant to incur any additional expense or delay in construction of the Finish Work.
(10)    Payment. Tenant shall pay Landlord for any amounts due under this Work Letter within thirty (30) days following delivery by Landlord of each invoice therefor (together with a copy of Landlord’s Contractor’s requisition, bills and/or invoices and other reasonable back-up materials to which it applies reasonably requested by Tenant to support the invoice) unless otherwise specified herein. Tenant shall pay the entire amount of each such invoice to Landlord as Additional Rent.
(11)    Delivery Condition; Delays
(a)    “Delivery Condition” shall mean that: (i) the Premises is broom clean and vacant (other than on account of any Finish Work performed by Tenant prior to the date by which Delivery Condition is achieved); (ii) the Landlord Work has been substantially completed in accordance with the Landlord Work Plans and in compliance with all Laws and the Demised Premises consists of at least 325,000 rentable square feet; (iii) all inspections and sign-offs related to the substantial completion of Landlord Work have been obtained by Landlord to the extent necessary for Tenant to prosecute its Finish Work; (iv) the Premises shall be free of Hazardous Materials in violation of applicable Laws; (v) all Building equipment and systems necessary for the prosecution of the Finish Work are operational and in good working order and Tenant is able to connect to such systems, and (vi) the Building and the Premises are free of violations of Legal Requirements that would impair or delay the construction of the Finish Work. “Substantially complete” “substantial completion” and “substantially completed” shall mean that the Landlord Work is completed such that Tenant can commence, prosecute, and complete the construction of its Finish Work (other than minor details of construction, mechanical or electrical adjustments or decoration that in the aggregate are minor in character and will not unreasonably interfere with Tenant’s construction of the Finish Work, but in no event shall require any commissioning, certification, validation, or verification of systems required for Tenant’s particular use of the Premises, as opposed to office and laboratory use, generally, which commissioning, certification, validation or verification, if any, shall be performed by Tenant following completion of its Finish Work). Notwithstanding the foregoing to the contrary, substantial completion of the Landlord Work shall be deemed to occur if each of the following conditions are met: (x) Delivery Condition has occurred save only the completion of the Garage and issuance of a certificate of occupancy with respect to the same; (y) Landlord makes available, at its sole cost and expense, adequate parking (not to exceed the amount otherwise required to be provided by Landlord under the Lease) for use by Tenant’s contractors and subcontractors and the employees, agents, contractors, and representatives of each of the same, within one half (0.50) mile of the Property during any period from and after the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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date that is three months after the date Delivery Condition otherwise occurs (i.e., but for the Garage being incomplete) until the date that the Garage is substantially completed and a certificate of occupancy issued with respect thereto; and (z) the Garage is substantially completed and a certificate of occupancy with respect thereto is issued not later than the date which falls six (6) months after the date Delivery Condition otherwise occurs (i.e., but for the Garage being incomplete). For the purposes of determining the substantial completion of the Garage following the satisfaction of the other conditions to Delivery Condition, “substantial completion” shall mean that the Garage is completed (other than minor details of construction, mechanical or electrical adjustments or decoration that in the aggregate are minor in character and will not unreasonably interfere with ordinary and customary use of the Garage). If Landlord does not substantially complete the Garage and cause a certificate of occupancy with respect thereto to be issued within the six month period referenced in clause (z) of the immediately preceding sentence (such six month period being subject to extension for Tenant Delay and Construction Force Majeure occurring during such period), then, subject to satisfaction of each of Landlord’s other Delivery Condition obligations, the Delivery Date shall be the date that the Garage is substantially completed (including without limitation the issuance of a certificate of occupancy with respect thereto) and, upon the request of either party, Landlord and Tenant shall enter into a letter agreement memorializing the Delivery Date and associated Fixed Rent and Additional Rent reconciliation (i.e., because it is the intention of Landlord and Tenant that, notwithstanding anything to the contrary in this Lease, for the purposes of determining the date upon which the Rent Commencement Date occurs, it shall be a condition precedent to the occurrence of the Delivery Date based on Tenant moving into the Premises pursuant to Section 2.3(y) of the Lease that the Garage be substantially completed and a certificate of occupancy for the same have been issued). Landlord’s Architect’s determination of any element of Delivery Condition shall be conclusive as between the parties unless disputed by Tenant within ten (10) business days following written notice thereof, but this shall not relieve Landlord from its liability to complete the Landlord Work and correct latent defects pursuant to the terms set forth below. Any dispute regarding occurrence of Delivery Condition or the matters set forth in this paragraph shall be resolved pursuant to Section 14, below. During such 10 business day period, Tenant shall have the right to inspect the Premises and the Common Areas and take such measurements as are reasonably required to confirm that the Landlord Work is substantially complete.
(b)    “Tenant Delay” means any (x) Agreed Tenant Delay or (y) any of the events or circumstances described in clauses (i) and/or (ii) of this Section 11(b) to the extent (i.e., after taking into account the effect and/or contribution of Construction Force Majeure and Other Delays, as defined in Section 13(h), below, related to the Landlord Work) the same cause the occurrence of Delivery Condition to occur after the Estimated Delivery Date (other than as expressly set forth in Section 11(c)), the occurrence of the Start Date to occur after the Estimated State Date, or in the occurrence of Milestone 1, Milestone 2, or Milestone 3 beyond the dates set forth herein and giving rise to Tenant remedies hereunder.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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(i)    The failure of Tenant to make any submission or to respond to any submission to Tenant from Landlord in accordance with the express requirements of the Lease or this Work Letter on or before the deadline expressly set forth in the Lease or this Work Letter for such submission or response (provided that any failure to respond shall not result in Tenant Delay to the extent that such failure results in deemed approval pursuant to the express terms of this Lease); or
(ii)    Any other act (other than acts required by this Lease) or failure to act (where action by Tenant is required under the Lease) by Tenant or Tenant’s Contractor, designers, or others engaged by Tenant that results in a delay to the completion of Landlord Work (provided that any Tenant Delay pursuant to this clause (ii) shall not be deemed to accrue unless and until Landlord delivers notice of such event with a statement, in bold and prominent print and referencing this Section 11(b), that a Tenant Delay has occurred and describing the event giving rise to such Tenant Delay).
“Landlord Delay” means any of the events or circumstances described in clauses (1) and/or (2) of this Section 11(b) to the extent the same (x) cause a delay in the critical path for the design and/or construction of the Finish Work or (y) causes Tenant to be delayed in any submission to, or response to any submission from, Landlord and/or any other Tenant performance obligation under this Work Letter as it relates to the Landlord Work if the same gives rise to a claim by Landlord for Tenant Delay.
(i)    The failure of Landlord to make any submission or to respond to any submission to Landlord from Tenant on or before the deadline for such submission or response as set forth in the Lease or this Work Letter (provided that any failure to respond shall not result in Landlord Delay to the extent that such failure results in deemed approval pursuant to the express terms of this Lease); or
(i)    Any other act (other than acts required by this Lease) or failure to act (where action by Landlord is required under the Lease) by Landlord or Landlord’s Contractor, designers, or others engaged by Landlord that results in a delay to the completion of the Finish Work, which may include (but is not limited to) any changes to the Landlord Work following the initial approval of the Landlord Work Plans that have not been approved by Tenant in accordance herewith (to the extent such approval is required), provided that any Landlord Delay pursuant to this clause (2) shall not be deemed to accrue unless and until Tenant delivers notice of such event with a statement, in bold and prominent print and referencing this Section 11(b) that a Landlord Delay has occurred and describing the event giving rise to such Landlord Delay.
Notwithstanding anything to the contrary herein, the acceleration of the date that Delivery Condition is deemed to occur if and as expressly described in Section 11(c) and an extension of Landlord’s time to perform the Landlord Work as set forth in the Lease shall be Landlord’s sole remedy at law or in equity for Tenant Delay. Except as otherwise and/or more particularly provided herein, in calculating the length of Delays, Delays shall be determined on a

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-18

net basis, i.e., taking into account the effect and/or contribution of all other delays, including, without limitation, Landlord Delay, Tenant Delay and Other Delays. Any Landlord Delay or Tenant Delay of less than a full day shall be deemed to be equal to a delay of one full day. With respect to any Delay other than Agreed Tenant Delay (for which the length of the Delay shall be as agreed upon in writing by the parties at the time such Delay arises), the party claiming such Delay shall notify the other in writing of the claimed estimated length of such Delay (describing in reasonable detail the manner in which such Delay will result in the non-claiming party’s failure to achieve on schedule the Start Date, any of the Milestones, the Delivery Condition by the Estimated Delivery Date, completion of the Finish Work, or, with respect to Section 11(c) Tenant Delay (as defined below), delay in the achievement of the Delivery Condition, as the case may be) within ten (10) business days after its occurrence and the party to whom such claim is made may elect by written notice delivered to the other within ten (10) business days thereafter to dispute the claimed estimated Delay in accordance with Section 14, below. Unless such estimate is disputed by written notice delivered within such ten (10) business day period, the claimed estimated Delay shall be deemed the length of such Delay.
(c)    Except as otherwise provided in Section 13(h)(ii), the date that Delivery Condition occurs shall be deemed to occur one day earlier for each day of Section 11(c) Tenant Delay. “Section 11(c) Tenant Delay” means Tenant Delay to the extent the same causes a delay in the achievement of Delivery Condition. Notwithstanding the foregoing, (i) there shall be no acceleration of the date that Delivery Condition is deemed to occur on account of any day of Section 11(c) Tenant Delay that occurs prior to the Start Date until any such pre-Start Date Section 11(c) Tenant Delay, in the aggregate, totals 45 days, with the forty-sixth (46th) day of any such pre-Start Date Section 11(c) Tenant Delay being the first day of Section 11(c) Tenant Delay properly includable in the calculation of Section 11(c) Tenant Delay for the purposes of evaluating whether or not any acceleration in Delivery Condition is deemed to occur, and (ii) there shall be no acceleration of the date that Delivery Condition is deemed to occur on account of any day of Section 11(c) Tenant Delay that occurs after the Start Date until any such post-Start Date Section 11(c) Tenant Delay, in the aggregate, totals thirty (30) days, with the thirty-first (31st) day of any such post-Start Date Section 11(c) Tenant Delay being the first day of Section 11(c) Tenant Delay properly includable in the calculation of Section 11(c) Tenant Delay for the purposes of evaluating whether or not any acceleration in Delivery Condition is deemed to occur hereunder. In the event that Delivery Condition is actually achieved prior to the Estimated Delivery Date, if and to the extent Landlord otherwise would be entitled to do so pursuant to the express terms hereof, Landlord shall not be entitled to accelerate the occurrence of Delivery Condition on account of Section 11(c) Tenant Delay by more than 60 days.
(12)    Defects in Landlord Work
(a)    On a date or dates reasonably specified by Landlord (but not later than two (2) business days following the expiration of Tenant’s right to dispute Landlord’s Architect’s determination of the occurrence of substantial completion of Landlord Work and the achievement of the Delivery Condition requiring a minimum of 325,000 rentable square feet in the Premises), Landlord and Tenant shall inspect the Landlord Work within the Premises and the common areas appurtenant thereto for the purpose of preparing a list

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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of the customary punchlist type items, and any items of a seasonal nature, then remaining to be completed (any such punchlist, a “Final Punchlist”). Landlord shall, within five (5) business days after the date of such inspection, submit such Final Punchlist to Tenant, and Tenant shall sign and return the Final Punchlist to Landlord within ten (10) business days of Landlord’s delivery of such Final Punchlist to Tenant (or, if earlier, by the day first following substantial completion of Landlord’s Work that Tenant takes possession of the Premises for the purposes of materially commencing the Finish Work; i.e., work beyond that permitted by Section 7, above), noting any items which Tenant is actually aware of and reasonably believes should be added thereto. Within five (5) business days of its receipt of Tenant’s revised Final Punchlist, Landlord shall notify Tenant if it disputes any Final Punchlist items (“Disputed Final Punchlist Items”). Items shall not be added to the Final Punchlist by Tenant after it is delivered to Landlord, but this shall not relieve Landlord from its liability to comply with each of the terms and conditions of this Work Letter, including to correct latent defects pursuant to the terms set forth below. If the Final Punchlist is not executed by Tenant and returned to Landlord within such five (5) business day period, then Tenant shall be deemed to have accepted the Final Punchlist as submitted to Tenant by Landlord without modification and, except as set forth on the Final Punchlist, Landlord shall, subject to Sections 12(b) and 12(c), have no further obligation to cause any other Landlord Work to be completed except as provided below with respect to latent defects and as otherwise set forth in Section 12(d), below. With respect to items on the Final Punchlist not in dispute, Landlord shall cause such items to be completed in a diligent manner during regular business hours, but in a manner that will seek to minimize interruption of Tenant’s prosecution of the Finish Work or, following the completion of the Finish Work, the operation of Tenant’s business. In any event, Landlord shall use commercially reasonable efforts to complete all Landlord Work punch list work within thirty (30) days (or such longer period as is reasonably required with respect to applicable items, including as set forth above with respect to the Garage), other than matters that cannot be completed owing to their seasonal nature, and subject to extension for Construction Force Majeure and Tenant Delays. With respect to any Disputed Final Punchlist Items, Landlord shall cause such items to be completed in like manner, but Landlord may nevertheless reserve Landlord’s rights to assert that Tenant is required to pay the costs therefor.
Except for incomplete items of Landlord Work specified in the Final Punchlist and for latent defects, and subject to the terms and conditions of Sections 12(b) and 12(c), Tenant shall be deemed to have accepted all elements of Landlord Work on the Delivery Date. In the case of a dispute concerning the completion of items of Landlord Work specified in the Final Punchlist, such items shall be deemed completed and accepted by Tenant upon the delivery to Tenant of a certificate of Landlord’s Architect that such items have been completed unless the certification reasonably is disputed by Tenant by a notice to Landlord given within ten (10) business days of Landlord’s delivery of the certification to Tenant, in which case such dispute shall be resolved pursuant to Section 14, below. Tenant shall, subject to the terms of Sections 12(b) and 12(c), be deemed to have waived any claim under this Work Letter for correction or cure of any latent defects on the date that is 360 days following the Delivery Date (the “Corrective Work Period Expiration

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-20

Date”) if Tenant has not then given notice of such defect to Landlord. The foregoing period for correction of the Landlord Work shall be extended with respect to portions of Landlord Work first performed after the occurrence of Delivery Condition, including corrective Landlord Work performed pursuant to this Section 12(a), by the period of time between the occurrence of Delivery Condition and the actual performance of the applicable Landlord Work. Nothing contained in this Section 12(a) shall be construed to establish a period of limitation with respect to other obligations of the Landlord under the Lease. For the purposes of this Lease, “latent defects” shall mean defects, deficiencies, and/or non-compliance in the construction of the Landlord Work that are not readily observable by visible inspection before or at the time the Final Punchlist is prepared or cannot be ascertained by reason of seasonality. Landlord shall cause Landlord’s Contractor so to remedy, repair or replace any such latent defects identified by Tenant within the foregoing time periods, such action to occur as soon as practicable during normal working hours (provided that if such latent defects impact life, safety or Tenant’s ability to use the Premises for its intended use, Landlord shall expedite such remedy, repair or replacement at no cost to Tenant) and so as to avoid any unreasonable interruption of Tenant’s prosecution of the Finish Work or the operation of Tenant’s business.
(b) In addition to Landlord’s obligations under Section 12(a), in the event that Tenant or any third party gives Landlord notice of, or Landlord otherwise obtains actual knowledge of, one or more latent defects affecting the Premises or common areas appurtenant thereto, from time to time during the initial term of the Lease, after the Corrective Work Period Expiration Date, Landlord shall meet with Tenant (a “3rd Party Warranty Review Meeting”) to review such claimed latent defect and the underlying facts and circumstances in order to determine whether such latent defect reasonably appears to be covered by one or more written third party warranties or guarantees (a “3rd Party Warranty”). In the event that Landlord determines that such latent defect may reasonably be covered by any such 3rd Party Warranty, (Landlord being obligated to make a determination one way or the other and to advise Tenant of such determination in writing no later than five (5) business days after the relevant 3 rd Party Warranty Review Meeting, failing which, such event shall be deemed a Landlord Non-Coverage Determination (as defined below)), Landlord shall, at Landlord’s sole cost and expense, promptly commence and diligently and continuously prosecute to completion one or more claims against the relevant third party(ies) in order to cause such party(ies) to correct the latent defect. Notwithstanding the foregoing, if (i) Landlord reasonably determines, whether in connection with or after the relevant 3rd Party Warranty Review Meeting, but subject to the timing requirements set forth in immediately preceding sentence, that the subject latent defect(s) are not reasonably likely to be covered by a 3rd Party Warranty (a “Landlord Non-Coverage Determination”) or (ii) following Landlord’s reasonable determination that such latent defect(s) are reasonably likely to be covered by a 3 rd Party Warranty, Landlord fails to promptly commence and diligently and continuously prosecute such claim(s) as required pursuant to this Section 12(b) (a “Landlord Warranty Prosecution Failure”) within five (5) business days following notice of such failure from Tenant (provided that Tenant need not give such notice more

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-21

than one time with respect to any Landlord Warranty Prosecution Failure arising out of a particular 3rd Party Warranty claim), then Tenant shall have the exclusive right, but not the obligation, to pursue such claim(s) to the extent such condition affects the Premises pursuant to an assignment of rights (but not of any duties or obligations) as described below, subject and subordinate to the right of Landlord’s lenders and subject to the terms and conditions of the applicable 3 rd Party Warranties. In the event Tenant’s right to prosecute such claims arises out of a Landlord Non-Coverage Determination, Tenant’s prosecution of such claim(s), if and to the extent it elects to do so and from and then only after the date of any such election, shall be undertaken at Tenant’s sole cost and expense, provided, however, if Tenant is ultimately successful in the prosecution of such claim(s), Landlord shall promptly reimburse Tenant for all of the reasonable out of pocket costs and expenses incurred in connection with such claim(s), including without limitation, reasonable attorneys’ fees and court and alternative dispute resolution costs. If Tenant’s right to prosecute such claims arises out of a Landlord Warranty Prosecution Failure, Tenant’s prosecution of such claim(s), if and to the extent it elects to do so and then only from and after the date of any such election, shall be undertaken at Landlord’s sole cost and expense, to be invoiced monthly on net thirty (30) terms.
(c) If Tenant elects to pursue a claim under a 3 rd Party Warranty pursuant to the provisions of subparagraph (b), above, then, without limiting any of Landlord’s other obligations hereunder, Landlord shall within two (2) business days of such election execute and deliver to Tenant (a “3rd Party Warranty Assignment”) a legally-effective non-exclusive assignment of Landlord’s right to enforce the applicable 3rd Party Warranty (but not as to any duty or obligation of Landlord), in a form reasonably satisfactory to the parties, subject and subordinate to the right of Landlord’s lenders and subject to the terms and conditions of the applicable 3rd Party Warranties. Notwithstanding the foregoing, Tenant’s rights under any 3 rd Party Warranty Assignment shall, as between Landlord and Tenant and as to the particular latent defects which give rise to the 3 rd Party Warranty Assignment, be exclusive.
(d) The obligations in Sections 12(a), 12(b), and 12(c) constitute Landlord’s entire obligation with respect to all latent defects in the Landlord Work (subject to Landlord’s obligations pursuant to Section 10.2 of the Lease, which are in turn subject to Tenant’s rights under Section 35.1 of the Lease).
(13)    Milestones, Contingencies and Late Delivery Remedies.
(a)    Landlord expects the Start Date will occur by June 1, 2013 (the “Estimated Start Date”). While the following clauses (i) through (iv) will not have an impact on the validity of the Lease, Landlord shall use commercially reasonable efforts to: (i) obtain all zoning and land use approvals for the Landlord Work on or before December 31, 2012; (ii) obtain a binding written mortgage commitment for its financing of the construction of the Landlord Work on or before February 28, 2013; (iii) obtain its building permit for the construction of the Landlord Work on or before June 1, 2013; and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-22

(iv) subject to Construction Force Majeure and Tenant Delay, achieve Delivery Condition not later than March 31, 2015.
(b)    The “Start” or “Start Date” for the Landlord Work shall mean the latest to occur of:
(i)    Landlord’s receipt of a building permit for the Landlord Work;
(ii)    Landlord’s closing of the first mortgage construction loan for the Landlord Work;
(iii)    Landlord’s execution of a guaranteed maximum price construction contract for the Landlord Work with Landlord’s Contractor;
(iv)    The binding of the Environmental Policy; and
(v)    The commencement of material site work.
If the Landlord Work does not Start on or before January 31, 2014, which date is subject to extension for Tenant Delay and Construction Force Majeure, then Landlord shall be obligated to pay the Tenant $2,000,000 as liquidated damages and not a penalty (the parties having agreed (i) that the nature and extent of Tenant’s damages are difficult to ascertain, and (ii) to liquidate the sums payable at an amount reasonably estimated to make Tenant whole) as follows (the “Construction Start Payment”):
(1)    The Construction Start Payment shall not be due and payable if the Delivery Date occurs by May 31, 2015.
(2)    The Construction Start Payment shall be paid to Tenant in the form of free Fixed Rent (such credit to be taken immediately following the Rent Commencement Date until used in full) if the Delivery Date occurs on or after May 31, 2015 and prior to August 31, 2015.
(3)    The Construction Start Payment shall be paid to Tenant in a lump sum payment on the Rent Commencement Date (or, if Tenant exercises its termination right pursuant to this Section 13(b), within fifteen (15) days following the effective date of such termination) if the Delivery Date has not occurred prior to or on August 31, 2015.
(4)    The Construction Start Payment shall be paid to Tenant at the time that Landlord terminates this Lease in the event that Landlord terminates pursuant to Section 13(g) below and Tenant is otherwise entitled to the Construction Start Payment pursuant to this Section 13(b).
If the Landlord Work does not Start on or before April 1, 2014, subject to extension for Tenant Delay, then Tenant shall have the right to terminate the Lease by notice given no later than May 1, 2014 or such later date as is provided in the following two sentences. Following

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
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April 1, 2014, if the Landlord Work has not yet achieved its Start, Landlord agrees that it will not Start the Landlord Work without first providing Tenant with at least five (5) business days’ advance written notice of the anticipated Start Date and, upon receipt of such notice, Tenant shall have the right to terminate the Lease (i.e., in addition to the initial right set forth in the first sentence of this paragraph) upon written notice to Landlord given at any time prior to the actual Start. If following such anticipated Start Date notice from Landlord to Tenant, the Landlord Work does not Start on the Start Date specified in the notice, Landlord must redeliver the notice described in this paragraph and, upon receipt of such notice, Tenant shall, once again and in each such scenario thereafter, have the right to terminate the Lease as provided above, before Landlord actually Starts the Landlord Work. Notwithstanding anything to the contrary herein, in each event where Landlord is obligated to deliver an anticipated Start Date notice pursuant to the terms of this paragraph, if and as applicable, other than with the express written consent of Tenant, in Tenant’s sole discretion, Landlord shall be prohibited from Starting the Landlord Work prior to the date expressly specified as the anticipated Start Date in any such notice.
(c)    If Landlord does not substantially complete the erection of the entire structural steel frame of the Building and complete the other line items shown on the initial Construction Schedule attached hereto that are scheduled to be completed prior to the structural steel framing (other than the rotary connection and south retaining wall) (the “Milestone 1”) by the date (the “Milestone 1 Date”) that is fifteen (15) months after the Start Date, which Milestone 1 Date is subject to extension for Construction Force Majeure and Tenant Delay, then Landlord will pay to Tenant, as liquidated damages and not a penalty (the parties having agreed (i) that the nature and extent of Tenant’s damages are difficult to ascertain and (ii) to liquidate the sums payable at an amount reasonably estimated to make Tenant whole) for each day that achievement of Milestone 1 is delayed beyond the Milestone 1 Date, an amount equal to Tenant’s daily Fixed Rent for the Premises during Lease Year 1, but not to exceed $2 million (“Milestone 1 Payment”). Notwithstanding the foregoing to the contrary, the Milestone 1 Payment shall not be payable (A) if the Delivery Date occurs on or before May 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date occurs on or before February 1, 2016.
The Milestone 1 Payment shall be paid to Tenant in the form of an abatement of Fixed Rent due under the Lease (such credit to be taken immediately following the Rent Commencement Date until used in full) (A) if the Delivery Date occurs after May 31, 2015 and prior to August 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date occurs after February 1, 2016 and prior to May 1, 2016.
The Milestone 1 Payment shall be paid to Tenant in a lump sum payment on the Rent Commencement Date (A) if the Delivery Date does not occur on or before August 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date does not occur on or before May 1, 2016.
(d)    If the Delivery Date has not occurred by the date (the “Milestone 2 Date”) that is seven (7) months after achievement of Milestone 1, which Milestone 2 Date is subject to extension for Construction Force Majeure and Tenant Delay, but in no event later than thirty-four (34) months after the Start Date (“Milestone 2”), then Landlord will pay to Tenant, as liquidated

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-24

damages and not a penalty (the parties having agreed (i) that the nature and extent of Tenant’s damages are difficult to ascertain, and (ii) to liquidate the sums payable at an amount reasonably estimated to make Tenant whole) for each day that achievement of Milestone 2 is delayed beyond the Milestone 2 Date, an amount equal to Tenant’s daily Fixed Rent of the Premises for Lease Year 1, but not to exceed $2,000,000 (“Milestone 2 Payment”).
Notwithstanding the foregoing to the contrary, the Milestone 2 Payment shall not be payable (A) if the Delivery Date occurs on or before May 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date occurs on or before June 1, 2016. The Milestone 2 Payment shall be paid to Tenant in the form of an abatement of Fixed Rent due under the Lease (such credit to be taken immediately following the Rent Commencement Date until paid in full) (A) if the Delivery Date occurs after May 31, 2015 and prior to August 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date occurs after June 1, 2016 and prior to August 1, 2016.
The Milestone 2 Payment shall be paid to Tenant in a lump sum payment on the Rent Commencement Date (A) if the Delivery Date does not occur on or before August 31, 2015, or (B) if the Start Date is after March 1, 2014, if the Delivery Date does not occur on or before August 1, 2016.
(e)    If Landlord does not substantially complete the erection of the structural steel frame through the fifth floor of the Building and complete the other line items shown on the initial Construction Schedule attached hereto that are scheduled to be completed prior to the structural steel framing (inclusive of the rotary connection and south retaining wall) on or before the earlier to occur of (a) the date that is 43 months after the Start Date, and (b) June 1, 2017 (“Milestone 3”), and together with Milestone 1 and Milestone 2, sometimes referred to herein as the “Milestones”) which Milestone 3 Date is subject to extension for Construction Force Majeure and Tenant Delay, then Tenant may terminate the Lease upon written notice to Landlord. In the event Tenant terminates the Lease pursuant to this Section 13(e), Landlord shall not be obligated to pay the Milestone 1 Payment or the Milestone 2 Payment to Tenant, provided, however, the parties acknowledge and agree that, without limiting or otherwise affecting any of Tenant’s rights or remedies under this Lease in any other event or circumstance, the Tenant hereby expressly reserves and shall enjoy all of its rights and remedies at law and in equity in the case of any such termination.
(f)    If the Delivery Date has not occurred on or before June 1, 2017 (the “Outside Delivery Date”), which Outside Delivery Date is subject to extension for Tenant Delay, then Tenant may terminate the Lease by notice given to Landlord no later than July 1, 2017, provided however, if the Delivery Date does not occur by June 1, 2017 due solely to Construction Force Majeure, then the Outside Delivery Date shall be deemed to be November 23, 2017 (and the outside date for notice December 23, 2017), subject to extension for Tenant Delay. In the event Tenant terminates the Lease pursuant to this Section 13(f), Landlord shall not be obligated to pay the Milestone 1 Payment or the Milestone 2 Payment to Tenant, provided, however, the parties acknowledge and agree that, without limiting or otherwise affecting any of Tenant’s rights or remedies under this Lease in any other event or circumstance, the Tenant hereby expressly

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-25

reserves and shall enjoy all of its rights and remedies at law and in equity in the case of any such termination.
(g)    Landlord shall have the right to terminate the Lease upon thirty (30) days’ notice if, solely due to Construction Force Majeure, Landlord represents in writing to Tenant that Landlord believes it is reasonably highly likely that Landlord will not achieve Delivery Condition by June 1, 2017, despite using commercially reasonable efforts. Landlord’s right to terminate under this Section 13(g) may only be exercised prior to September 1, 2014 and only if the Landlord Work has not Started. The foregoing does not affect Landlord’s obligations pursuant to Section 13(b) above.
(h)    If on or prior to September 1, 2014, Landlord achieves Milestone 1 then the following shall apply:
(i)    Should the Delivery Date occur by the Estimated Delivery Date, then the Rent Commencement Date shall be the date that is six months following the Delivery Date as further set forth on Exhibit 4.1.
(ii)    If the Delivery Date does not occur by the Estimated Delivery Date, then:
(1) If such failure is caused solely by Tenant Delay (and not by Construction Force Majeure or any other delay, any delay that is not Tenant Delay or Construction Force Majeure being referred to herein as “Other Delays”), then the Rent Commencement Date shall be October 1, 2015;
(2) If such failure is caused by any Other Delay (and is not otherwise covered by Section 13(h)(ii)(4)), then: (i) the Rent Commencement Date shall be six months following the Delivery Date; (ii) Landlord shall be responsible for any holdover rent (i.e. cost above the contractual base rent) owed by Tenant under Tenant’s existing lease (“Knotter Lease”) at 350 Knotter Drive in Cheshire, Connecticut (such amounts being referred to herein as “Holdover Rent”), a true, complete and correct copy of which Knotter Lease is attached hereto as Attachment 5; and (iii) Landlord shall be responsible for reimbursing Tenant for up to $1,000,000 of other actual damages incurred by Tenant (excluding base rent and operating expenses for the Knotter Lease), if any, under the Knotter Lease. Tenant shall not enter into any modification or amendment to the Knotter Lease that impacts Landlord’s obligations hereunder without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(3) If such failure is due solely to Construction Force Majeure, then (i) the Rent Commencement Date shall be the date that is six months following the Delivery Date, and (ii) Landlord and Tenant shall each be responsible for 50% of any Holdover Rent.
(4) If the Delivery Date does not occur by the Estimated Delivery Date due to a combination of Construction Force Majeure, Tenant Delay and/or any Other Delay, then, for the purposes of this subsection (ii), the responsibility for Holdover Rent pursuant to the immediately preceding subparagraphs (1)-(3) shall be determined based on an allocation of the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-26

Holdover Rent between the parties in which each party is attributed (x) its respective share of delays (other than Construction Force Majeure delays) (i.e., Tenant is attributed a proportion equal to each day of Tenant Delay divided by the sum of all delays other than Construction Force Majeure delays, and Landlord attributed a proportion equal to all Other Delays divided by the sum of all delays other than Construction Force Majeure delays) plus (y) an additional share of Holdover Rent on account of Construction Force Majeure delays based on the ratio determined pursuant to clause (x), provided that Tenant shall never be attributed more than 50% of all Construction Force Majeure delays. For example, if a delay results from 100 days of Other Delays, 50 days of Tenant Delays, and 210 days of Construction Force Majeure, then Landlord is attributed (100/(100 +50)) = 66.67% of Holdover Rent, plus an additional 140 days on account of the Construction Force Majeure (66.67% of 210) and Tenant is attributed (50/(50 + 100)) = 33.33%, plus an additional 70 days on account of the Construction Force Majeure (33.33% of 210). In any event under this subparagraph (4), the Rent Commencement Date shall be six months following the Delivery Date.
(5) Notwithstanding anything above, if Landlord achieves Milestone 1 on or prior to September 1, 2014, and Tenant does not timely deliver the First Termination Notice as defined in, and provided for, in Section 6(b) of Amendment No. 4 (dated January 21, 2011) to the Knotter Lease, then Tenant shall be responsible for all payments and charges under the Knotter Lease.
(i)    If on or prior to September 1, 2014, Landlord does not achieve Milestone 1 and such failure is caused solely by Tenant Delay (and not by Construction Force Majeure or any Other Delay), then the Estimated Delivery Date shall be extended by one day for each day of Tenant Delay.
(j)    (i) If on or prior to September 1, 2014, Landlord does not achieve Milestone 1 due solely to Other Delays, then:
(1)    Tenant shall not exercise its First Early Termination Right as defined in, and provided for, in Section 6(b) of Amendment No. 4 (dated January 21, 2011) to the Knotter Lease.
(2)    Tenant shall continue to pay for 100% of its lease obligations under the Knotter Lease until the date that is six months after the Delivery Date occurs, at which time the Rent Commencement Date shall occur and Tenant shall commence paying all lease obligations for the Premises.
(3)    Upon the Rent Commencement Date, Tenant shall be responsible for $2,000,000 of its Knotter Lease base rent obligations, and Landlord shall be responsible for reimbursing Tenant or otherwise paying 100% of the remaining Tenant base rent obligations under the Knotter Lease for the period from the Rent Commencement Date through May 31, 2018 and Tenant shall remain responsible for all operating expenses and other charges under the Knotter Lease.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-27

(ii) If on or prior to September 1, 2014, Landlord does not achieve Milestone 1 due to a combination of Construction Force Majeure, Tenant Delay and/or any Other Delays, then the responsibility for the damages that would have otherwise applied under the preceding subparagraph 13(j)(i)(3) will be allocated between the parties in which each party is attributed (x) its respective share of delays other than Construction Force Majeure delays (i.e., Tenant is attributed a proportion equal to each day of Tenant Delay divided by the sum of all delays other than Construction Force Majeure delays, and Landlord attributed a proportion equal to all Other Delays divided by the sum of all delays other than Construction Force Majeure delays) plus (y) an additional share equal to 50% of the Construction Force Majeure delays. For example, if a delay results from 100 days of Other Delays, 50 days of Tenant Delays, and 210 days of Construction Force Majeure, then Landlord is attributed (100/(100 +50)) = 66.67% of such damages, plus an additional 105 days on account of the Construction Force Majeure (50% of 210) and Tenant is attributed (50/(50 + 100)) = 33.33%, plus an additional 105 days on account of the Construction Force Majeure (50% of 210).
(k)    If on or prior to September 1, 2014, Landlord does not achieve Milestone 1 due solely to Construction Force Majeure, then:
(1)    Tenant shall not exercise its First Early Termination Right as defined in, and provided for, in Section 6(b) of Amendment No. 4 (dated January 21, 2011) to the Knotter Lease.
(2)    Tenant shall continue to pay for 100% of its lease obligations under the Knotter Lease until the date that is six months after the Delivery Date, at which time the Rent Commencement Date shall occur and Tenant shall commence paying all lease obligations for the Premises.
(3)    Following the Rent Commencement Date: (i) Landlord and Tenant shall be responsible for 60% and 40%, respectively, of the Knotter Lease base rent obligations, up to an aggregate maximum of $5,000,000. Thereafter, Landlord shall be responsible for 100% of Knotter Lease base rent obligations; provided, however, that Landlord shall be entitled to recover such amounts (i.e., in excess of $5,000,000) by amortizing the same into the Fixed Rent due and payable under this Lease for the Premises over the remainder of the Term. Tenant shall remain responsible for all operating expenses and other charges under the Knotter Lease.
If the events in (j) or (k), above occur, the parties will use commercially-reasonable efforts to mitigate their respective obligations under the Knotter Lease through the subleasing of space leased by Tenant under the Knotter Lease or the assigning of the Knotter Lease. Any dispute regarding the reasons for, as well as who caused, the Delivery Date or any Milestone not to occur by the designated date shall be resolved in accordance with Section 14, below. In the event that Landlord fails to reimburse Tenant for any expenses under the Knotter Lease payable by Landlord pursuant to Sections 13(h), (j), or (k) within thirty (30) days after invoice from Tenant, together with reasonable back-up, then Tenant may offset such unpaid costs against Fixed Rent from and after the Rent Commencement Date until Tenant is paid in full, provided however that if the amount of the abatement is more than fifteen percent (15%) of the aggregate

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-28

amount of Fixed Rent due in any month when aggregated with any abatements due pursuant to Section 35.1 of this Lease, then the aggregate amount abated in any one month shall not exceed fifteen percent (15%) of the Fixed Rent and the excess amount of the abatement shall be carried forward with interest at the Default Rate and applied against future amounts otherwise due (subject to the same 15% monthly limitation described above).
(l)    In support of Landlord’s monetary obligations to Tenant under this Work Letter, Landlord shall, within 60 days following the execution and delivery of this Lease, deliver, or cause to be delivered, to Tenant, a $2,000,000 irrevocable, standby letter of credit (the “LOC”) from Bank of America, Citizens Bank, People’s United Bank or another institutional lender reasonably acceptable to Tenant. If Landlord fails to provide Tenant with the LOC within such 60 day period, Tenant shall have the right to terminate this Lease upon five (5) days’ prior written notice to Landlord (unless the LOC is received by Tenant within such five day period), and the parties acknowledge and agree that, without limiting or otherwise affecting any of Tenant’s rights or remedies under this Lease in any other event or circumstance, the Tenant hereby expressly reserves and shall enjoy all of its rights and remedies at law and in equity in the case of any such termination. The LOC shall be substantially in the form attached as Attachment 8. The provisions of this Section 13(l) shall terminate upon first to occur of (i) the Delivery Date (subject in all events to Tenant’s rights to dispute the occurrence of the same pursuant to the terms of this Work Letter) or (ii) the termination of this Lease other than pursuant to Sections 13(b), (e), (f), or (g), at which time Tenant shall deliver the LOC to Landlord. Landlord shall have the right from time to time to deliver a replacement LOC to Tenant (including without limitation upon the closing of Landlord’s construction loan), provided any such replacement LOC shall comply with the requirements of this Section 13(l) or otherwise be reasonably satisfactory to Tenant, in which case the existing LOC shall be returned to Landlord. Tenant shall be entitled to draw on the LOC in the event that Tenant has obtained a binding judgment, beyond any appeals, with respect to any monetary obligations owed by Landlord to Tenant under this Work Letter (to the extent such monetary obligations have not been previously paid to Tenant by Landlord). Any dispute regarding the provisions of this Section 13(l) or the right to draw on or receive the LOC shall be resolved pursuant to Section 14 of this Work Letter.
(14)    Dispute Resolution
(a)    In the event of a controversy, dispute or claim arising out of, from or relating to the interpretation, performance or breach of the provisions of this Work Letter whether based on contract, tort, equity or statute and including disputes concerning entitlement to and exercise of termination rights or default remedies (individually and collectively, a “Dispute”), senior representatives of the parties shall meet and attempt to resolve the Dispute in good faith. If the Dispute is not resolved pursuant to this procedure within ten (10) business days after the commencement of such procedure, as measured from the first time the senior representatives of each party communicated directly in writing, with specific reference to this Section 14, regarding the substance of the relevant Dispute, then either party thereafter may pursue arbitration in accordance with, this Section 14.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-29

Any Dispute that is not resolved by negotiation of the senior representatives of the parties within the ten (10) business day time period described in the preceding paragraph shall be subject to binding arbitration in accordance with this Section 14. The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration laws of the State of Connecticut without regard to its conflict of laws principles. Unless the parties mutually agree otherwise in writing, such arbitration shall be in accordance with the Construction Industry Arbitration Rules, Fast Track Procedures, of the American Arbitration Association (“AAA”) in effect as of the date the Lease is executed and as modified and supplemented by the other provisions of this Section 14, including without limitation those related to the parties’ discovery rights. The parties hereto shall use best efforts to cause the arbitration to be concluded, with a decision issued, no later than ninety (90) days after the date that such dispute is submitted for arbitration. The demand for arbitration shall be filed in writing with the other party and with the arbitrator(s). Except as otherwise set forth below, all arbitration proceedings shall be heard and decided by a single arbitrator, who shall be Jane I. Milas (currently of Garcia & Milas), unless unavailable, in which case such proceeding shall be heard and decided by Steven B. Kaplan (currently of Michelson, Kane, Royster & Barger P.C.), unless unavailable, in which case such proceeding shall be heard and decided by the Honorable Beverly J. Hodgson (currently a solo practitioner). Any arbitration conducted pursuant to this Section 14 shall be conducted in as expeditious a manner as is both reasonably practicable and consistent with the parties’ rights to due process and a thorough analysis and review of the evidence. The parties each agree that, in the event of and at the time a Dispute is submitted to arbitration under this Section 14, each of Landlord and Tenant shall provide to the other a signed certificate representing that the respective certifying party (including its affiliates) has not at any point engaged and has no relationship with the relevant arbitrator and the parties shall cooperate to obtain from the relevant arbitrator a certification to each of the parties indicating that such arbitrator has never been engaged by and has no relationship with either of Landlord or Tenant.
If none of the foregoing single arbitrators is available, than such proceeding shall be heard and decided by one Qualified Arbitrator agreed upon by the parties hereto, failing which a panel of three Qualified Arbitrators shall be appointed by the AAA’s Regional Vice President for the State of Connecticut or, in the event the AAA or the position of Regional Vice President for the State of Connecticut shall no longer then exist, an officer with substantially similar responsibilities at the AAA or, as the case may be, with respect to the activities of a substantially similar organization.
Except as set forth below or as the parties may otherwise agree, pre-hearing discovery shall be limited to production of documents and other things as contemplated by Rule 34(a) of the Federal Rules of Civil Procedure. Notwithstanding anything to the contrary herein, both the Landlord and Tenant shall have the right to require the appearance and written statements of the other party hereto and all third parties under contract, directly or indirectly, with such party, including without limitation contractors, subcontractors, design professionals, material suppliers, and other parties working on the Landlord Work and/or Finish Work, and documents within the custody or control of any such parties in a manner that provides the party compelling such appearance, statement, and/or documentation with a commercially-reasonable opportunity to review and evaluate the same in advance of submitting testimony, position statements, claims,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-30

briefs, and/or similar submissions to the arbitrator(s) for decision. In all arbitration proceedings, the award of the arbitrators shall not be limited to a single dollar amount, but (a) shall indicate the arbitrator’s decision respecting the various claims, Disputes or other matters in question presented by each party and (b) shall contain a reasonably detailed statement of the reasons supporting the arbitrator’s(s’) decision. The parties shall comply with any orders of the arbitrator(s) establishing deadlines for any such proceeding. The fee of the arbitrator(s) shall be paid equally by the parties. Each party shall pay all other costs incurred by it in connection with the arbitration; provided, however, that the prevailing party in each such arbitration shall be entitled to reimbursement for all of its reasonably incurred costs and expenses (including attorneys’ fees, arbitration fees, witness fees and court reporter costs) in connection with such arbitration. The arbitrator or arbitrators, if applicable, shall decide the Dispute by written decision.
The Landlord and the Tenant agree that (i) no Dispute at any time during or after the completion of the Landlord Work or the Finish Work shall be brought before any court except for purposes of (A) matters in aid of arbitration (e.g., seeking a prejudgment remedy pursuant to applicable law), (B) enforcement of an arbitration decision, and/or (C) determination as to whether a matter is arbitrable (i.e., whether a matter constitutes a Dispute subject to arbitration under this Section 14) and/or whether the parties engaged in conduct that precludes judicial review of a decision by the arbitrator that a matter was arbitrable, and (ii) nothing herein shall be construed as a waiver of, nor limitation on, the parties’ rights to appeal to a court of competent jurisdiction an arbitration decision pursuant to Connecticut law.

Notwithstanding anything to the contrary, (i) in the event of any arbitration proceeding between either Landlord or Tenant and the contractors and subcontractors performing the Landlord Work or Finish Work, or Landlord’s or Tenant’s Architects and/or other design professionals, arising out of or relating to the design or construction of the Landlord Work, the Finish Work or any portion thereof, the parties agree that each party may join the other, where appropriate, in any such proceedings, and that such proceedings may be consolidated with any proceedings between Tenant and Landlord under this Section 14 as necessary to avoid inconsistent results and (ii) either Landlord or Tenant may join other parties in any arbitration proceeding hereunder with respect to any Dispute; provided, however, that (a) there is one or more common questions of law or fact involving the Landlord or Tenant, as applicable, and such third party and (b) the presence of the Landlord or Tenant, as applicable, is reasonably required to afford complete relief to the other party to the Lease or to avoid inconsistent outcomes affecting the other party to the Lease. Each of the construction and design contracts for the Landlord Work and Finish Work shall contain provisions reasonably acceptable to both Landlord and Tenant requiring the respective contractors, design professionals and vendors to comply with the provisions of this Section 14, including without limitation with respect to the discovery rights of Landlord and Tenant described above.
At the election of either Landlord or Tenant, their respective contractor(s) and/or architects shall also be a party to such arbitration proceeding, and the parties agree that the respective prime level contracts shall so provide. Notwithstanding anything to the contrary herein, Landlord shall diligently and continuously prosecute the Landlord Work and Tenant shall diligently and continuously prosecute the Finish Work, as the case may be (subject to

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-31

Construction Force Majeure, Landlord Delay and Tenant Delay), during the pendency of any arbitration(s) hereunder and no such arbitration shall toll, limit, or otherwise affect the performance obligations of the parties under this Work Letter, including without limitation the requirements of Section 13.
(15)    Miscellaneous Benefits. Landlord acknowledges that (i) Tenant anticipates applying for the Connecticut Development Authority’s (“CDA”) Sales and Use Tax Relief Program to receive up to $4,000,000 in sales and use tax credits (“CDA Credits”), (ii) the CDA Credits will be issued to Tenant based, in part, on the Landlord Work, and (iii) the CDA requires that CDA Credits be utilized to benefit the Tenant. Accordingly, if Tenant notifies Landlord that it has been approved by the CDA and has received CDA Credits, Landlord will use commercially reasonable efforts (at no cost or expense to Landlord) to apply the CDA Credits to subsequent qualifying expenditures not to exceed $35,000,000 (in accordance with the CDA guidelines) in connection with the Landlord Work (which qualifying expenditures are expected to result in in CDA credits of up to $ 2,333,333 in the aggregate). The remainder of any CDA Credits may be used by Tenant for its Finish Work. Landlord will give Tenant a credit against the first amounts of Fixed Rent due and payable under the Lease (until used in full) in an amount equal to the CDA Credits utilized by Landlord (or its agents) on a dollar-for-dollar basis, on the later of when such CDA Credits are utilized by Landlord or the Rent Commencement Date under the Lease. In lieu of such credit against Fixed Rent, Landlord may elect at any time to pay Tenant a lump sum amount equal to the amount of previously unapplied credits that would have otherwise been due to Tenant under this paragraph. Tenant shall promptly reimburse Landlord for any third party expenses, costs, fees, taxes, or other charges incurred by Landlord in connection with the use of the CDA Credits or Landlord’s obligations with respect to the CDA Credits hereunder, it being the understanding that the acquisition and use of the CDA Credits shall be at no cost or liability to Landlord. Any amounts not so reimbursed shall be deducted from the credit against Fixed Rent otherwise due to Tenant pursuant to this Section. Landlord further acknowledges that Tenant expects to receive additional assistance from a governmental authority based, in part, on the Landlord Work (including assistance from the Connecticut Department of Economic and Community Development) and agrees to make available to Tenant and its agents having a reasonable basis to review, at Tenant’s reasonable request and sole cost, the books and records directly related to the hard costs of constructing the Landlord Work to the extent necessary for Tenant to obtain, and comply with reporting obligations associated with, such assistance.  Furthermore, as reasonably requested by Tenant or its auditors to the extent necessary for Tenant to comply with its financial reporting required by applicable Laws(including lease accounting requirements applicable to Tenant) and other regulatory disclosure obligations under applicable Laws, Landlord will provide to Tenant or its agents such additional information related to the Landlord Work , including (i) within 3 business days’ after each month-end other than December and five (5) business days with respect to December, Landlord’s base financial information with respect to the to the Landlord Work (on an accrual basis with respect to year-end) as reasonably requested by Tenant in connection with Tenant’s month end closing of its financial accounts for the Lease and (ii)  within ten (10) business days after each month end (or if not received by such time by Landlord, promptly after Landlord’s receipt) with documentation of the hard costs of constructing, and soft costs for architectural, engineering and other consulting services for the design of, the Landlord Work, including a copy of each approved AIA form G702 and G703

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-32

requisition for payment submitted by the contractor, and copies of invoices referenced therein to the extent requested by Tenant following approval of such requisition by the Landlord’s Architect, together with invoices submitted by architects and engineers; provided Landlord shall not be required to disclose overhead costs (including developer fees) or its cost of capital.
Tenant agrees to indemnify, defend and save Landlord and Landlord’s agents and employees harmless of and from all losses, costs, liabilities, claims, damages and expenses including reasonable counsel fees, penalties and fines, incurred in connection with or arising from the use of the CDA Credits by Landlord (other than the credit against Fixed Rent expressly described above) or the performance of Landlord’s obligations under this Section 16; except in each case to the extent arising from the gross negligence or willful misconduct of Landlord, its agents and employees. The provisions of this paragraph shall survive the expiration or termination of this Lease.
Tenant agrees to keep, and cause all of its agents to keep, all confidential information disclosed by Landlord under this Section 16 confidential and will not disclose such information except (i) as may be necessary in connection with the purpose for which such information was disclosed or (ii) as may be required by law, regulation or legal process.
(16)    Without limiting any of Tenant’s other rights or Landlord’s other obligations, as soon as possible following the Delivery Date, Landlord shall provide Tenant with true and correct copies, which may be in electronic form, of as-built drawings, owner manuals, and any construction or equipment warranties and guarantees with respect to the portions of Landlord Work that are directly related to or affect the Premises.
Attachments to Exhibit 3.2
Attachment 1:        Schematic Plans and Specifications
Attachment 2:        Space Concept
Attachment 3:        Requirements Applicable to Tenant’s Construction Documents
Attachment 4:        Construction Schedule
Attachment 5:        Knotter Lease
Attachment 6:        Tenant’s List of General Contractors/Construction Managers
Attachment 7:         Permitted Semi-Finished Condition of a Portion of the Premises
Attachment 8:         Letter of Credit

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-33

ATTACHMENT 1 TO WORK LETTER

Attachment 1

List of Plans and Specifications

100 College Street
Alexion Schematic Design Drawings
Winstanley Enterprises
Elkus Manfredi Architects
9/12/12

Lease Exhibit Drawing List

Civil Drawings:

CS-101    Plaza & Street Level Site Plan
CU-101    Below Grade Utility Plan

Architectural Drawings:

A1B1 Below Grade Plan
A101 1 Floor Plan
2 Floor Plan
3 Floor Plan
4 -5 Floor Plan
6 Floor Plan
7 – 10 Floor Plan
11 Floor Plan
12 Floor Plan
Roof Plan
A301 East West Section
A302 North South Section
A303 North South Section
East Elevation
South Elevation
West Elevation
North Elevation
Energy Strategies
Perspective Rendering – View from SE
Perspective Rendering – View from NE
Perspective Rendering – SE Retail Corner

MEP Drawings:

E-TP Electric Tunnel Plan
F-TD Electrical Tunnel Power Distribution One-Line Diagram
FP-TP Fire Protection Tunnel Plan
H4.00 HVAC Basement Floor Plan

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-34

Together with the 100 College Street, New Haven, Connecticut Outline Specifications prepared by Elkus Mandfredi Architects, dated August 29, 2012 (as amended by the attached Appendix)
Lease Exhibit Drawing List

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-35

APPENDIX 01

PROJECT DESCRIPTION
The project involves the construction of a new mixed-use office/research laboratory high-rise building and adjacent parking garage in New Haven, Connecticut. The mixed-use building and adjacent parking garage are located on the same lot and are connected at the sub-grade level.
With the exception of the first floor, the office building is to have a maximum per floor occupant load of 400 people.
The office building is designed with an occupancy classification of: Occupancy Group B, Business.
The building construction is Type IA.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-36

ATTACHMENT 2 TO WORK LETTER

Space Concept
Office Areas

An open plan approach shall be taken with the Finish Work in the office areas. The finish of the open plan shall consist of carpeted floors, suspended ceilings, zoned HVAC with VAV boxes on a central BMS, lighting and painted perimeter walls. Within the finished open plan, Alexion shall install demountable walled offices and workstations.

Lab Areas

A modular approach shall be taken with the Finish Work in the laboratory areas, yielding flexible and convertible layouts. Laboratory utilities and services will be delivered overhead to a series of ceiling mounted stations that will allow for modular casework to be easily installed and relocated as laboratory needs change. Such modular approach is intended such that any future laboratory modifications can occur with minimal disruption to ongoing operations and minimal, if any, demolition activities.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-37

ATTACHMENT 3 TO WORK LETTER
CONSTRUCTION DOCUMENTS REQUIREMENTS

(i)    Preparation of Construction Documents. The Construction Documents shall include the architectural, mechanical, electrical and structural drawings and detailed specifications for the Finish Work and shall show the work necessary to complete the Finish Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. The Construction Documents shall include:
(a) Major Work Information: A list of any items or matters which might require structural modifications to the Building, including the following:

i.	Location and details of special floor areas exceeding 150 pounds of live load per square foot;

ii.	Location and weights of storage files, batteries, HVAC units and technical areas;

iii.	Location of any special soundproofing requirements;

iv.	Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and

v.	Existence of any requirements for heavy loads, dunnage or other items affecting the structure.
(b)    Plans Submission: Two (2) blackline drawings and one (1) CAD disk showing all structural, architectural, mechanical and electrical systems, including cutsheets, specifications and the following:
CONSTRUCTION PLANS:

vi.	All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced;

vii.	Dimensions for partition shall be shown to face of stud; critical tolerances and ± dimensions shall be clearly noted;

viii.	All doors shall be shown on and shall be numbered and scheduled on door schedule; indicate ratings of all doors;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-38

ix.	All non-standard construction, non-standard materials and/or installation shall be noted; equipment and finishes shall be shown and details referenced; and

x.	All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.
REFLECTED CEILING PLAN:

xi.	Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and

xii.
Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, down lights, special lighting fixtures, special return air registers, and special supply air diffusers.

TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

xiii.	All telephone outlets required;

xiv.	All electrical outlets required; note non-standard power devices and/or related equipment;

xv.	All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations;

xvi.	Location of telecommunications equipment and conduits;

xvii.
Components and design of Rooftop Equipment (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment; and

xviii.	All lighting wall switches and special wall switches.
DOOR SCHEDULE:

xix.	Provide a schedule of doors, sizes, finishes, hardware sets and ratings; and

xx.	Non-industry standard materials and/or installation shall be noted.
HVAC:

xxi.	Areas requiring special temperature and/or humidity control requirements;

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-39

xxii.	Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.;

xxiii.	Special exhaust requirements - conference rooms, pantry, toilets, etc.; and

xxiv.	Any extension of system beyond demised space.
ELECTRICAL:

xxv.	Special lighting requirements;

xxvi.	Power requirements and special outlet requirements of equipment;

xxvii.	Security requirements;

xxviii.	Supplied telephone equipment and the necessary space allocation for same; and

xxix.	Any extensions of tenant equipment beyond demised space.
PLUMBING:

xxx.	Remote toilets;

xxxi.	Pantry equipment requirements;

xxxii.	Remote water and/or drain requirements such as for sinks, ice makers, etc.; and

xxxiii.	Special drainage requirements, such as those requiring holding or dilution tanks.
ROOF:
Detailed plan of any existing and proposed roof equipment showing location and elevations of all equipment.
SITE: (if applicable)
Detailed plan, including fencing, pads, conduits, landscaping and elevations of equipment.
SPECIAL SERVICES:
Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, and emergency power.
(a)    Plan Requirements. The Construction Documents shall be fully detailed and fully coordinated with each other and with existing field conditions, shall show complete dimensions,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-40

and shall have designated thereon all points of location and other matters, including special construction details and finish schedules. All drawings shall be uniform size and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8" = 1'0" or larger. Materials and/or installation shall be noted and adequately specified to allow for Landlord review, building permit application, and construction. All equipment and installations shall be made in accordance with industry standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided. Product cuts must be provided and special mechanical or electrical loads noted. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.
(b)    Drawing and Document Production. Landlord shall provide Tenant with two (2) blackline drawings and one (1) CAD disk showing the improvements on the Property and site outline, core walls and columns, together with corridor and demising wall location plans.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-41

ATTACHMENT 4 TO WORK LETTER

CONSTRUCTION SCHEDULE

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-42

ATTACHMENT 5 TO WORK LETTER

KNOTTER LEASE1

____________________________
1Knotter Lease filed with the SEC in Registration Statement on Form S-3 (Reg. No. 333-36738) filed on May 10, 2000

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-43

ATTACHMENT 6 TO WORK LETTER

TENANT’S LIST OF GENERAL CONTRACTORS/CONSTRUCTION MANAGERS
A/Z Corporation
Controlled Air Corporation
Gilbane Construction
OR&L Construction

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-44

ATTACHMENT 7 TO WORK LETTER

PERMITTED SEMI-FINISHED CONDITION OF A PORTION OF THE PREMISES
Semi-finished state shall mean the installation of such air handling equipment (exclusive of main duct work and branch duct work) sufficiently sized to condition no less than fifty percent (50%) of the space to be initially left in such semi-finished state on the sixth (6th) floor of the Premises and 100 percent (100%) of the space to be initially left in such semi-finished state on any remaining floors where such condition is permitted.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-45

ATTACHMENT 8 TO WORK LETTER

IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______

BENEFICIARY:

ALEXION PHARMACEUTICALS, INC.

APPLICANT:

____________
____________

LETTER OF CREDIT NO: _______
ISSUE DATE: ___________________________
EXPIRATION DATE: [1 YEAR FROM ISSUANCE DATE]
EXPIRATION PLACE: AT OUR COUNTERS

AMOUNT: 2,000,000.00 USD TWO MILLION 00/100 U.S. DOLLARS

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.
_______ IN YOUR FAVOR FOR THE ACCOUNT OF _________ FOR AN
AMOUNT TWO MILLION 00/100 U.S. DOLLARS (USD
2,000,000.00) AVAILABLE BY PRESENTATION OF YOUR DRAFT(S) AT SIGHT
DRAWN ON ____________ ACCOMPANIED BY THE FOLLOWING
DOCUMENT(S):

BENEFICIARY'S SIGNED STATEMENT READING AS FOLLOWS:

"WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE
TERMS OF THAT CERTAIN LEASE BETWEEN ALEXION PHARMACEUTICALS, INC.
AND ___________, DATED AS OF _______, 2012, WITH RESPECT
TO THE PREMISES LOCATED AT _______________."

OR

"ALEXION PHARMACEUTICALS, INC., AS BENEFICIARY, HEREBY CERTIFIES THAT
IT HAS RECEIVED NOTICE FROM __________ THAT LETTER OF
CREDIT NO. _______ WILL NOT BE AUTOMATICALLY EXTENDED AND THAT IT
HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM
_______________ AT LEAST FORTY-FIVE (45) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT. FINAL EXPIRY DATE IS ______, _____."

IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-46

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE
AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF 1
YEAR(S) FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE THEREOF,
UNLESS WE NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR OVERNIGHT
COURIER AT LEAST 45 DAYS PRIOR TO THE EXPIRATION DATE THAT WE
ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL
PERIOD. NOTWITHSTANDING THE AFOREMENTIONED, THE FINAL EXPIRY
DATE OF THIS LETTER OF CREDIT IS _______, ____.

ALL BANKING CHARGES OUTSIDE ________ ARE FOR THE
ACCOUNT OF THE APPLICANT.

DRAFT(S) DRAWN HEREUNDER MUST BEAR THE CLAUSE: "DRAWN UNDER _____________ STANDBY LETTER OF CREDIT NUMBER _______ DATED
_________________".

THIS ORIGINAL LETTER OF CREDIT, ALONG WITH ANY SUBSEQUENT
AMENDMENTS, MUST BE SUBMITTED TO THE BANK FOR OUR ENDORSEMENT
OF ANY PAYMENTS EFFECTED BY US AND/OR FOR CANCELLATION.

THE BENEFICIARY'S RIGHTS UNDER THIS LETTER OF CREDIT ARE
TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND ONLY ________________
IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS, AND A SIGNED AND COMPLETED TRANSFER FORM IN THE
FORM ATTACHED HERETO AS ATTACHMENT A. UNDER NO
CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY
PERSON OR ENTITY WITH WHICH U.S. PERSONS OR ENTITIES ARE
PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET
CONTROL REGULATIONS AND OTHER APPLICABLE U.S. LAWS AND
REGULATIONS.

WE ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE
WITH THE TERMS OF THIS CREDIT WILL BE HONORED IF PRESENTED
ALONG WITH ALL DOCUMENTS REQUIRED AT OUR OFFICE AT _________ ON OR
BEFORE THE CURRENT EXPIRY DATE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY
PRACTICES ("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE
PUBLICATION NO. 590. AS TO MATTERS NOT GOVERNED BY ISP98, SUCH
MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
LAWS OF THE STATE OF _________ AND APPLICABLE U.S. FEDERAL
LAW.

________________

BY: _____________________

TITLE: _____________________
ATTACHMENT A

FORM OF TRANSFER

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-47

THE UNDERSIGNED, A DULY AUTHORIZED OFFICER OF THE BENEFICIARY OF
LETTER OF CREDIT NO. _______ (THE "LETTER OF CREDIT") DATED
_________________ IRREVOCABLY INSTRUCTS _____________ AS
ISSUER OF THE LETTER OF CREDIT, AS FOLLOWS:

1. FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY IRREVOCABLY
TRANSFERS TO:

NAME AND ADDRESS OF TRANSFEREE:
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY UNDER THE LETTER OF
CREDIT. THE TRANSFEREE IS THE ASSIGNEE OR HAS SUCCEEDED THE
UNDERSIGNED.

2. BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY
IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND
THE TRANSFEREE SHALL FROM THE DATE OF THIS INSTRUCTION HAVE SOLE
RIGHTS AS BENEFICIARY OF THE LETTER OF CREDIT INCLUDING SOLE
RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR
EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR
HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO
THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF, OR NOTICE
TO, THE UNDERSIGNED BENEFICIARY; PROVIDED, HOWEVER, THAT NO
RIGHTS SHALL BE DEEMED TO HAVE BEEN TRANSFERRED TO THE
TRANSFEREE UNTIL SUCH TRANSFER COMPLIES WITH THE REQUIREMENTS
OF THE LETTER OF CREDIT PERTAINING TO TRANSFERS.

3. THE LETTER OF CREDIT IS RETURNED WITH THIS INSTRUCTION, AND
IN ACCORDANCE WITH THE LETTER OF CREDIT THE UNDERSIGNED ASKS
THAT THIS TRANSFER BE EFFECTIVE AND THAT YOU TRANSFER THE SAME
TO THE TRANSFEREE OR THAT, IF SO REQUESTED BY THE TRANSFEREE,
YOU ISSUE A NEW IRREVOCABLE LETTER OF CREDIT IN FAVOR OF THE
TRANSFEREE WITH PROVISIONS CONSISTENT WITH THE LETTER OF CREDIT.

4. YOUR SIGNATURE BELOW MUST BE GUARANTEED AND WITNESSED BY AN
AUTHORIZED OFFICER OF YOUR BANK.

DATED: _______________ SIGNATURE GUARANTEE

_________________________ ________________________
INSERT NAME OF TRANSFEROR

BY: ____________________ BY: ____________________

TITLE: __________________ TITLE: _________________

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..3.2-48

EXHIBIT 4.1

ANNUAL RENT SCHEDULE
1.    Commencing on the date (the “Rent Commencement Date”) that is six months following the Delivery Date and thereafter for the initial Term and, for the Extension Term, if exercised, Fixed Rent will be payable in the following amounts for the applicable periods (nothing in this Exhibit is deemed to affect the duration of the Extension Term as determined pursuant to Section 33.1 of the Lease). The Rent Commencement Date is subject to adjustment as expressly provided pursuant to Exhibit 3.2, attached.

Initial Term	Annual Rate Per Square Foot	Annual Fixed Rent	Monthly Fixed Rent
Lease Years 1-3	$[*]	$[*]	$[*]
Lease Years 4-6	$[*]	$[*]	$[*]
Lease Years 7-9	$[*]	$[*]	$[*]
Lease Years 10 – Expiration Date	$[*]	$[*]	$[*]
Extension Term
Lease Years 13 – 15	$[*]	$[*]	$[*]
Lease Years 16 – 18	$[*]	$[*]	$[*]
Lease Years 19 – 21	$[*]	$[*]	$[*]
Lease Years 22 – 24	$[*]	$[*]	$[*]
Lease Years 25 – 27	$[*]	$[*]	$[*]
Lease Years 28 – 30	$[*]	$[*]	$[*]

During the Extension Term, Parking Rent shall be payable at the following rate:

Lease Years 13 – 15	$[*] per space per month.
Lease Years 16 – 18	$[*] per space per month.
Lease Years 19 – 20	$[*] per space per month

In Lease Year 21 and beyond, the Parking Rent shall be based on the then-market rates for comparable privately-owned, non-owner occupied parking facilities in downtown New Haven, Connecticut that are renting parking spaces on a monthly basis, with market escalations in each year during the applicable extension or renewal term. In the event the parties are unable to agree on such market rate and escalations at least three (3) months prior to the commencement of the applicable Extension Term or extension or renewal period under this Lease, then Landlord and Tenant shall each engage the services of an independent real estate broker with at least five (5) years’ experience in the New Haven real estate market to determine the appropriate Parking Rent for the applicable period as follows: in the event the Parking Rent rates quoted by the

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.4.1-1

representatives of Landlord and Tenant are less than or equal to ten percent (10%) apart, the Parking Rent shall be at the average of the rates quoted by such representatives. In the event the Parking Rent rates quoted by the representatives of Landlord and Tenant are more than ten percent (10%) apart, the designated representatives of Landlord and Tenant shall select a third independent real estate broker with at least five (5) years experience in the New Haven real estate market, the costs of which shall be shared equally by Landlord and Tenant, to determine which of the two (2) rates quoted is the appropriate Parking Rent (the parties agreeing that such third party only can choose either the rate quoted by Landlord’s representative or the rate quoted by Tenant’s representative) and the determination of such third party shall be binding on Landlord and Tenant. In the event that the market rate and escalations for Parking Rent are not determined by the start of the applicable Extension Term or period, then Tenant shall continue to pay such rates at the last applicable amount prior to such period until the final determination of the same, at which time a retroactive adjustment shall be made between the parties.
2.    Tenant’s Pro-Rata Percentage is 76.54% (calculated on the basis of the rentable square footage of the Premises at 328,053 rentable square feet and the total rentable square footage of the Building of 428,605 rentable square feet), as the same may be adjusted pursuant to the provisions of Section 39.1 of the Lease or otherwise in connection with the expansion or reduction of the Premises and/or the Building in accordance with the express terms of this Lease.
3.    If the Tenant exercises its Right of First Offer pursuant to Section 37.1 of the Lease, Fixed Annual Rent for the applicable ROFO Space shall be payable according the following rate schedule:

Initial Term	Annual Rate Per Square Foot
Lease Years 1-3	$[*]
Lease Years 4-6	$[*]
Lease Years 7-9	$[*]
Lease Years 10 - Expiration Date

For clarification purposes, the foregoing Lease Years refer to the Lease Years applicable to the Premises originally leased hereunder. Fixed Rent for the ROFO Space shall be paid at the applicable rate for the applicable period set forth above, with increases in Fixed Rent occurring at the end of each applicable Lease Year period.
$[*]

During the Extension Term, if Tenant properly and timely exercises its extension option pursuant to Section 33.1 of the Lease, then Fixed Annual Rent shall be payable with respect to applicable ROFO Space as follows, for the duration applicable with respect to the Extension Term (i.e. nothing in this Exhibit is deemed to affect the duration of the Extension Term as determined pursuant to Section 33.1 of the Lease):

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.4.1-2

Annual Rate Per Square Foot
Lease Years 13 – 15	$[*]
Lease Years 16 – 18	$[*]
Lease Years 19 – 21	$[*]
Lease Years 22 – 24	$[*]
Lease Years 25 – 27	$[*]
Lease Years 28 – 30	$[*]

4.    During the Extension Term, if the Tenant properly and timely exercises its Expansion Option, then Fixed Annual Rent shall be payable with respect to the Expansion Space as follows, for the duration applicable with respect to the Extension Term (i.e. nothing in this Exhibit is deemed to affect the duration of the Extension Term as determined pursuant to Section 33.1 of the Lease):

Annual Rate Per Square Foot
Lease Years 13 – 15	$[*]
Lease Years 16 – 18	$[*]
Lease Years 19 – 21	$[*]
Lease Years 22 – 24	$[*]
Lease Years 25 – 27	$[*]
Lease Years 28 – 30	$[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.4.1-3

EXHIBIT 5.1

RULES AND REGULATIONS

1.    The sidewalks, entrances, passages, courts, elevators, vestibules, common corridors and common halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment in prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord. The Building's fire stairways are for emergency use only; the use thereof for other purposes being expressly prohibited (provided that Landlord acknowledges that Tenant may use the fire stairways for access between Tenant’s full floors so long as Tenant installs a card access system in entrances to emergency stairwells serving any full floor leased by Tenant, Tenant obtains approval for the applicable municipal authorities, and the card readers are coordinated with the Building life safety systems in a manner reasonably approved by Landlord and in compliance with applicable Laws).

2.    No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building except as expressly permitted under the Lease.

3.    The exterior windows and doors that reflect or admit light and air into the Premises or the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, except for window treatments that meet the building standard, as well as in laboratory areas where exterior windows could adversely impact research activities if unchecked. All windows in the Premises shall be kept closed.

4.    No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the common halls, corridors or vestibules, nor shall any article obstruct any air-conditioning supply or exhaust without the prior written consent of Landlord, such consent not to be unreasonably withheld, delayed or conditioned.

5.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of such fixtures shall be borne by Tenant.

6.    Except to the extent permitted as a part of Alterations made in compliance with the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and as Landlord may direct.

7.    No office space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.5.1-1

otherwise, except for an employee cafeteria or vending machines for the use of Tenant’s employees as permitted by the Lease. Nothing in the immediately preceding sentence shall be deemed to prohibit use of the Premises for the Permitted Uses set forth in the Lease.

8.    Tenant shall not make, or permit to be made, any unreasonable noises that are not typical of a first class, multi-tenant office and biotechnology R&D building, or materially adversely disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

9.    Tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, and in the event of the loss of any keys furnished at Landlord's expense, Tenant shall pay to Landlord the cost thereof.

10.    No bicycles [*], wheelchairs and other assistive devices for the handicapped shall be brought into or kept by Tenant in or about the Premises or the Building (other than bicycles that are parked in designated bicycle racks within the Garage).

11.    All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, through common areas of the Building must take place in the manner and during the hours which Landlord or its agent reasonably may determine from time to time,. Unless Landlord grants prior approval (not to be unreasonably withheld, conditioned or delayed), Tenant shall not be permitted to perform any of the foregoing during normal business hours. Other than office furniture, Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or other provisions of this Lease. Landlord shall have the right to reasonably prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of Tenant and in such manner as Landlord shall reasonably determine.

12.    Tenant shall not purchase drinking water, ice, towels, vending machines, mobile vending service, catering, or other like service, or accept barbering or shoe shining services in the Premises, from any company or persons not approved by Landlord, which approval shall not be withheld or delayed unreasonably, or at hours or under regulations other than as reasonably fixed by Landlord. The foregoing shall not be construed to prohibit an employee cafeteria, vending machines for the use of Tenant’s employees, or catering services provided to Tenant, or dry ice for support of R&D laboratory activities.

13.    Landlord reserves the right to exclude from the Building outside of business hours all persons who do not present a pass to the Building signed or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.5.1-2

14.    The requirements of Tenant will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

15.    Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall co-operate to prevent the same.

16.    There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

17.    Tenant shall not do any cooking, or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others other than as customarily found in first class office buildings constructed as Alterations pursuant to the Lease. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to unreasonably emanate from the Premises. Tenant shall not install or permit the installation or use of any food, beverage, or stamp dispensing machine other than for the exclusive use of Tenant's employees and invitees, or permit the delivery of any food or beverage to the Premises (other than by a restaurant or catering firm), except by such persons delivering the same as shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

18.    Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant.

19.    Smoking is prohibited at all times throughout the Building.

20.    Subject to the terms of the Lease, and other than as provided in connection with Alterations pursuant to the Lease, Tenant shall not place any lock(s) or electronic keys (collectively, “keys”) on any door in the Premises or Building without Landlord’s prior written consent (not to be unreasonably withheld) and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises (subject to any limitations on entry set forth in the Lease). A reasonable number of keys to the locks on the entry doors in the Building and Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of this lease. Any locks changed with Landlord’s permission will be changed back upon lease termination to the building master standard at Tenant’s cost. If applicable, Tenant shall provide key(s) and/or access card(s) to be placed in fire Knox box. Nothing in this paragraph shall be deemed to modify the provisions of Sections 2.1 and 21.3 of the Lease.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.5.1-3

21.    Landlord may from time to time adopt reasonable systems and procedures consistent with first class buildings for the security and safety of the Building or Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with the Landlord’s processes and procedures of which Tenant has prior written notice. Tenant agrees to keep its Premises locked or otherwise properly secured.

22.    Tenant shall not install, operate or maintain in the Premises or in any other area of the Building or Property electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, except in compliance with the provisions of the Lease governing Alterations. Tenant shall not exceed its proportionate share of electrical service, either in voltage, rated capacity or overall load, telephone lines and other telecommunication facilities, or other utilities available to service the Building. Any exterior HVAC equipment, such as chillers and generators, should be properly maintained and locked (so they may to be operated only by authorized personnel).

23. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. Unless otherwise instructed, every person using the parking areas is requested to park and lock his/her own vehicle. Vehicle maintenance may not be performed in the Garage.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.5.1-4

EXHIBIT 11.1

Landlord Services and Building Standards

PLUMBING

•	10” sanitary waste discharge line, connected to the City of New Haven municipal system, available for general sanitary waste from the Building.

•
4” Domestic potable water service, with booster pump, connected to the City of New Haven municipal system and delivered at 0-1,300 GPM and up to 221 psig. 2” CW valved and capped connection in the mechanical room at each lab floor for future Tenant non-potable water connection (on floors 4 & 5). Wet columns are provided on each floor at each quadrant of the building for the office floors. Each wet column shall consist of a 4-inch sanitary soil stack, 4-inch vent stack and 2-inch cold water riser. A 4-inch sanitary capped connection, 3-inch vent capped connection, and 1 1/2" cold water valve and capped connection is provided at quadrant of each floor level for connection by Tenant.

•
A 5 PSI Elevated pressure natural gas manifold with six 2” taps is provided at the penthouse for future gas connections by Building tenants. One 1” natural gas tap at each lab floor (4 & 5) is provided for future Tenant connection.

•
A clear water waste and vent system with a 4-inch capped drain connection and 3-inch capped vent connection is provided in the mechanical room at each floor level for connection of an open end drain and vent provided by the Tenant for Tenant AC condensate drain or other clear water drainage.

HVAC

•
The lab floors (4th & 5th) of the Premises are delivered with a dedicated central air handling system capable of supplying up to 140,000 CFM of 100% outside air and a central exhaust system capable of exhausting up to 140,000 CFM of air. Sizing is based on 2 CFM/ft² over the combined total gross area of both floors.

•
The lab floors (4th & 5th) of the Premises are delivered with two (2) dedicated 450-ton water chillers located in the penthouse based on conditioning the tenant air handler supply air from the outside design temperature to a supply temperature leaving the AHU of 55ºF.

•
The lab floors (4th & 5th) of the Premises are delivered with three (3) dedicated 4,000 MBH (input) hot water condensing boilers located in the penthouse capable of providing 1,150 GPM of 180ºF heating water to the AHU and for hot water reheat.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.11.1-1

•
The office floors (6th - 11th) of the Premises are delivered with three (3) dedicated 4,000 MBH (input) hot water condensing boilers located in the penthouse capable of providing 1,150 GPM of 180ºF heating water for hot water reheat.

•	Each office floor is delivered with accommodations for a 35,000 CFM (105-ton) water cooled DX VAV unit to be installed by Tenant. Sizing is based on 1 CFM/ft² or 350 SF/ton over the gross floor area.

•	Outside air and exhaust air to the office floors shall be provided in the amount of 3,750 CFM of outside air and 3,750 CFM of exhaust air delivered to the floor mechanical room.

•
Two (2) 1,400-ton cooling towers located on the roof provide condenser water for the Tenant’s office floor water-cooled air conditioning units and for the Tenant’s dedicated lab floor chillers. Water temperature in the summer shall be delivered at 85ºF and 45ºF during the winter.

•
A Tenant dedicated water side energy recovery run-around glycol loop and pumps will be delivered for heat recovery between the Tenant lab air handler and exhaust systems serving the 4th & 5th Lab floors.

ELECTRICAL

•	Landlord shall provide lighting and controls in the common areas, lobby areas and garage.

•
Office floors (6 through 11) shall utilize the 2,500 amp 480Y/277 volt (office) tenant vertical plug-in bus duct to support loads on respective tenant floors. The bus duct has been sized to provide 8.0 watts per useable square foot to support tenant’s lighting, plug loads, fan power terminal units / VAV boxes, and miscellaneous loads.

•	Each office floor shall be delivered with a dedicated 1,600 amp 480Y/277 volt bus duct supplied by a separate bus to support the Tenant’s AC unit power feed.

•
Laboratory floors (4 and 5) shall utilize the 2,500 amp 480Y/277 volt (Lab) tenant vertical plug-in bus duct to support loads on respective Tenant floors. The bus duct has been sized to provide 15.0 watts per useable square foot to support Tenant’s lighting, lab equipment, mechanical loads directly related to floor (i.e. phoenix valves, fan coil unit, constant volume boxes, etc), and miscellaneous loads.

TELECOMMUNICATIONS

•
The Building is served by eight (8) 4 inch conduits from the property line to the Main Telecommunications Demarc room in basement and one (1) telecommunications closet per floor, equipped with six (6) 4” sleeves connecting to the main telecommunications room and a copper ground bus connected to the main switchboard grounding grid.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..11.1-2

LIFE SAFETY

•
The Building is served by an automatic wet-pipe sprinkler and Class I standpipe system, designed to include a fire command center on the Ground Floor. The Premises will be delivered with an upright sprinkler head distribution system for Tenant’s use.

•	Water to the automatic sprinkler/standpipe system is provided by an 8” fire protection service main connected to the City of New Haven water supply.

•	A fire pump is installed to boost the municipal water supply pressure for the automatic standpipe/sprinkler systems in order to meet the pressure requirements required by NFPA 13 and NFPA 14.

•	The Building is equipped with a microprocessor-based multiplex, analog/addressable fire alarm system with audio and visual occupant notification and municipal reporting.

•	A Fire Command Center is located on the First Floor of the Building.

The foregoing Exhibit 11.1 is subject to future changes as are mutually agreed upon by the parties in writing after the date hereof.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E..11.1-3

EXHIBIT 11.7

Approved PDM Covenants

Tenant shall establish a Travel Demand Management program (the “TDM”) to provide its employees with expanded travel options to the Premises in an effort to reduce the number of single occupant vehicles in the parking garage. The TDM shall include:

1.	Parking Incentives – Reserved parking for those who carpool

2.	Bicycle Facilities – On-site showers and lockers available for employees who ride their bikes to work

3.	Transportation Coordinator – Establishment of an internal transportation coordinator for the TDM

4.	Employee Survey – Survey employees to determine current commute characteristics, establish preferences and target TDM efforts

5.
Employee Outreach – Provide employees with information regarding multimodal commute options. The information may include maps, schedules and feedback forms. Acceptable means of communication include, but are not limited to, transportation fairs, staff meetings, email, a webpage or information posted in the office. Dissemination of multi-modal commute options to employees upon hire and twice per year thereafter, via at least one of the following methods: e-mail, office intranet, employee handbook, flyers, or a commuter information center in the lobby. Survey employees upon beginning the TDM program and annually thereafter.

6.
To gauge the results of their TDM plan, Alexion should review the results of employee surveys or other means to measure the number of SOVs, carpool vehicles and vanpool vehicles in the parking garage versus the number of employees occupying the building at any given time.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.11.7-1

EXHIBIT 20.1

Form of SNDA

WHEN RECORDED MAIL TO

_______________
_______________
_______________
_______________

____________________________________________________________________________
SPACE ABOVE THIS LINE FOR RECORDER'S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereafter referred to as “Agreement”) made as of ___________, by and between ____________________________, a _________________, having an address at c/o _______________________________, as Administrative Agent for certain lenders (in such capacity, the “Lender”), ________________________, a _________________________, having an address of __________________________ (“Tenant”) and ____________________________, a ________________________, having an address at c/o _____________________________________ (“Landlord”).
The Lender is the Administrative Agent for certain lenders who have made a loan to Landlord in the maximum principal amount of $_________________ (the “Loan”) in accordance with the terms of that certain Construction Loan Agreement dated as of _______________, by and among Landlord, Lender, as administration agent, and the lenders from time to time thereunder (as the same may hereafter be amended, reinstated, extended, supplemented or otherwise modified from time to time, “Loan Agreement”),
Pursuant to the Loan Agreement, the Lender is the holder of a certain mortgage and security agreement (as the same may be amended, extended, supplemented or otherwise modified or restated from time to time, the “Security Instrument”) granted by Landlord to Lender and recorded with the _____________________ at Book _________, Page_______, which constitutes a first lien against the real property described on Schedule A attached hereto and the improvements thereon or to be constructed thereon (the “Property”).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-1

Tenant has entered into a lease with Landlord dated as of _____________ (the “Lease”) covering a portion of the Property (the “Premises”),
For mutual consideration, including relying on the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Lender and Tenant agree as follows:
1.Subordination of Lease. The Lease is and shall be subject and subordinate to the Security Instrument and to all present and future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal amount and other sums secured thereby and interest thereon.
2.    Attornment. Tenant will attorn to and recognize: (i) Lender, whether as mortgagee in possession or otherwise; or (ii) any purchaser at a foreclosure sale under the Security Instrument; or (iii) any transferee that acquires possession of or title to the Property (whether by acceptance of a deed in lieu of foreclosure or otherwise); or (iv) any successors and assigns of such purchasers and/or transferees (each of the foregoing persons or entities described in clauses (i) through (iv) above, a “Successor”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth in the Lease, and Tenant shall pay and perform in favor of Successor all of the obligations of Tenant under the Lease as if Successor were the original lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that Tenant will, upon request by Lender or any Successor, execute a reasonable written agreement attorning to Lender or such Successor, which agreement shall, in any event, be subject to the terms and provisions of this Agreement.
3.    Non-Disturbance. So long as Tenant complies with Tenant's obligations under this Agreement and is not in default (beyond the expiration of any applicable cure period) under the Lease, Lender and any Successor (a) will recognize the Lease and Tenant’s rights and options under the Lease (as affected by this Agreement), and (b) will not disturb Tenant's use, possession and enjoyment of the Premises, nor will Tenant's rights under the Lease be impaired (except as provided in this Agreement) in any foreclosure action, sale under a power of sale, transfer in lieu of the foregoing, or the exercise of any other remedy pursuant to the Security Instrument.
4.    Assignment of Leases. Tenant acknowledges that it has been advised that Landlord has assigned the Lease and the rents thereunder to Lender pursuant to a certain Assignment of Leases and Rents from Landlord to Lender (the “Assignment”). Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in the Assignment, and, on account of the Assignment, Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing. The foregoing agreement by Tenant shall not adversely affect any rights of Tenant under the Lease with respect to the Landlord in the event of nonperformance by Landlord. Tenant agrees that if Lender, pursuant to the Assignment , and whether or not it becomes a mortgagee in possession, shall give written notice

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-2

to Tenant that Lender has elected to require Tenant to pay to Lender the rent and other charges payable by Tenant under the Lease, Tenant shall, until Lender shall have canceled such election, thereafter pay to Lender all rent and other sums payable under the Lease and such payments to Lender shall be treated as payments made under the Lease. Any such payment shall be made notwithstanding any right of setoff, defense or counterclaim which Tenant may have against Landlord, or any right to terminate the Lease (except to the extent that any such setoff, defense, counterclaim or termination right (the “Key Rights”) is expressly set forth in the Lease; Tenant hereby agreeing to provide Lender with contemporaneous copies of any notice (the “Notice”) that is a condition precedent to any such Key Rights under the Lease contemporaneously with the giving of such Notices to Landlord).
5.    Limitation of Liability. In the event that Lender or any other Successor succeeds to the interest of Landlord under the Lease, or title to the Property, then Lender or any such Successor shall assume and be bound by the obligations of the landlord under the Lease which accrue from and after such party's succession to any prior landlord's interest in the Premises, but neither Lender nor such Successor shall be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior landlord under the Lease; provided, that, nothing in this clause (i) being deemed to relieve Lender or any Successor of its continuing obligations as landlord under the Lease with respect to the period from and after the date of such succession, (ii) responsible for any monies (including security deposits) owing by or on deposit with (or any letter of credit on deposit with) Landlord to the credit of Tenant (except to the extent any such deposit or letter of credit is actually received by Lender or such Successor, as applicable), (iii) subject to any defense, counterclaim or setoff which theretofore accrued to Tenant against any prior landlord (except to the extent that any such setoff, defense or counterclaim is expressly set forth in this Lease and Tenant has provided the Notice required in Section 4 above), (iv) bound by any termination, amendment or modification of the Lease after the date hereof (unless Lender expressly approved in writing such termination, amendment or modification of the Lease), except that Lender or any Successor agrees to be bound by and subject to any termination of the Lease after the date hereof as a result of Tenant exercising Tenant’s termination rights under Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter, (v) bound by any previous prepayment of rent for more than one (1) month, which was not approved in writing by Lender, (vi) required after a fire, casualty or condemnation of the Property or Premises to repair or rebuild the same to the extent that such repair or rebuilding requires funds in excess of the insurance or condemnation proceeds specifically allocable to the Premises and arising out of such fire, casualty or condemnation which have actually been received by Lender (less any insurance copayment or deductible), and then only to the extent required by the terms of the Lease, (vii) be liable for or incur any obligation with respect to any representations or warranties made by Landlord under the Lease or (viii) liable beyond Lender’s or such Successor’s, as applicable, interest in the Property. Notwithstanding anything to the contrary contained herein, nothing contained herein shall require Tenant to provide any Successor with any notice or longer opportunity to cure other than the Notice with respect to (a) Tenant’s express rights to terminate the Lease pursuant to Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter or (b)  to receive an abatement or offset against rent pursuant to Sections 11.6, 12.1, 13.2, 35.1, 36.1 and 37.2 of the Lease and Section 13 of the Work Letter on the terms and conditions contained therein and nothing contained herein shall prohibit Tenant from exercising such express rights.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-3

Furthermore, notwithstanding anything to the contrary contained in this Agreement or in the Lease, neither Lender nor any Successor shall have any obligation to undertake or complete any of the Landlord Work (as defined in the Lease) after it succeeds to the interest of Landlord under the Lease or title to the Property (collectively, the “Landlord Work Obligations”).
Notwithstanding the foregoing, in the event that Lender or any Successor succeeds to the interest of Landlord under the Lease, or title to the Property prior to the completion of the Landlord Work Obligations, then Lender or Successor (as applicable) shall have thirty (30) days to send written notice to Tenant stating whether or not Lender or such Successor intends to be bound to perform work remaining to be done as part of the Landlord Work Obligations under the Lease. If in such notice Lender or such Successor states that Lender or such Successor intends to be so bound, then such provisions of the Lease shall be binding on the Lender or such Successor (as applicable). If Lender or Successor (as applicable) states that it does not intend to be so bound or fails to timely provide notice to Tenant within such thirty (30) day period, then Tenant shall have the right, by giving a Succession Election Notice to the Lender or Successor (as applicable) within sixty (60) days following notice of such acquisition, to either (X) terminate the Lease, or (Y) continue the Lease, and complete the Landlord Work itself at its expense and otherwise in accordance with the terms of the Lease and reduce the Rent by the amount of the actual out of pocket third party costs incurred by Tenant to complete the Landlord Work, amortized over the Term with interest at the rate of 8% per annum; provided, however, that the Lender or Successor (as applicable) can render any Succession Election Notice null and void and of no force and effect if, within thirty (30) days after the giving of such Succession Election Notice, the Lender or Successor (as applicable) agrees to be bound by the applicable provisions of the Lease. Tenant’s failure to give a Succession Election Notice in the time period required above shall be deemed to be an election pursuant to the clause (Y) of the immediately preceding sentence.
Tenant agrees that any person or entity which at any time hereafter becomes the landlord under the Lease, including without limitation, Lender or any Successor, shall be liable only for the performance of the obligations of the landlord under the Lease that arise during the period of Lender’s or such Successor’s ownership of the Premises. Tenant further agrees that any liability of Lender or any Successor under the Lease shall be limited to the interest of Lender or such Successor in the Property and in the rents, proceeds and profits therefrom.
6.    Right to Cure Defaults. Except with respect to Key Rights (which shall be governed by Section 4 hereof) and except with respect to the Landlord Work Obligations (which shall be governed by Section 5 hereof), Tenant agrees to give notice to Lender of any default by Landlord under the Lease at the time Tenant gives such notice to Landlord, specifying the nature of such default, and thereupon Lender shall have the right (but not the obligation) to cure such default, and Tenant shall not exercise its remedies under the Lease unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with notice of such default, and an opportunity to cure the same within a period of time that shall be not less than the period afforded to the Landlord to cure the default under the provisions of this Lease, and a reasonable period of time in addition thereto (i) if the circumstances are such that said default cannot reasonably be cured within such period and Lender has commenced and is diligently pursuing

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-4

such cure, plus (ii) an unlimited period (not to exceed 240 days) during any litigation or enforcement action or proceeding, including a foreclosure, bankruptcy, reorganization, possessory action or a combination thereof. It is specifically agreed that Tenant shall not require Lender to cure any bankruptcy, insolvency or reorganization default on the part of landlord or any breach by landlord of any representation or warranty. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.
7.    Tenant's Agreements. Tenant hereby covenants and agrees that: (i) Tenant shall not pay any rent under the Lease more than one month in advance except as expressly required in the Lease with respect to security deposits, operating expenses, taxes and the like; (ii) Tenant shall have no right to appear in any foreclosure action under the Security Instrument (unless named by Lender in such action, Lender agreeing however not to name Tenant unless required pursuant to applicable laws); (iii) Tenant shall not amend or modify the Lease, and Tenant shall have no right to cancel or terminate the Lease, without Lender's prior written consent, and any attempted amendment, modification, cancellation or termination of the Lease in violation of the foregoing shall be of no force or effect as to Lender except that Lender or any Successor agrees to be bound by and subject to any termination of the Lease after the date hereof as a result of Tenant exercising Tenant’s termination rights under Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter; (iv) Tenant shall not subordinate the Lease to any lien or encumbrance (other than the Security Instrument) without Lender's prior written consent; (v) Tenant shall promptly (or within the applicable period of time provided for in the Lease) deliver to Lender, from time to time, a written estoppel statement in the form, and with the certifications, required by the Lease; (vi) Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property, or any portion thereof or any interest therein, and to the extent that Tenant has, has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Lender, and (vii) this Agreement satisfies any requirement in the Lease relating to the granting of a non-disturbance agreement. Nothing in this Section 7 shall prohibit Tenant from its express rights to terminate the Lease pursuant to Sections 12.2, 13.1 or 42.1 of the Lease or Section 13 of the Work Letter.
8.    Authority.    Tenant warrants and represents that Tenant has duly executed and delivered this Agreement and that the execution, delivery and performance by Tenant of this Agreement (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound. Lender warrants and represents that Lender has duly executed and delivered this Agreement and that the execution, delivery and performance by Lender of this Agreement (i) are within the powers of Lender, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Lender is a party or by which it or any of its property is bound.
9.    Miscellaneous.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-5

9.1    The provisions hereof shall be binding upon and inure to the benefit of Tenant and Lender and their respective successors and assigns; The term "Lender" as used herein includes any successor or assign of the named Lender herein, including, without limitation, any co-lender, and their successors and assigns, and the terms "Tenant" and "Landlord" as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant's or Landlord's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Landlord in any instance where Lender’s consent to such assignment or transfer is required hereunder, under the Security Instrument or under any other document executed in connection therewith.
9.2    Any demands or requests shall be sufficiently given Tenant if in writing and mailed or delivered by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, to the addresses of Tenant as set forth in the Lease or such other address or addresses as Tenant may specify in writing to Lender from time to time and to Lender if in writing and mailed or delivered by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt to Lender at its address shown above, with required copies to (a) _______________, and (b) _______________________, or such other address as Lender may specify in writing from time to time;
9.3    This Agreement may not be changed, terminated, amended, supplemented, waived or modified orally or in any manner other than by an instrument in writing signed by the parties hereto.
9.4    The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not part of this Agreement;
9.5    This Agreement shall be governed by and construed under the laws of the State of Connecticut;
9.6    This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect to the subject matter hereof.
9.7    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
9.8    This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-6

[no further text on this page]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-7

IN WITNESS WHEREOF, the parties hereto have signed and sealed this instrument as of the day and year first above written.

TENANT
Witness:

_______________    ________________________________

_______________
By:
Name (Print) __________________________,
        Title:

THE STATE OF CONNECTICUT

County of ______________ SS.

On this _____ day of __________, 20__, before me, the undersigned notary public, personally appeared _________________ proved to me through satisfactory evidence of identification which was________________________ to be the person whose name is signed on the preceding or attached document and acknowledged to me that he signed it voluntarily for its stated purpose in his representative capacity for ___________________________.

__________________________________________
Notary Public
My Commission Expires:

[Seal]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-8

LENDER
Witness:

______________    _____________________________

______________
By:
Name (Print) __________________________,
        Title:

STATE OF ___________________    )
) SS
COUNTY OF _________________    )

I, __________________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that ________________________, personally known to me to be the _______________________ of [______________], a [____________], the general partner of [_________________], and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such ___________________________ he/she signed and delivered such instrument as his/her free and voluntary act and deed, and as the free and voluntary act and deed of such limited liability company, for the uses and purposes therein set forth.
Given under my hand and official seal this ____ day of ________, 20___.

___________________________________
Notary Public

My Commission Expires:    ________________________

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-9

Schedule A

(the Property)

[see attached]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

E.20.1-10

EXHIBIT 26.1

[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.26.1-1

EXHIBIT 29.2

Form of Notice of Lease

NOTICE OF LEASE
Notice is hereby given of a Lease dated and executed as of November ____, 2012 (the “Lease”) by and between WE ROUTE 34, LLC, a Delaware limited liability company, with an office at c/o Winstanley Enterprises, LLC, 150 Baker Street Extension, Suite 303, Concord Massachusetts 01742, as Landlord, and ALEXION PHARMACEUTICALS, INC., a Delaware corporation with offices at 352 Knotter Drive, Cheshire, Connecticut 06410, as Tenant, under the terms of which Landlord leased to Tenant, space within that certain building, associated parking garage, and associated subsurface improvements (collectively, the “Project”) to be constructed at property to be known as 100 College Street, New Haven, Connecticut and more particularly described on Exhibit A attached hereto and made a part hereof, such space (the “Premises”) consisting of approximately 328,053 rentable square feet on a portion of the ground floor and first floor and all of the fourth through eleventh floors at the Project as more particularly described in the Lease.
1.    The Lease provides for an initial term of approximately twelve (12) years and six months, commencing upon the Delivery Date as defined in Article 2.3 of the Lease (currently estimated to be March 31, 2015) and terminating on the last day of the month in which the 12th anniversary of the Rent Commencement Date (as defined in Exhibit 4.1 to the Lease) occurs.
2.    Tenant has certain rights and options to extend the term of the Lease for up to approximately eighteen (18) years as more particularly described in Articles 33 and 36 of the Lease.
3.    Tenant has certain rights to expand the Premises by approximately 95,816 rentable square feet as more particularly set forth in the Lease.
4.    In the event of any conflict between the provisions of the Lease and this Notice of Lease, the Lease shall be determinative and controlling.
5.    A copy of the Lease shall be on file at the offices of Tenant and of Landlord at the addresses set forth above and/or, in the case of the Tenant, the Premises.
The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

[Signature and acknowledgement pages to follow.]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.29.2-1

IN WITNESS WHEREOF, on this _____ day of November 2012, the parties hereto have caused this Notice of Lease to be executed and delivered.

Signed, sealed and delivered
in the presence of:

LANDLORD:

WE ROUTE 34, LLC
____________________________
Print Name:
By:     ________________________________
Name:
____________________________            Title:
Print Name:

STATE OF _______________    )
        : ss. _______________
COUNTY OF _____________    ) City/Town

On this the _____ day of November, 2012, before me, personally appeared ________________________, the _________________ of WE ROUTE 34, LLC, signer and sealer of the foregoing instrument, and who acknowledged the same to be the free act and deed of said WE ROUTE 34, LLC, and his/her free act and deed as such ___________________ thereof.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________
Commissioner of the Superior Court
Notary Public
My Commission Expires:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.29.2-2

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.29.2-3

Signed, sealed and delivered
in the presence of:

TENANT:

ALEXION PHARMACEUTICALS, INC.
____________________________
Print Name:
By:     ________________________________
Name:
____________________________            Title:
Print Name:

STATE OF _______________    )
        : ss. _______________
COUNTY OF _____________    ) City/Town

On this the _____ day of ________________________, 2012, before me, personally appeared ________________________, the _________________ of ALEXION PHARMACEUTICALS, INC., signer and sealer of the foregoing instrument, and who acknowledged the same to be the free act and deed of said ALEXION PHARMACEUTICALS, INC., and his/her free act and deed as such officer thereof.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________________________
Commissioner of the Superior Court
Notary Public
My Commission Expires:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.29.2-4

Exhibit A

[Insert copy of legal description.]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.
E.29.2-5

EXHIBIT 36.1

[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.    E.36.1-1